                                                                  Exhibit 10.4


                               DIMAC HOLDINGS, INC



                                       and



                                DIMAC CORPORATION





                   15 1/2% Senior Notes due October 22, 2009,

                                  Common Stock

                                      and
                   Warrants to Purchase Shares of Common Stock

                                      of
                              DIMAC Holdings, Inc.


                          SECURITIES PURCHASE AGREEMENT






                          Dated as of October 22, 1998

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                                TABLE OF CONTENTS

                                                                                                  Page
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
SECTION 1.  PURCHASE AND SALE OF SECURITIES                                                         1
         1.1      Issue of Securities                                                               1
         1.2      Purchase and Sale of Securities                                                   3
         1.3      Registration of Securities                                                        5
         1.4      Delivery Expenses                                                                 5
         1.5      Issue Taxes                                                                       5
         1.6      Direct Payment                                                                    6
         1.7      Lost, Etc. Securities                                                             6
         1.8      Indemnification                                                                   6
         1.9      Further Actions                                                                   8
         1.10     Stay, Extension and Usury Laws                                                    9
         1.11     ERISA Notices                                                                     9
         1.12     Inconsistent Agreements                                                          10
         1.13     Inspection of Properties and Records                                             10
         1.14     Board of Directors Observation Rights                                            10
         1.15     Private Placement Number                                                         11
         1.16     Rating of the Notes                                                              11
         1.17     Financial Statements and Reports                                                 11
         1.18     Pre-Emptive Rights                                                               14
         1.19     Other Covenants                                                                  16

SECTION 2.  CLOSING CONDITIONS                                                                     17
         2.1      Delivery of Documents                                                            17
         2.2      Legal Investment; Purchase Permitted by Applicable Laws                          19
         2.3      Payment of Fees                                                                  19
         2.4      Compliance with Agreements                                                       20
         2.5      Completion of Other Transactions                                                 20
         2.6      Truth of Representations and Warranties                                          21
         2.7      Proceedings Satisfactory                                                         21
         2.8      Consents and Permits                                                             21
         2.9      No Material Adverse Effect                                                       21
         2.10     No Material Judgment or Order                                                    21

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF DIMAC OPERATING AND DIMAC
     HOLDINGS                                                                                      21
         3.1      Authorization; Capitalization                                                    22
         3.2      No Violation or Conflict; No Default                                             23
         3.3      Use of Proceeds                                                                  23
         3.4      No Material Adverse Change; Financial Statements                                 23
         3.5      Full Disclosure                                                                  24
         3.6      Third Party Consents                                                             25

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
         3.7      No Violation of Regulations of Board of Governors of Federal Reserve System      25
         3.8      Private Offering                                                                 25
         3.9      Governmental Regulations                                                         26
         3.10     Brokers                                                                          26
         3.11     Solvency                                                                         26
         3.12     Representations and Warranties                                                   26
         3.13     Litigation                                                                       27
         3.14     Labor Relations                                                                  27
         3.15     Taxes                                                                            27
         3.16     Environmental Matters                                                            28
         3.17     ERISA                                                                            29
         3.18     Intellectual Property                                                            30
         3.19     Compliance with Laws                                                             30
         3.20     Survival of Representations and Warranties                                       30

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER                                       30
         4.1      Purchase for Own Account                                                         30
         4.2      Accredited Investor                                                              31
         4.3      Authorization                                                                    31
         4.4      Securities Restricted                                                            31
         4.5      ERISA                                                                            32

SECTION 5.  DEFINITIONS                                                                            32
         5.1      Definitions                                                                      32
         5.2      Rules of Construction                                                            38

SECTION 6.  MISCELLANEOUS                                                                          38
         6.1      Amendments and Waivers                                                           38
         6.2      Notices                                                                          38
         6.3      Successors and Assigns                                                           39
         6.4      Counterparts                                                                     39
         6.5      Headings                                                                         39
         6.6      Governing Law; Submission to Jurisdiction                                        39
         6.7      Entire Agreement                                                                 39
         6.8      Severability                                                                     40
         6.9      Further Assurances                                                               40
         6.10     Disclosure of Financial Information                                              40


Annexes:
--------
Annex A     Warrant Agreement
Annex B     Indenture
Annex C     Notes Registration Rights Agreement

                                                                           Page
                                                                           ----
Annex D     Stockholders' Agreement (including supplemental letter)
Annex E     Opinion of Counsel to DIMAC Holdings and DIMAC Operating

Schedules:
----------

1.1
1.2
3.1(a)
3.1(b)
3.17

                          SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement dated as of October 22, 1998 (this "Agreement") is entered into by and among DIMAC Holdings, Inc., a Delaware corporation ("DIMAC Holdings"), DIMAC Corporation, a Delaware corporation ("DIMAC Operating"), and the purchasers listed on the signature pages hereto (each a "Purchaser" and collectively, the "Purchasers").

     Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Section .

     In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DIMAC Operating and DIMAC Holdings agree, jointly and severally, and each of the Purchasers agrees, severally but not jointly, as follows:

    SECTION 1.  PURCHASE AND SALE OF SECURITIES

1.1. Issue of Securities

     (a) On or before the Closing, DIMAC Holdings will have authorized the original issue and sale to the Purchasers, in the respective amounts set forth on Schedule 1.1 hereto, of (i) $30,000,000 aggregate principal amount of its 15 1/2% Senior Notes due October 22, 2009, Series A (the "Series A Notes"), (ii) 20,000 shares (the "Shares") of its Common Stock, par value $.001 per share ("Common Stock"), and (iii) warrants (the "Warrants") to purchase an aggregate of 28,205 shares of Common Stock, pursuant to a Warrant Agreement in the form attached hereto as Annex A (the "Warrant Agreement").

          The Series A Notes will be issued pursuant to an indenture in the form attached hereto as Annex B (the "Indenture"), to be dated as of October 22, 1998, between DIMAC Holdings and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee"). Each Holder of Series A Notes will have certain registration rights as set forth in the Registration Rights Agreement in the form attached hereto as Annex C (the "Notes Registration Rights Agreement"). Pursuant to the Notes Registration Rights Agreement, the DIMAC Holdings will agree, among other things, to file with the SEC (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to, among other things, the 15 1/2% Senior Notes due October 22, 2009, Series B, of DIMAC Holdings (the "Series B Notes" and, together with the Series A Notes, the "Notes"), identical in all material respects to the Series A Notes (except that the Series B Notes shall have been registered pursuant to such registration statement and shall not be subject to any registration rights of the holders thereof) to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Registered Exchange Offer") and/or (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes.

          In addition, on or before the Closing, DIMAC Holdings shall authorize the issue and delivery of PIK Notes pursuant to Section 1 of the Notes. The aggregate principal amount of the Notes outstanding at any time may not exceed $30,000,000 plus the aggregate principal amount of PIK Notes issued pursuant to Section 1 of the Notes. The Notes, the Shares and the Warrants shall each individually be referred to herein as a "Security" and collectively referred to herein as the "Securities."

          Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Series A Notes shall bear the following legend:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH DIMAC HOLDINGS, INC. (THE "ISSUER") OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE

          TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

          Upon original issuance thereof and until such time as is no longer required under the applicable requirements of the Internal Revenue Code of 1986, as amended, the Notes shall bear the following legend:

          THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR PURPOSES OF SECTIONS 1271 ET. SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS NOTE IS OCTOBER 22, 1998. FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT AND YIELD TO MATURITY FOR PURPOSES OF THE OID RULES, PLEASE CONTACT THE CHIEF FINANCIAL OFFICER OF THE ISSUER AT 5775 PEACHTREE DUNWOODY ROAD, SUITE C-150, ATLANTA, GA, TELECOPY NO. (404) 705-9929.

     (b) Each Warrant shall be substantially in the form attached as Exhibit A to the Warrant Agreement. Each Warrant shall be dated the date of its issuance. The Warrants will be exercisable, in the manner provided in the Warrant Agreement and the Warrants, for a number of shares of Common Stock as provided in the Warrant Agreement (the "Warrant Shares"). Each Holder of Shares or Warrant Shares will have certain registration rights and other rights and obligations with respect to the Shares and the Warrant Shares, as provided in the Stockholders' Agreement (and the related supplemental letter from DIMAC Holdings, McCown De Leeuw & Co. IV, L.P. and McCown De Leeuw & Co. IV Associates, L.P.) in the form attached hereto as Annex D (such Stockholders' Agreement, as supplemented and modified by such letter, being referenced herein as the "Stockholders' Agreement"). The terms and provisions contained in the Notes, the Notes Registration Rights Agreement, the Stockholders' Agreement, the Warrants and the Warrant Agreement shall constitute, and are hereby expressly made, a part of this Agreement and, to the extent applicable, the parties hereto, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby.

1.2  Purchase and Sale of Securities


     (a) Purchase and Sale. DIMAC Holdings agrees to sell and, subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Companies contained or incorporated herein, each of the Purchasers agrees, severally but not jointly, to purchase the Securities set forth below such Purchaser's name on Schedule
     1.1 hereto at the purchase price indicated therein. Based on their determination of the relative fair market values of the Notes, the Shares and the Warrants, DIMAC Holdings and the Purchasers hereby agree to treat, for Federal income and all other tax purposes, (i) the Notes as having an aggregate issue price equal to $29,000,000 (taking into account any amounts payable by DIMAC Holdings to the Purchasers at closing as an adjustment to the issue price under applicable Treasury regulations) and (ii) the Shares as having an aggregate issue price equal to $2,000,000, (iii) the Warrants as having an aggregate issue price equal to $1,000,000. Unless otherwise required by applicable law, DIMAC Holdings and the Purchasers shall not take any position contrary to such treatment for any Federal income or other tax purposes.

     (b) Closing. The purchase and sale of the Securities shall take place at a closing (the "Closing") at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, at 10:00 a.m. on October 22, 1998, or such other business day as may be agreed upon by the Purchasers, DIMAC Operating and DIMAC Holdings (the "Closing Date"). At the Closing, DIMAC Holdings will deliver to each of the Purchasers the Securities to be purchased by such Purchaser (in such denomination or denominations and registered in such Purchaser's name or the name of such nominee or nominees as such Purchaser may request), dated the Closing Date, against payment of the purchase price therefor by intra-bank or Federal funds bank wire transfer of same day funds to such bank account which is identified on Schedule hereto or such other account as DIMAC Holdings shall designate at least two Business Days prior to the Closing.

     (c) Fees and Expenses. Regardless of whether the Securities are sold, Each of DIMAC Holdings and DIMAC Operating agrees, jointly and severally, to pay or reimburse all reasonable expenses relating to this Agreement, including but not limited to:

          (i) each Purchaser's reasonable expenses incurred in connection with the transactions contemplated by this Agreement, the Indenture, the Notes, the Notes Registration Rights Agreement, the Warrant Agreement, the Warrants, the Stockholders' Agreement and the other Documents including, without limitation, travel and lodging expenses and all costs incurred in connection with such Purchaser's review of each of the Companies' business and operations;

          (ii) the fees and other charges and expenses of the Purchasers' counsel, Skadden, Arps, Slate, Meagher & Flom LLP, in connection herewith and with the other Documents;

          (iii) the cost of printing, reproducing and delivering to each Purchaser's home office or the office of such Purchaser's designee, insured to such Purchaser's satisfaction, this Agreement, the Indenture, the Notes, the Notes Registration Rights Agreement, the Warrant Agreement, the Warrants, the Stockholders' Agreement and the other Documents;

          (iv) the reasonable fees and expenses (including the reasonable fees and expenses of counsel) in connection with any registration or qualification of the Securities required in connection with the offer and sale of the Securities pursuant to this Agreement under the securities or "blue sky" laws of any jurisdiction requiring such registration or qualification or in connection with obtaining any exemptions from such requirements;

          (v) all expenses and listing fees in connection with the application for quotation of the Notes, the Shares and the Warrant Shares in the Private Offering, Resales, and Trading through Automated Linkages market of the National Association of Securities Dealers, Inc.;

          (vi) all fees and expenses (including fees and expenses of counsel) in connection with the approval of the Notes, the Shares and the Warrant Shares by DTC for "book-entry" transfer;

          (vii) each Purchaser's expenses (including the reasonable fees and expenses of counsel) relating to any amendment to, or modification of, or any waiver or consent or preservation of rights under, this Agreement or any of the other Documents;

          (viii) all fees charged by rating agencies in connection with the rating of the Notes;

          (ix) all costs, expenses, fees and taxes incident to and in connection with the issuance and delivery of the Notes, including the reasonable fees and expenses of the Trustee;

          (x) all other expenses, including without limitation reasonable counsel's fees, accountants' fees incurred by the Companies in connection with the transactions contemplated by this Agreement and the other Documents.

          DIMAC Operating and DIMAC Holdings, jointly and severally, shall deliver to each of the Purchasers or to such other persons as such Purchaser shall direct, concurrently with the Closing, by intra-bank or Federal funds bank wire transfer of same day funds, payment for any documented out-of-pocket expenses for which such Purchaser is entitled to reimbursement pursuant to this Section (c), including, without limitation, the documented fees and expenses of such Purchaser's counsel.

     (d) Other Purchasers. Each Purchaser's obligations hereunder are subject to the execution and delivery of this Agreement by the other Purchasers listed on the signature pages hereof. The obligations of each Purchaser shall be several and not joint, and no Purchaser shall be liable or responsible for the acts of any other Purchaser under this Agreement.

1.3  Registration of Securities

     DIMAC Holdings shall cause to be kept at its principal office (or in the case of the Notes, at the offices of the Registrar (as defined in the Indenture)
(a) a register for the registration and transfer of the Notes (the "Notes Register"), (b) a register for the registration and transfer of the Common Stock (the "Common Stock Register") and (c) a register for the registration and transfer of the Warrants (the "Warrant Register"). The names and addresses of the Holders of Notes, the issuance of PIK Notes, the transfer of Notes and the names and addresses of the transferees of the Notes shall be registered in the Notes Register. The names and addresses of the Holders of Common Stock, the transfer of Common Stock and the names and addresses of the transferees of Common Stock shall be registered in the Common Stock Register. The names and addresses of the Holders of Warrants, the transfer of Warrants and the names and addresses of the transferees of Warrants shall be registered in the Warrant Register.

     The Person in whose name any registered Security shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement, and DIMAC Holdings shall not be affected by any notice to the contrary, until due presentment of such Security for registration of transfer as provided in this Section . Payment of or on account of the principal, premium, if any, and interest on any registered Securities shall be made to or upon the written order of such registered holder.

     When Securities are presented to DIMAC Holdings with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, DIMAC Holdings shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met.

1.4  Delivery Expenses

     If a Holder surrenders any Security to DIMAC Holdings for any reason, DIMAC Holdings agrees to pay the cost of delivering to such Holder's home office or to the office of such Holder's designee from DIMAC Holdings, insured to such Holder's satisfaction, the surrendered Security and each Security issued in substitution, replacement or exchange for the surrendered Security.

1.5  Issue Taxes


     DIMAC Holdings agrees to pay all documentary stamp taxes and other governmental charges (other than taxes in the nature of income, franchise, property, estate, inheritance, gift or similar taxes) and governmental fees in connection with the issuance or delivery by DIMAC Holdings to each Holder of the Securities and the execution and delivery of the other Documents and any modification of any of such Securities and Documents and will save such Holder harmless without limitation as to time against any and all liabilities with respect to all such taxes and fees. The obligations of DIMAC Holdings under this Section are in addition to any other obligations of DIMAC Holdings contained elsewhere in this Agreement and shall survive the payment or prepayment of the Notes, at maturity, upon redemption or otherwise, the exercise of the Warrants and the termination of this Agreement and the other Documents.

1.6  Direct Payment


    Notwithstanding any provision to the contrary in the Indenture or the Notes, DIMAC Holdings will pay or cause to be paid all amounts payable with respect to any Note held by any Holder that is a Purchaser (without any presentment of such Note and without any notation of such payment being made thereon) by crediting (before 12:00 Noon, New York time), by Federal funds bank wire transfer in same day funds to such Holder's account in any bank in the United States of America as may be designated and specified in writing by such Holder at least two Business Days prior thereto. Each Purchaser's initial bank account for this purpose is on Schedule 1.1 hereto. In the event that DIMAC Holdings elects to make a PIK Interest Payment, then, in addition to making the wire transfer of the cash portion of the PIK Interest Payment, DIMAC Holdings shall deliver or cause to be delivered the portion of such PIK Interest Payment being paid in PIK Notes to each Holder at such Holder's address as it appears in the Notes Register or at such address as may be designated and specified in writing by such Holder at least two Business Days prior thereto.

1.7  Lost, Etc. Securities


     If a mutilated Security is surrendered to DIMAC Holdings or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to DIMAC Holdings, to the effect that the Security has been lost, destroyed or wrongfully taken, DIMAC Holdings shall issue a replacement Security if the customary requirements relating to replacement securities are reasonably satisfied. If required by DIMAC Holdings, such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of DIMAC Holdings to protect DIMAC Holdings from any loss which it may suffer if a Security is replaced. If any Purchaser or any other institutional Holder (or nominee thereof) is the owner of any such lost, stolen or destroyed Security, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Security at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Security other than the unsecured written agreement of such owner reasonably satisfactory to DIMAC Holdings, to indemnify DIMAC Holdings or at the option of the Purchaser, an indemnity bond in the amount of the Security remaining outstanding.

     Every replacement Security is an obligation of DIMAC Holdings.

1.8  Indemnification


     In addition to all other sums due hereunder or provided for in this Agreement or any of the other Documents and any and all obligations of DIMAC Holdings or DIMAC Operating to indemnify any Purchaser hereunder or under any of the other Documents, DIMAC Operating and DIMAC Holdings (each, an "Indemnifying Party") hereby agree, jointly and severally, without limitation as to time, to indemnify each Purchaser, each Affiliate of a Purchaser and each director, officer, employee, counsel, agent or representative of such Purchaser and its Affiliates (collectively, the "Indemnified Parties") against, and hold it and them harmless from, to the fullest extent lawful, all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees and disbursements) and expenses, including expenses of investigation (collectively, "Losses"), incurred by it or them and arising out of or in connection with this Agreement, the Indenture, the Notes, the Notes Registration Rights Agreement, the Warrant Agreement, the Warrants, the Stockholders' Agreement and the other Documents or the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or pursuant hereto or thereto), regardless of whether the transactions contemplated by this Agreement are consummated and regardless of whether any Indemnified Party is a formal party to any proceeding; provided, however, that the Indemnifying Parties shall not be liable to any Indemnified Party for any Losses to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or review) that such Losses arose from the gross negligence or willful misconduct of such Indemnified Party, which (i) is independent of any wrongful act by the Indemnifying Parties, their Affiliates or any of their respective representatives and (ii) was not taken by such Indemnified Party in reliance upon any of the representations, warranties, covenants or promises of any Indemnifying Party herein (including, without limitation, those incorporated by reference herein) or in the other Documents, including (without limitation) the certificates delivered by any of the Companies pursuant hereto or thereto. Each Indemnifying Party agrees, jointly and severally, to reimburse any Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party (regardless of whether it is or may be ultimately determined that an Indemnified Party is not entitled to indemnification hereunder). The obligations of each Indemnifying Party to each Indemnified Party hereunder shall be separate obligations, and the Indemnifying Party's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder. The obligations of each Indemnifying Party under this Section shall survive the payment or prepayment of the Notes, at maturity, upon acceleration, redemption or otherwise, the exercise of the Warrants purchased by any Purchaser, the redemption or repurchase of any Warrant Shares, any transfer of the Securities by any Purchaser and the termination of this Agreement, the Indenture, the Notes, the Notes Registration Rights Agreement, the Warrant Agreement, the Warrants, the Stockholders' Agreement the Senior Credit Agreement, the DIMAC Operating Indenture, the DIMAC Operating Notes, the DIMAC Operating Notes Purchase Agreement and any of the other Documents.


     In addition, each Indemnifying Party jointly and severally, shall, without limitation as to time, indemnify, reimburse, defend, and hold harmless the Indemnified Parties for, from, and against all Losses asserted against, resulting to, imposed on, or incurred by any of the Indemnified Parties, directly or indirectly, in connection with any of the following: (i) the events, circumstances and conditions relating to environmental matters described in the Offering Circular; (ii) any pollution or threat to human health or the environment that is related in any way to the management, use, control, ownership or operation of the business or property in connection with the business of the Companies, by the Companies, or any Person for whom any Company is or may be responsible by law or contract, including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern, and that occurred, existed, arises out of conditions or circumstances that occurred or existed, or was caused, in whole or in part, on or before the Closing Date, regardless of whether the pollution or threat to human health or the environment is described in the Offering Circular; (iii) any Environmental Claim against any Person whose liability for such Environmental Claim any Company has assumed or retained either contractually or by operation of law, including but not limited to any pollution or threat to human health or the environment, or any Federal, state, local or foreign approvals; or (iv) the breach of any environmental representation or warranty set forth or incorporated by reference herein.

     In case any action, claim or proceeding shall be brought against any Indemnified Party with respect to which indemnity may be sought against any Indemnifying Party hereunder, such Indemnified Party shall promptly notify each Indemnifying Party in writing and such Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses incurred in connection with the defense thereof. The failure to so notify such Indemnifying Party shall not affect any obligation it may have to any Indemnified Party under this Agreement or otherwise except to the extent that (as finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal)) such failure materially and adversely prejudiced such Indemnifying Party. Each Indemnified Party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each Indemnified Party unless: (i) such Indemnifying Party has agreed to pay such expenses; or
(ii) such Indemnifying Party has failed promptly to assume the defense and employ counsel reasonably satisfactory to such

Indemnified Party; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include any Indemnified Party and such Indemnifying Party or an Affiliate of such Indemnifying Party, and such Indemnified Party shall have been advised by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to such Indemnifying Party or such Affiliate or (y) a conflict of interest may exist if such counsel represents such Indemnified Party and such Indemnifying Party or its Affiliate; provided that, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel in the circumstances described in clause (ii) or (iii) above, such Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties; provided, however, that such Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any local counsel), which counsel shall be designated by such Indemnified Party. No Indemnifying Party shall be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld). Each Indemnifying Party agrees, jointly and severally, that it will not, without the Indemnified Party's prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the Indemnified Parties, of the Indemnified Parties from all liability and obligation arising therefrom.

     If the indemnification provided for in this Section is unavailable to, or insufficient to hold harmless, any Indemnified Party in respect of any Losses referred to therein, then each Indemnifying Party shall have an obligation to contribute to the amount paid or payable by such Persons as a result of such Losses in such proportion as is appropriate to reflect the relative fault of each Indemnifying Party, its subsidiaries and Affiliates, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by any such Person as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in this Section , any legal or other fees or expenses reasonably incurred by such Person in connection with any investigation, lawsuit or legal or administrative action or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

1.9  Further Actions

     During the period from the date hereof to the Closing Date, DIMAC Operating and DIMAC Holdings each shall (i) take all actions necessary or appropriate to cause its representations and warranties contained in Section to be true and correct as of the Closing Date (unless stated to refer to another date), both before and after giving effect to the transactions contemplated by this Agreement and the other Documents, as if made on and as of such date, and
(ii) take, or cause to be taken, all action, and do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining all consents and approvals of all Persons and removing all injunctive or other impediments or delays, legal or otherwise, which are necessary to the consummation of the transactions contemplated by this Agreement and the other Documents.

1.10  Stay, Extension and Usury Laws

     DIMAC Holdings covenants and agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, and will use its best efforts to resist any attempts to claim or take the benefit of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of its obligations under this Agreement or the Notes; and DIMAC Holdings (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

1.11   ERISA Notices

     Promptly, but in any event within thirty (30) days thereafter, DIMAC Holdings shall deliver to the Purchasers (or, if no Purchaser continues to be a Holder, such Person as the Majority Holders shall designate), if and when DIMAC Holdings or when to the knowledge of DIMAC Holdings, any of its Subsidiaries (i) gives or is required to give notice to the Pension Benefit Guaranty Corporation (the "PBGC") of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any employee pension benefit plan maintained by DIMAC Holdings or any of its Subsidiaries or any entity which is a member of the same controlled group as DIMAC Holdings, which "reportable event" would constitute grounds for a termination of such plan under Title IV of ERISA or the imposition of a tax under Section 4971 of the Code, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any multiemployer plan to which DIMAC Holdings or any of its Subsidiaries or any entity which is a member of the same controlled group as DIMAC Holdings contributes or is obligated to contribute is in reorganization or has been terminated, a copy of such notice,
(iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any employee pension benefit plan maintained by DIMAC Holdings or any of its Subsidiaries or any entity which is a member of the same controlled group as DIMAC Holdings, a copy of such notice,
(iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application, (v) gives notice of intent to terminate any employee pension benefit plan, subject to Title IV of ERISA, maintained by DIMAC Holdings or any of its Subsidiaries or any entity which is a member of the same controlled group as DIMAC Holdings under Title IV of ERISA, a copy of such notice, (vi) fails to make any payment or contribution to any employee pension benefit plan (or multiemployer plan or in respect of any benefit arrangement) or makes any amendment to any employee pension benefit plan or benefit arrangement which would result in the imposition of a lien or the posting of a bond or other security, a certificate of the Chief Executive Officer of DIMAC Holdings setting forth details as to such occurrence and action, if any, which DIMAC Holdings or any of its Subsidiaries is required or proposes to take, (vii) adopts, establishes, maintains or enters into any obligation to make contributions that are material with respect to DIMAC Holdings or any of its Subsidiaries to any new employee benefit plan or multiemployer plan, a certificate of the Chief Executive Officer of DIMAC Holdings setting forth details as to such obligation,
(viii) modifies in any material respect any existing employee benefit plan maintained by DIMAC Holdings or any of its Subsidiaries or any entity which is a member of the same controlled group as DIMAC Holdings (other than any modification to medical, dental or other employee welfare benefit plans in the ordinary course of business) so as to materially increase its obligations thereunder, a certificate of the Chief Executive Officer of DIMAC Holdings setting forth details as to such modification or (ix) materially increases a contribution obligation to any multiemployer plan contributed to or required to be contributed to by DIMAC Holdings or any of its Subsidiaries or any entity which is a member of the same controlled group as DIMAC Holdings, a certificate of the Chief Executive Officer of DIMAC Holdings setting forth details as to such increase.

     As used in this Section , the terms "employee pension benefit plan," "employee welfare benefit plan," "multiemployer plan" and "employee benefit plan" shall have the meanings assigned to such terms in Section 3 of ERISA and the term "controlled group" shall have the meaning assigned to such term in Section 414(b) and (c) of the Code.

1.12  Inconsistent Agreements

     So long as the Purchasers and their Affiliates shall collectively hold at least $20,000,000 aggregate principal amount of the Notes, except to the extent permitted or not otherwise prohibited by the terms of the Indenture, DIMAC Holdings and DIMAC Operating shall not, and each shall cause each of its Subsidiaries to not, (i) enter into any agreement or arrangement that is inconsistent with, or would impair the ability of DIMAC Holdings or any of its Subsidiaries to fulfill the obligations of DIMAC Holdings or any of its Subsidiaries under, this Agreement or any of the other Documents, or (ii) supplement, amend or otherwise modify the terms of any agreement or arrangement or of their respective Charter Documents, if the effect thereof would be materially adverse to the Holders. Notwithstanding the foregoing, DIMAC Holdings and DIMAC Operating shall not be precluded from entering into any amendment, modification or supplement to or of the Senior Credit Agreement.

1.13  Inspection of Properties and Records

     So long as any of the Purchasers or any of their Affiliates shall hold any of the Notes, DIMAC Holdings shall allow, and each shall cause each of its Subsidiaries to allow, each Purchaser and each Holder of at least $20,000,000 aggregate principal amount of Notes (or such Persons as any of them may designate) (individually and collectively, "Inspectors"), subject to appropriate agreements as to confidentiality, (i) to visit and inspect any of the properties of DIMAC Holdings or any of its Subsidiaries, (ii) to examine all their books of account, records, reports and other papers and to make copies and extracts therefrom, (iii) to discuss their respective affairs, finances and accounts with their respective officers and employees, and (iv) to discuss the financial condition of DIMAC Holdings and its Subsidiaries with their independent accountants upon reasonable notice to DIMAC Holdings of its intention to do so and so long as DIMAC Holdings shall be given the reasonable opportunity to participate in such discussions (and by this provision DIMAC Holdings authorizes said accountants to have such discussions with the Inspectors). All such visits, examinations and discussions set forth in the preceding sentence shall be upon prior notice at such reasonable times and as often as may be reasonably requested. If a Default or an Event of Default shall have occurred and be continuing, DIMAC Holdings shall pay or reimburse all Inspectors for expenses which such Inspectors may reasonably incur in connection with any such visitations or inspections.

1.14  Board of Directors Observation Rights

     So long as any of the Purchasers or any of their Affiliates shall hold any of the Notes, the Purchasers shall have the right to designate one representative for all such Purchasers to be present (whether in person or by telephone) at all meetings of the Boards of Directors (and committees thereof) of DIMAC Holdings and DIMAC Operating; provided that such representative shall not be entitled to vote at such meetings. DIMAC Holdings and DIMAC Operating shall send to each such representative all of the notices, information and other materials that are distributed to the members of the Boards of Directors of DIMAC Holdings and DIMAC Operating, respectively, and shall provide each of the Purchasers and each Holder of at least $20,000,000 aggregate principal amount of Notes with a notice and agenda of each meeting of the Board of Directors (and committees thereof) of DIMAC Holdings or DIMAC Operating, respectively, at the same time as delivered to the members of such Board of Directors; provided, however, that upon the request of any such representative, DIMAC Holdings or DIMAC Operating, as the case may be, shall refrain from sending such notices, information and other materials for so long as such representative shall request. DIMAC Holdings or DIMAC Operating shall pay or reimburse not more than one of such representatives for expenses which such representative may reasonably incur in connection with any such attendance of meetings of the Boards of Directors of DIMAC Holdings and DIMAC Operating. The Purchasers shall provide notice to DIMAC Holdings and DIMAC Operating of the identity and address of, or any change with respect to the identity or address of, their representative. DIMAC Holdings and DIMAC Operating hereby acknowledge and agree on behalf of themselves and on behalf of each of their Subsidiaries, that at any time, the Purchasers may purchase or sell securities issued by DIMAC Holdings, DIMAC Operating or any of their Subsidiaries, notwithstanding the receipt by the Purchasers of any confidential or non-public information regarding DIMAC Holdings, DIMAC Operating, or any of their Subsidiaries.

1.15  Private Placement Number

     DIMAC Holdings consents to the filing of copies of this Agreement with Standard & Poor's Corporation to obtain a private placement number and with the National Association of Insurance Commissioners.

1.16  Rating of the Notes

     DIMAC Holdings shall, upon the request of any Purchaser and in order to obtain a rating of the Notes, deliver to a securities rating agency designated by such Purchaser, copies of this Agreement, the other Documents and any other materials reasonably requested by such Purchaser.

1.17  Financial Statements and Reports

     (a) DIMAC Holdings will maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. As long as any Purchaser is a Holder of any of the Securities, DIMAC Holdings will deliver to such Purchaser the financial statements and other reports described below:

               (i) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month ending after the Closing Date, DIMAC Holdings will deliver the consolidated balance sheets of DIMAC Holdings and its Subsidiaries as at the end of such month and the related consolidated statements of income and stockholders' equity and cash flows for such month and in each case for the period from the beginning of the then current fiscal year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to subsections (a)(v), (a)(viii) and (b) of this Section , to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of DIMAC Holdings that they fairly present in all material respects the financial condition of DIMAC Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; provided, however, that the financial data provided pursuant to this clause
          (i) shall include, without limitation, cost savings amounts for such month and for the period from the beginning of the then current fiscal year to the end of such month and on an annualized basis and the corresponding projected cost savings figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to subsections (a)(v), (a)(viii) and (b) of this Section;

               (ii) Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter (other than the last quarter of any fiscal year), the DIMAC Holdings shall deliver: (A) the consolidated balance sheet of DIMAC Holdings and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income, stockholders' equity and cash flows of DIMAC Holdings and its Subsidiaries for such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsections
          (a)(v), (a)(viii) and (b) of this Section for the fiscal year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of DIMAC Holdings that they fairly present in all material respects the financial condition of DIMAC Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (B) a narrative report describing the operations of DIMAC Holdings and its Subsidiaries in the form prepared for presentation to senior management for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, including a comparison to and discussion of any variances from the corresponding periods of the previous fiscal year and from the financial forecast for such fiscal period contained in the forecast delivered pursuant to subsections (a)(v), (a)(viii) and (b) of this Section and (C) a schedule of the outstanding Indebtedness for borrowed money of DIMAC Holdings and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount (excluding original issue discount) and amount of accrued and unpaid interest with respect to each such debt issue or loan;

               (iii) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each fiscal year, DIMAC Holdings will deliver: (A) the consolidated balance sheet of DIMAC Holdings and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows of DIMAC Holdings and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection (a)(v) and (b) of this Section for the fiscal year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of DIMAC
          Holdings that they fairly present in all material respects the financial condition of DIMAC Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (B) a narrative report describing the operations of DIMAC Holdings and its Subsidiaries in the form prepared for presentation to senior management for such fiscal year, and (C) in the case of such consolidated financial statements, a report thereon of independent certified public accountants of recognized national standing selected by DIMAC Holdings, which report shall be unqualified, shall express no doubts about the ability of DIMAC Holdings and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present in all material respects the consolidated financial position of DIMAC Holdings and its Subsidiaries as of the dates indicated and the results of their operations, stockholders' equity and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with United States generally accepted auditing standards;

               (iv) Promptly upon receipt thereof, copies of all reports submitted to the management of DIMAC Holdings or DIMAC Operating by independent public accountants, whether in connection with each annual, interim or special audit of the consolidated financial statements of DIMAC Holdings made by such accountants or otherwise, including the management letter submitted by such accountants to management in connection with their annual audit;

                (v) Copies of any financial or other report or notice delivered to, or received from, (a) any lenders pursuant to
          Section 6.1 of the Senior Credit Agreement and (b) the trustee pursuant to Section 4.02 of the DIMAC Operating Indenture (or any similar provision contained in any successor agreements) not otherwise delivered to the Holders pursuant to this Section; provided, however, that regardless of whether DIMAC Holdings or DIMAC Operating is required to deliver any financial plan pursuant to the Senior Credit Agreement or the DIMAC Operating Indenture, DIMAC Holdings shall deliver to each Holder an annual financial plan of DIMAC Holdings and its Subsidiaries (including monthly financial planning data and projected monthly cost savings amounts attributable to planned cost savings measures) on or prior to December 15 of the year preceding the year to which such plan relates;

               (vi) Copies of all material reports, letters and other correspondence from local, state or Federal regulatory or other agencies relating to business, licenses or operating contracts of DIMAC Holdings or any of its Subsidiaries;

               (vii) Notice to each Holder of (i) any violation of or noncompliance with any Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (ii) any communication (written or oral) or Environmental Claim, whether from a governmental authority, citizens group, employee or otherwise, alleging that any of the Companies is not in compliance with any Environmental law or asserting liability of any of the Companies for contamination from or as a result (directly or indirectly) of any Materials of Environmental Concern, which noncompliance or liability could reasonably be expected to have a Material Adverse Effect, or (iii) any releases or threatened releases (including, without limitation, any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or off-site) of any Materials of Environmental Concern for which any of the Companies could be held liable, either in fact or by law, which releases could reasonably be expected to have a Material Adverse Effect; and

               (viii) Copies of such other information and data with respect to DIMAC Holdings or any of its Subsidiaries as from time to time may be reasonably requested by any Holder.

          (b) Each financial statement delivered pursuant to subsections
     (a)(i), (a)(ii) and (a)(iii) of this Section shall be in a form reasonably acceptable to each Purchaser and, in the case of financial statements delivered pursuant to subsections (a)(ii) and (a)(iii) of this Section , shall be accompanied by a brief narrative description of business and financial trends and developments material to DIMAC Holdings and its Subsidiaries and significant transactions that have occurred in the appropriate period or periods covered thereby.

1.18 Pre-Emptive Rights

          (a) Right to Purchase New Equity Securities. DIMAC Holdings hereby grants to each TCW Entity the right to purchase, its Pro Rata Share of all New Equity Securities that DIMAC Holdings may, from time to time, propose to sell and issue after the date hereof at the price and on the terms on which DIMAC Holdings proposes to sell such New Equity Securities. The right to purchase New Equity Securities shall be subject to the following additional provisions of this Section.

          (b) Required Notices. In the event DIMAC Holdings proposes to undertake an issuance of New Equity Securities, it shall give each TCW Entity written notice, in accordance with the provisions of Section, of its intention, describing the type of New Equity Securities, the price, the number of shares and the general terms upon which DIMAC Holdings proposes to issue the same. Each TCW Entity shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase any or all of such TCW Entity's Pro Rata Share of such New Equity Securities for the price and upon the general terms specified in the notice by giving written notice to DIMAC Holdings and stating therein the quantity of New Equity Securities to be purchased.

          (c) DIMAC Holding's Right to Sell. In the event the TCW Entities fail to exercise the right of first refusal as to all New Equity Securities offered within said fifteen (15) day period, DIMAC Holdings shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Equity Securities covered thereby shall be closed, if at all, within twenty (20) days from the date of said agreement) to sell all such New Equity Securities respecting which the right to purchase provided in Section (a) was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in DIMAC
     Holdings's notice. In the event DIMAC Holdings has not sold within said ninety (90) day period or entered into an agreement to sell all such New Equity Securities within said ninety (90) day period (or sold and issued all such New Equity Securities in accordance with the foregoing within twenty (20) days from the date of said agreement), DIMAC Holdings shall not thereafter issue or sell any New Equity Securities, without first offering such securities to the TCW Entities in the manner provided above.

          (d) Expiration of Right. The rights provided under this Section shall not apply to a Public Offering Event and shall expire on the effective date of a registration statement filed with the SEC in connection with a Public Offering Event (provided, that such right shall be reinstated if such Public Offering Event is not consummated pursuant to such registration statement).

          (e) Certain Adjustments. In the event of any increase or decrease in the number of outstanding shares of Common Stock of DIMAC Holdings resulting from any recapitalization, payment of a Common Stock dividend, stock split, combination of shares, or any other increase or decrease in the number of such outstanding shares effected without DIMAC Holdings's receipt of consideration therefor, any maximum, minimum, or threshold number of shares of Common Stock referred to herein shall be proportionately adjusted to reflect such increase or decrease and any additional securities issued with respect to the Common Stock of DIMAC Holdings shall become subject to the terms and conditions of this Agreement. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of DIMAC Holdings or any successor or assign of DIMAC Holdings (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Shares, the Warrant Shares or other shares of Common Stock of DIMAC Holdings, by combination, recapitalization, reclassification, merger, consolidation or otherwise.
     In the event of any change in the capitalization of DIMAC Holdings, as a result of any stock split, stock dividend or stock combination or otherwise, the provisions of this Section shall be appropriately
adjusted.w

           (f) Definitions. As used in this Section , the following terms shall have the meanings set forth below:

          (i) "Common Stock" shall include all such other securities and shall include all shares of Common Stock or other securities issuable upon exercise of the Warrants.

          (ii) "New Equity Securities" shall mean any capital stock (including common stock or preferred stock) of DIMAC Holdings whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for capital stock; provided, however, that the term New Equity Securities shall not include (i) securities issued in connection with the acquisition of another Person by DIMAC Holdings by merger, purchase of substantially all of the assets or other reorganization whereby DIMAC Holdings acquires more than fifty percent (50%) of the voting power or assets of such Person; (ii) Common Stock (including options to purchase Common Stock and shares of Common Stock issued upon exercise thereof) issued to employees or directors of DIMAC Holdings pursuant to plans or agreements approved by the Board of Directors of DIMAC Holdings;
          (iii) securities issued pursuant to any stock dividend, stock split, combination or other reclassification by DIMAC Holdings of any of its capital stock; (iv) securities issued upon exercise of the Warrants; or (v) any securities issued to any Person other than any of the MDC Entities.

          (iii) "Public Offering Event" means the closing of a public offering of Common Stock pursuant to a registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8 or any successor form(s)), after which at least twenty-five percent (25%) of the outstanding shares of Common Stock is publicly held and such Common Stock is listed or admitted to trading on a national securities exchange or quoted on the NASDAQ National Market.

          (iv) A TCW Entity's "Pro Rata Share" shall be equal to a fraction (i) the numerator of which is the number of shares of Common Stock held by such TCW Entity (including those issuable upon exercise of all outstanding Warrants) on the date of DIMAC Holdings's written notice pursuant to Section (b); and (ii) the denominator of which is the number of shares of Common Stock outstanding (on a fully diluted basis assuming exercise of all outstanding options and Warrants) on such date.

          (v) "TCW Entities" means Trust Company of the West and its Affiliates and any of the Purchasers and their Affiliates and any Person to whom any shares of Common Stock or Warrants that were held by any of the Purchasers, may be transferred in accordance with the terms of the Stockholders' Agreement.

1.19.   Other Covenants

     DIMAC Holdings further covenants and agrees:

     (a) to not, and will ensure that no affiliate (as defined in Rule 501(b) of the Securities Act) of DIMAC Holdings will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Purchasers of the Securities;

     (b) for so long as any of the Securities remain outstanding and during any period in which DIMAC Holding is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any beneficial owner of Securities and to any prospective purchaser thereof from such beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act;

     (c) to comply with all of its agreements in the Indenture, the Notes, the Notes Registration Rights Agreement, the Warrant Agreement, the Warrants, the Stockholders' Agreement and the other Documents;

     (d) to use its best efforts to cause the Notes, the Shares and the Warrant Shares to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD and to permit the Notes, the Shares and the Warrant Shares to be eligible for clearance and settlement through DTC;

     (e) To (i) advise the Purchasers promptly after obtaining knowledge (and, if requested by any of the Purchasers, confirm such advice in writing) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, (ii) use its commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

     (f) to comply with the representation letter of DIMAC Holdings to DTC relating to the approval of the Notes by DTC for "book entry" transfer;

     (g) for so long as the Notes are outstanding, and regardless of whether required to do so by the rules and regulations of the SEC, (1) to furnish to the Trustee and deliver or cause to be delivered to the Holders of the Notes and the Purchasers (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if DIMAC Holdings were required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by DIMAC Holdings' independent certified public accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if DIMAC Holdings were required to file such reports and (2) from and after the time the Exchange Offer Registration Statement or the Shelf Registration Statement (or such other registration statement with respect to the Notes) is filed with the SEC, to file such information with the SEC so long as the SEC will accept such filings; and

     (h) not to enter into any agreement that would preclude the exercise of the Warrants for the Warrant Shares, except in accordance with the terms of the Warrant Agreement and the Warrants.

   SECTION 2.  CLOSING CONDITIONS

     The obligations of each Purchaser to purchase and pay for the Securities to be delivered to such Purchaser at the Closing shall be subject to the satisfaction of each of the following conditions on or before the Closing Date:

2.1   Delivery of Documents


     DIMAC Holdings shall have delivered to each Purchaser, in form and substance satisfactory to such Purchaser, the following:

     (a) The Notes being purchased by such Purchaser, duly executed by DIMAC Holdings, in the aggregate principal amount set forth below such Purchaser's name on Schedule 1.1 hereto, certificates representing the number of Shares being purchased by such Purchaser as set forth below such Purchaser's name on Schedule 1.1 hereto and the Warrants being purchased by such Purchaser, representing the number of Warrants set forth below such Purchaser's name on Schedule 1.1 hereto.

     (b) Duly executed original counterparts of this Agreement, the Indenture, the Notes, the Notes Registration Rights Agreement, the Warrant Agreement, the Warrants, the Stockholders' Agreement and the other Documents.

     (c) The following legal opinions:

          (i) An legal opinion, dated the Closing Date and addressed to the Purchasers, from White & Case LLP, counsel for DIMAC Holdings and DIMAC Operating, as to the matters set forth on Annex E.

          (ii) A reliance letter from White & Case LLP, counsel for DIMAC Holdings and DIMAC Operating, authorizing the Purchasers to rely on each of the legal opinions of such firm rendered in connection with the Senior Credit Agreement and the DIMAC Operating Notes Purchase Agreement, together with copies of such opinions.

          (iii) A legal opinion, dated the Closing Date and addressed to the Purchasers, from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Purchasers.

          (iv) Such other legal opinions covering matters incidental to the transactions contemplated by this Agreement and the other Documents as any Purchaser may reasonably request.

          In rendering such opinions described in this subsection (c), each counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Companies (copies of which shall be delivered to such Purchaser) and by government officials, and upon such other documents as such counsel deem appropriate as a basis for their opinion. Such counsel shall opine, as applicable, as to the Federal laws of the United States, the General Corporation Law of the State of Delaware, the laws of the States of New York and the laws of the state or states of incorporation of the Companies, if other than Delaware or New York.

     (d) Resolutions of the Board of Directors of DIMAC Operating, certified by the Secretary or Assistant Secretary of DIMAC Operating, to be duly adopted and in full force and effect on such date, authorizing (i) the execution, delivery and performance of this Agreement and the other Documents to which DIMAC Operating is a party and the consummation of the transactions contemplated hereby and thereby and (ii) specific officers of DIMAC Operating to execute and deliver this Agreement and any other Documents to which DIMAC Operating is a party.

     (e) Resolutions of the Board of Directors of DIMAC Holdings, certified by the Secretary or Assistant Secretary of DIMAC Holdings, to be duly adopted and in full force and effect on such date, authorizing (i) the execution, delivery and performance of this Agreement and the other Documents to which DIMAC Holdings is a party and the consummation of the transactions contemplated hereby and thereby, (ii) the issuance of the Notes, the PIK Notes, the Shares, the Warrants and the Warrant Shares pursuant to this Agreement and (iii) specific officers of DIMAC Holdings to execute and deliver this Agreement and any other Documents to which DIMAC Holdings is a party.

     (f) Certificates of the Chief Executive Officer and Chief Financial Officer of each of DIMAC Holdings and DIMAC Operating, dated the Closing Date, certifying that (i) all of the conditions set forth in Sections , , , , and are satisfied on and as of such date and specifying as to each such condition the satisfaction thereof, (ii) all of the representations and warranties of DIMAC Operating and DIMAC Holdings, as the case may be, contained or incorporated by reference herein or in any of the other Documents are true and correct on and as of such date as though made on and as of such date (unless stated to relate to another date) and on and as of the Closing Date as though made on and as of such date (and after giving effect to the transactions contemplated by this Agreement and the other Documents), and (iii) as to such other matters as such Purchaser may reasonably request.

     (g) A certificate in form, scope and substance reasonably satisfactory to the Purchasers, from the Chief Financial Officer of each of DIMAC Holdings and DIMAC Operating, dated the Closing Date, to the effect that at the Closing Date,(and after giving effect to the transactions contemplated hereby (including without limitation, the issuance of the Securities and the application of the proceeds therefrom)), each of the Companies is Solvent.

     (h) Audited consolidated financial statements of the Companies (as described in the first sentence of Section (b)) for the fiscal years ended on December 31, 1997, 1996 and 1995 and unaudited consolidated financial statements of each of the Companies for the six-month periods ended June 30, 1998 and 1997, in each case together with a certificate of the Chief Financial

     Officer of such Company to the effect that they were prepared in accordance with GAAP and fairly present the consolidated financial position, stockholders' equity and income of such Company. The audited financial statements referred to above shall be delivered together with a report thereon by the applicable Company's independent accountants, which report shall be unqualified, shall express no doubts about the ability of such Company and each of its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of such Company and each of its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with United States of America generally accepted auditing standards.

     (i) Governmental certificates, dated the most recent practicable date prior to the Closing Date, showing that each of the Companies is organized, existing and in good standing in the jurisdiction of its incorporation and is qualified as a foreign corporation and in good standing in all other or transacts business, jurisdictions in which it has executive offices except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     (j) Copies of each consent, license and approval required in connection with the execution, delivery and performance by each of the Companies of this Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby.

     (k) Copies of the Charter Documents of each of the Companies, certified as of a recent date by the Secretaries of State of the relevant state of incorporation and certified by the Secretary or Assistant Secretary of each Company, as true and correct as of the Closing Date.

     (l) Certificates of the Secretary or an Assistant Secretary of each of the Companies as to the incumbency and signatures of the officers or representatives of such Company executing this Agreement, the Indenture, the Notes, the Notes Registration Rights Agreement, the Warrant Agreement, the Warrants, the Stockholders' Agreement and the other Documents and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     (m) True and correct copies of the Senior Credit Agreement, the DIMAC Operating Indenture, the DIMAC Operating Notes Purchase Agreement and all amendments thereto.

     (n) Such additional information and materials as any Purchaser may reasonably request, including, without limitation, copies of any debt agreements, security agreements and other contracts to which any of the Companies is a party.

2.2   Legal Investment; Purchase Permitted by Applicable Laws

     Each Purchaser's acquisition of the Securities (a) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), (b) shall constitute a legal investment as of the Closing Date under the laws and regulations and orders of each jurisdiction to which such Purchaser may be subject (without resort to any "basket" or "leeway" provision), and (c) shall not subject such Purchaser to any penalty or, in its reasonable judgment, other onerous condition in or pursuant to any such law, regulation or order; and such Purchaser shall have received such certificates or other evidence as such Purchaser may reasonably request to establish compliance with this condition.

2.3   Payment of Fees

     DIMAC Holdings shall have delivered to each of the Purchasers or to such other persons as such Purchaser shall direct on Schedule 1.1 hereto, at the Closing, by intra-bank or Federal funds bank wire transfer of same day funds, payment for such Purchaser's fee of such percent of the aggregate purchase price of the Notes and the Warrants being purchased by such Purchaser as is set forth on Schedule 1.1 hereto.

2.4   Compliance with Agreements

     Each of the Companies shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement, in the Indenture, in the Notes, in the Notes Registration Rights Agreement, in the Warrant Agreement, in the Warrants, in the Stockholders' Agreement in the Senior Credit Agreement, in the DIMAC Operating Indenture, in the DIMAC Operating Notes Purchase Agreement and in any of the other Documents and in any other document contemplated hereby or thereby, which are required to be performed or complied with by such Company on or before the Closing Date.

2.5   Completion of Other Transactions

     Simultaneously with or prior to the sale to each Purchaser of the Securities to be purchased by such Purchaser:

     (a) Each of the Documents shall have been executed and delivered by each of the parties thereto (other than such Purchaser) in form and substance satisfactory to the Purchasers, and such parties shall have consummated the transactions contemplated thereby in accordance with all applicable laws (including without limitation, the Securities Act, all applicable state securities laws and all related rules and regulations under such statutes and other laws).

     (b) Each of the Senior Credit Agreement, the DIMAC Operating Indenture and the DIMAC Operating Notes Purchase Agreement shall have been executed and delivered by each of the parties thereto in form and substance satisfactory to the Purchasers, and such parties shall have consummated the transactions contemplated thereby in accordance with all applicable laws (including without limitation, the Securities Act, all applicable state securities laws and all related rules and regulations under such statutes and other laws).

     (c) DIMAC Operating shall have received (i) at least $45,000,000 of additional term loans pursuant to the Senior Credit Agreement and (ii) gross proceeds of at least $97,233,000 from the issuance and sale by it of the DIMAC Operating Notes.

     (d) DIMAC Holdings shall have received at least $10,000,000 from the issuance and sale by it of shares of its Common Stock.

     (e) All of the indebtedness under the Credit Agreement dated as of June 28, 1996 by and among AmeriComm Direct Marketing and Heller Financial, Inc. and the other lenders party thereto, as lenders, and Heller Financial, Inc. as agent, shall have been repaid, and such credit agreement shall have been permanently terminated.

     (f) All of the promissory notes issued under the AmeriComm Direct Marketing Indenture shall have been repurchased by AmeriComm Direct Marketing.

     (g) All of the other Purchasers listed in the signature pages hereof shall have consummated their purchase of Securities pursuant to this Agreement.

     (h) DIMAC Holdings or any of its Subsidiaries shall have purchased all of the issued and outstanding AmeriComm Notes from the holders thereof at a purchase price equal to 106.25% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the purchase date.

2.6   Truth of Representations and Warranties

     Unless stated to relate to another date, all of the representations and warranties of each of the Companies contained or incorporated by reference herein or in any of the other Documents shall be true and correct in all material respects (except that such phrase "in all material respects" shall be disregarded to the extent that any such representation and warranty is qualified by "material," "Material Adverse Effect" or any similar terms or by any phrase using any of such terms) on and as of the Closing Date, both before and after giving effect to the other transactions contemplated hereby and by the other Documents.

2.7   Proceedings Satisfactory

     All proceedings taken in connection with the sale of the Securities, the transactions contemplated hereby, and all documents and papers relating thereto, shall be reasonably satisfactory to such Purchaser. Such Purchaser and its counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, or as a basis for the Closing opinions, all in form and substance satisfactory to such Purchaser.

2.8   Consents and Permits

     Each of the Companies shall have received all consents, permits, approvals and authorizations and sent or made all notices, filings, registrations and qualifications as may be required pursuant to any law, statute, regulation or rule (Federal, state, local or foreign) or pursuant to any other agreement, order or decree to which any of them is a party or to which any of them is subject, in connection with the transactions to be consummated on or prior to the Closing Date as contemplated by this Agreement or any of the other Documents.

2.9   No Material Adverse Effect

     Subsequent to December 31, 1997: (A) none of the Companies shall have suffered any adverse change in its properties, business, operations, assets, condition (financial or otherwise) or prospects which could reasonably be expected to result in a Material Adverse Effect; and (B) (i) except as described in the Offering Circular, there shall not have been any material change in the capital stock or long-term debt, or material increase in short-term debt, of any of the Companies and (ii) none of the Companies shall have incurred any liability or obligation, direct or contingent, that is material to such Company, is required to be disclosed on a balance sheet in accordance with GAAP and is not disclosed on the latest balance sheet previously provided to the Purchasers.

2.10   No Material Judgment or Order

     There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any agency of the Federal, state or local government that, in the reasonable judgment of any Purchaser or its counsel, would prohibit the sale or issuance of the Securities hereunder or subject DIMAC Holdings to any material penalty if the Securities were to be issued and sold hereunder.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF DIMAC OPERATING AND DIMAC HOLDINGS

     Each of DIMAC Holdings and DIMAC Operating represents and warrants, jointly and severally, on the date hereof and as of the Closing, as follows:

3.1   Authorization; Capitalization

     Each of the Companies has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under each of the Documents to which it is a party, and (ii) to consummate the transactions contemplated thereby. Without limiting the generality of the preceding sentence, DIMAC Holdings has taken all actions necessary to authorize it to issue and perform all of its obligations under the Notes, the Shares, the Warrants and the Warrant Shares. Each of the Documents to which any of the Companies is a party is a legally valid and binding obligation of such Company, enforceable against it in accordance with its respective terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

     As of the date hereof, DIMAC Operating and the entities identified on Schedule (a) are the only direct or indirect Subsidiaries of DIMAC Holdings. The total authorized Capital Stock of DIMAC Holdings consists of (a) 2,200,000 shares of Common Stock, of which 1,100,000 shares, were issued and outstanding as of the date hereof. All outstanding options and other rights to acquire shares of Capital Stock of DIMAC Holdings are as set forth on Schedule (b). The total authorized Capital Stock of DIMAC Operating consists of 100 shares of common stock, all of which were issued and outstanding on the date hereof. DIMAC Holdings owns 100% of the outstanding Equity Interests or other securities evidencing equity ownership of DIMAC Operating. Except for 100 shares of common stock of DIMAC Operating, DIMAC Holdings does not own any Equity Interest in, or any other securities of, any Person. As of the date hereof, DIMAC Operating does not own any Equity Interest in, or any other securities of, any Person, other than the Equity Interests identified on Schedule (a). DIMAC Operating directly or indirectly owns 100% of the outstanding Equity Interests or other securities evidencing equity ownership of the entities identified on Schedule (a), in each case free and clear of any Lien. All of the outstanding Equity Interests of each of the Companies and their Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights.

     On the Closing Date, the Securities will be duly authorized and validly issued, will be fully paid and nonassessable and will not have been issued in violation of, nor will they be subject to, any preemptive or similar rights. Except as set forth on Schedule (b), on the Closing Date, there are no outstanding (i) securities convertible into or exchangeable for any Equity Interests of any of the Companies, (ii) options, warrants or other rights to purchase or subscribe to Equity Interests of any of the Companies or securities convertible into or exchangeable for Equity Interests of any of the Companies,
(iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any Equity Interests of any of the Companies, any such convertible or exchangeable securities or any such options, warrants or rights or (iv) voting trusts, agreements, contracts, commitments, understandings or arrangements with respect to the voting of any of the Equity Interests of any of the Companies.

     Except for the Notes Registration Rights Agreement and the Stockholders' Agreement, DIMAC

Holdings has not entered into an agreement to register its securities under the Securities Act. Except for this Agreement, DIMAC Holdings has not entered into any agreement to issue, purchase or sell any of its securities.

     There are no securities of DIMAC Holdings registered under the Exchange Act or listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system.

3.2   No Violation or Conflict; No Default


     (a) Neither the execution, delivery or performance of this Agreement, the Indenture, the Securities, the Notes Registration Rights Agreement, the Warrant Agreement, the Stockholders' Agreement, the Senior Credit Agreement, the DIMAC Operating Notes, the DIMAC Operating Indenture, the DIMAC Operating Notes Purchase Agreement or any of the other Documents by any of the Companies, nor the compliance with their respective obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby and thereby, nor the issuance, sale or delivery of the Securities will:

          (i) violate any provision of the Charter Documents of any of the Companies;

          (ii) violate any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority or body to which any of the Companies or any of their respective properties may be subject;

          (iii) permit or cause the acceleration of the maturity of any debt or obligation of any of the Companies; or

          (iv) violate, or be in conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation or imposition of any Lien (other than Permitted Liens (as defined in the Indenture)) upon any property of any of the Companies under, any mortgage, indenture, loan agreement, note, debenture, agreement for borrowed money or any other agreement to which any of the Companies is a party or by which any of the Companies (or their respective properties) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, which could not reasonably be expected to result in a Material Adverse Effect.

     (b) None of the Companies is in default (without giving effect to any grace or cure period or notice requirement) under any agreement for borrowed money or under any agreement pursuant to which any of its securities were sold.

3.3   Use of Proceeds

     All of the net proceeds from the sale of the Securities hereunder will be used to make a capital contribution to DIMAC Operating.

3.4   No Material Adverse Change; Financial Statements


          (a) No Material Adverse Change. Since December 31, 1997, none of the Companies has suffered any material adverse change in their properties, business, operations, assets, condition (financial or otherwise) or prospects which could reasonably be expected to result in a Material Adverse Effect.

          (b) Financial Statements. DIMAC Holdings and DIMAC Operating have previously provided to you (i) the audited consolidated balance sheet of DIMAC Marketing and its Subsidiaries as of December 31, 1997 and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for the eight-month period ended August 31, 1997 and the four-month period ended December 31, 1997,
          (ii) the audited consolidated balance sheet of DIMAC Marketing and its Subsidiaries as of December 31, 1996 and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for the eleven- month period ended December 31, 1996, (iii) the audited consolidated balance sheet of DIMAC Marketing and its Subsidiaries as of December 31, 1995 and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal year ended December 31, 1995, (iv) the audited consolidated balance sheets of AmeriComm and its Subsidiary as of December 31, 1997, 1996 and 1995 and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years ended December 31, 1997, 1996 and 1995, (v) a consolidated balance sheet for DIMAC Marketing and its Subsidiaries as of June 26, 1998 and June 30, 1997 and related statements of income, changes in stockholders' equity and cash flows for the six-month periods ended June 26, 1998 and June 30, 1997 and
          (vi) a consolidated balance sheet for AmeriComm and its Subsidiary as of June 26, 1998 and June 30, 1997 and related statements of income, changes in stockholders' equity and cash flows for the six-month periods ended June 26, 1998 and June 30, 1997. Such financial statements present fairly the consolidated financial position, results of operations, stockholders' equity and cash flows of DIMAC Marketing and AmeriComm at the respective dates or for the respective periods to which they apply. Except as disclosed therein, such statements and related notes have been prepared in accordance with GAAP consistently applied throughout the periods involved. All financial statements concerning DIMAC Holdings and its Subsidiaries that will hereafter be furnished by DIMAC Holdings and its Subsidiaries to the Purchasers or any Holder pursuant to this Agreement will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and will present fairly in all material respects the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

          (c) Pro Forma Balance Sheets. The Pro Forma Balance Sheets were prepared by DIMAC Holdings in accordance with GAAP, with only such pro forma adjustments thereto as would be required to present fairly in all material respects the information contained therein.

          (d) Projections. True and complete copies of (i) projections of the consolidated revenues, earnings before depreciation, interest and taxes, operating margins, fixed charges, net income and capital expenditures of DIMAC Holdings and its Subsidiaries for each of the fiscal years ending December 31, 1998, 1999, 2000, 2001, 2002, 2003,
          2004, 2005 and 2006, prepared by senior management of DIMAC Holdings assuming the consummation of the transactions contemplated hereby and the other Documents (the "Projections") and (ii) the assumptions and supplemental data used in preparing the Projections (collectively, the "Supplemental Data") have been delivered by DIMAC Holdings to the Purchasers. The Projections were prepared on the basis of the Supplemental Data which represent a reasonable basis for such preparation. The Projections and the Supplemental Data reflect the best currently available estimates and judgment of DIMAC Holdings's senior management as to the expected future financial performance of DIMAC Holdings and its Subsidiaries, provided that it is understood that there can be no assurances that suitable acquisition candidates can be found as shown in the acquisition model of the Projections.

3.5  Full Disclosure

     Neither this Agreement (including without limitation the representations and warranties incorporated herein by reference), the financial statements referred to in Section , any Document, nor any other document, certificate or written statement furnished by or on behalf of any of the Companies to any Purchaser in connection with the negotiation and sale of the Securities, when taken as a whole, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no material fact known to any of the Companies that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and written statements furnished to the Purchasers for use in connection with the transactions contemplated hereby.

3.6   Third Party Consents

     Neither the nature of any of the Companies nor of any of their businesses or properties, nor any relationship between any of the Companies and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Securities at the Closing nor the performance by any of the Companies of their other obligations hereunder or under, or the consummation of the transactions contemplated hereby or by the Indenture, the Securities, the Notes Registration Rights Agreement, the Warrant Agreement, the Stockholders' Agreement or any other Document, as the case may be, is such as to require a consent, approval or authorization of, or notice to, or filing, registration or qualification with, any governmental authority or other Person on the part of any of the Companies as a condition to the execution and delivery of this Agreement, the Securities, the Notes Registration Rights Agreement, the Warrant Agreement, the Stockholders' Agreement or any of the other Documents or the offer, issuance, sale or delivery of the Securities at the Closing other than such consents, approvals, authorizations, notices, filings, registrations or qualifications which shall have been made or obtained on or prior to the Closing Date and such filings under Federal and state securities laws which are permitted to be made after the Closing Date and which DIMAC Holdings hereby agrees to file within the time period prescribed by applicable law.

3.7   No Violation of Regulations of Board of Governors of Federal Reserve
      System

   None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

3.8   Private Offering

     Assuming the truth and correctness of the representations and warranties set forth in Section 4, the sale of the Securities hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Securities, no form of general solicitation or general advertising was used by any of the Companies or their respective representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     The Purchasers are the sole purchasers of the Securities. No securities have been issued and sold by any of the Companies within the six-month period immediately prior to the date hereof. DIMAC Holdings agrees that it will not, nor will anyone acting on its behalf, offer or sell the Securities, or any portion of them, if such offer or sale might bring the issuance and sale of the Securities to any Purchaser hereunder within the provisions of Section 5 of the Securities Act nor offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of the Securities and any such securities could be integrated as a single offering for the purposes of the Securities Act, including without limitation Regulation D thereunder.

3.9   Governmental Regulations

     DIMAC Holdings is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or to any Federal or state statute or regulation limiting its ability to consummate the transactions contemplated hereby and by the other Documents.

3.10   Brokers

     None of the Companies has dealt with any broker, finder, commission agent or other such intermediary in connection with the sale of the Securities and the transactions contemplated by this Agreement and the other Documents, other than McCown De Leeuw & Co., and none of the Companies is under any obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions (other than $9,900,000 paid to MDC Management Company IV,
LLC).

     Each of DIMAC Holdings and DIMAC Operating agrees, jointly and severally, to indemnify and hold the Holders harmless from and against any and all actions, suits, claims, costs, expenses, losses, liabilities and/or obligations in connection with or relating to any broker's or finder's fees or commission or similar payment in connection with such transactions, except with respect to such fees or commissions incurred by any Purchaser for its account, so long as DIMAC Holdings or DIMAC Operating receives notice of any such action, suit, claim, etc., reasonably promptly after the Holders become aware thereof; provided that the failure to give such notice as provided in this sentence shall not relieve DIMAC Holdings or DIMAC Operating of its obligations under this sentence except to the extent, and only to the extent, that DIMAC Holdings or DIMAC Operating is materially prejudiced by such failure to give notice (as determined by a court of competent jurisdiction in a final nonappealable judgment).

3.11   Solvency

     Immediately prior to and after giving effect to the issuance of the Securities and the execution, delivery and performance of this Agreement, the other Documents and any instrument governing Indebtedness of any Company incurred as of the Closing Date, each of the Companies is Solvent.

3.12   Representations and Warranties

     All representations and warranties (and the related schedules) of each of the Companies contained in the Notes Registration Rights Agreement, the Warrant Agreement, the Stockholders' Agreement, the Senior Credit Agreement, the DIMAC Operating Notes Purchase Agreement or the other Documents, each in the form as in effect on the date hereof without amendment or waiver, shall be deemed to constitute representations and warranties of DIMAC Operating and DIMAC Holdings under this Agreement with the same force and effect as the representations and warranties expressly set forth herein. Such representations and warranties are true and correct in all material respects (except that such phrase "in all material respects" shall be disregarded to the extent that any such representation and warranty is qualified by "material," "Material Adverse Effect" or any similar terms or by any phrase using any of such terms) on the date hereof and will be true and correct in all material respects (except that such phrase "in all material respects" shall be disregarded to the extent that any such representation and warranty is qualified by "material," "Material Adverse Effect" or any similar terms or by any phrase using any of such terms) as of the Closing Date as if made at and as of such date, and are hereby incorporated by reference herein as if made hereby by DIMAC Operating and DIMAC Holdings to the Purchasers. For purposes of this Section , the definitions contained in the Notes Registration Rights Agreement, the Senior Credit Agreement, the Warrant Agreement, the Stockholders' Agreement, the Senior Credit Agreement, the DIMAC Operating Notes Purchase Agreement and any other Documents (insofar as they relate to the representations and warranties incorporated herein) are hereby incorporated by reference herein and made a part hereof.

3.13   Litigation


     (a) There is no action, claim, suit, citation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced, or to the knowledge of DIMAC Holdings or DIMAC Operating, threatened ("Proceedings") against or affecting any of the Companies or any of their properties or assets, except for such Proceedings that, if finally determined adversely to any of the Companies, could not reasonably be expected to have a Material Adverse Effect, and there is no Proceeding seeking to restrain, enjoin, prevent the consummation of or otherwise challenge this Agreement or any of the other Documents or the transactions contemplated hereby or thereby.

     (b) None of the Companies is subject to any judgment, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal that has had a Material Adverse Effect or that could reasonably be expected to have a Material Adverse Effect.

3.14   Labor Relations

     None of the Companies, nor any Person for whom any Company is or may be responsible by law or contract, is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice charge or complaint pending or threatened against any of the Companies, or any Person for whom any Company is or may be responsible by law or contract, before the National Labor Relations Board or any corresponding state, local or foreign agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against any of the Companies, or any Person for whom any Company is or may be responsible by law or contract, and (c) no union representation claim or question existing with respect to the employees of any of the Companies, or any Person for whom any Company is or may be responsible by law or contract, and no union organizing activities taking place. None of the Companies, nor any Person for whom any Company is or may be responsible by law or contract, is a party to any collective bargaining agreement.

     Except such as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of the Companies nor any of their Subsidiaries has violated any applicable Federal, state, provincial or foreign law relating to employment or employment practices or the terms and conditions of employment, including, without limitation, discrimination in the hiring, promotion or pay of employees, wages, hours of work, plant closings and layoffs, collective bargaining, and occupational safety and health, or any provisions of ERISA or the rules and regulations promulgated thereunder or any other applicable law (whether foreign or domestic) relating to or governing the operation or maintenance of any plan or arrangement falling within the definition of an "employee benefit plan" (as such term is defined in Section 3 of ERISA) or any other employee benefit plan or arrangement.

3.15   Taxes

     All material Tax Returns required to be filed by any of the Companies have been timely filed and such returns are true, complete and correct in all material respects. All material Taxes due from any of the Companies that are due and payable have been paid, other than those (i) being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP or (ii) those currently payable without penalty or interest and for which an adequate reserve or accrual has been established in accordance with GAAP. Neither DIMAC Operating nor DIMAC Holdings knows of any actual or proposed material additional tax assessments against any of the Companies.

3.16   Environmental Matters

     Except as adequately described in the Offering Circular, or as could not reasonably be expected to have a Material Adverse Effect:

     (a) each of the Companies, and any Person for whom any Company is or may be responsible by law or contract (which such Person is included in the definition of "Company" for purposes of this Section ), is in full compliance with all Environmental Laws, which compliance includes, but is not limited to, (1) compliance with all standards, schedules and timetables therein, (2) the possession of all permits, licenses, approvals and other authorizations required under the Environmental Laws or with respect to the operation of the Companies' or such Person's business, property and assets, and compliance with the terms and conditions thereof and (3) any Federal, state, local or foreign approvals required pursuant to any Environmental Laws that pertain or relate to the transactions contemplated by this Agreement;

     (b) none of the Companies has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that any of the Companies is not in full compliance with any Environmental Law, none of the Companies has any liability under any Environmental Law, and there are no past or present actions, activities, circumstances, conditions, events or incidents that may be expected to prevent or interfere with full compliance with applicable Environmental Laws in the future;

     (c) there is no Environmental Claim pending or threatened against any of the Companies;

     (d) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could be expected to form the basis of any Environmental Claim against any of the Companies;

     (e) no real property or facility owned, used, operated, leased, managed or controlled by any of the Companies, or any predecessor in interest, is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or on any other state or local list established pursuant to any Environmental Law;

     (f) there have been no releases (including, without limitation, any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or off-site) of Materials of Environmental Concern by any of the Companies, or any predecessor in interest, at, on, under, from or into any facility or real property owned, operated, leased, managed or controlled by any of the Companies, and none of the Companies has incurred or expects to incur liability for contamination at, on, under, from or into any on-site or off-site locations where any of the Companies have stored, disposed or arranged for the disposal of Materials of Environmental Concern;

     (g) no underground storage tank or other underground storage receptacle, or related piping, is located on a facility or property currently owned, operated, leased, managed or controlled by any of the Companies;

     (h) there is no asbestos contained in or forming part of any building, building component, structure or office space, and no polychlorinated biphenyls ("PCBs") or PCB-containing items are used or stored at any property, owned, operated, leased, managed or controlled, whether currently or in the past (for which such matters the Companies could be liable), by any of the Companies.

     "Environmental Claim" means any claim, action, cause of action, investigation of which the Companies, including any of their employees, are aware, or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, regardless of whether owned or operated by any of the Companies, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Laws" means all Federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of

Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     "Materials of Environmental Concern" means chemicals, pollutants, contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials, or PCBs.

3.17   ERISA

     Based upon the Purchasers' representation in Section , the execution and delivery of this Agreement and the other Documents and the sale of the Securities to be purchased by the Purchasers will not involve any non-exempt "prohibited transaction." Except as set forth on Schedule hereto, none of the Companies or any of their ERISA Affiliates is a "party in interest" or a "disqualified person" with respect to any "employee benefit plan." No condition exists or event or transaction has occurred in connection with any "employee benefit plan" maintained or contributed to by any of the Companies or any of their ERISA Affiliates (any such plan being herein referred to as a "Company Plan") that has resulted or is reasonably likely to result in any of the Companies or any such ERISA Affiliate incurring any liability, fine or penalty except as could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.17, no Company Plan is subject to Title IV of ERISA. There is no liability under Title IV of ERISA, whether actual or contingent that could reasonably be expected to result in a Material Adverse Effect. No amounts payable pursuant to any compensation or benefit plan, policy, scheme or arrangement, or any other contract, arrangement or agreement will, in connection with the transactions contemplated under this Agreement or the other Documents, fail to be deductible for Federal income tax purposes by virtue of
Section 280G or 162(m) of the Code. The terms "employee benefit plan" and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA, the term "disqualified person" shall have the meaning assigned to such term in Section 4975 of the Code, the term "prohibited transaction" shall have the meaning assigned to such term in Section 406(a) of ERISA and Section 4975 of the Code, and the term "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Companies would be deemed to be a "single employer" within the meaning of Sections 414(b) and (c) of the Code.

3.18   Intellectual Property

     The Companies own or possess adequate licenses or other rights to use all trademarks, service marks, trade names, copyrights, and know-how necessary to conduct the business now conducted by them as described in the Offering Circular, and, none of the Companies has received any notice of infringement of or conflict with (or knows of such infringement of or conflict with) asserted rights of others with respect to trademarks, service marks, trade names, copyrights, or know-how which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect. The Companies do not in the conduct of their business as now conducted, infringe or conflict with any right of any third party, known to any of the Companies, where such infringement or conflict could reasonably be expected to result in any Material Adverse Effect.

3.19   Compliance with Laws

     Each of the Companies has obtained and has maintained in good standing any licenses, permits, consents and authorizations required to be obtained by it under all laws or regulations relating to its business (collectively, the "Laws"), the absence of which (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect, and any such licenses, permits, consents and authorizations remain in full force and effect, except as to any of the foregoing the absence of which (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. Each of the Companies is in compliance with the Laws except for such noncompliance which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and there is no pending or, to any of the Companies' knowledge, threatened, action or proceeding against any of the Companies under any of the Laws, other than any such actions or proceedings which, individually or in the aggregate, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.

3.20   Survival of Representations and Warranties

     All of the Companies' representations and warranties hereunder and under the Senior Credit Agreement, the Notes Registration Rights Agreement, the Warrant Agreement, the Stockholders' Agreement and the other Documents shall survive the execution and delivery of the same, any investigation by any Purchaser and the issuance of the Securities.

     SECTION 4.  REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

     Each Purchaser (as to itself only) and each Account Manager (as to the managed accounts of Purchasers) represents and warrants to DIMAC Operating and DIMAC Holdings that:

4.1   Purchase for Own Account

     Such Purchaser or such Account Manager is purchasing the Securities to be purchased by it solely for its own account (or in the case of Account Managers, on behalf of managed accounts) and not as nominee or agent for any other person (other than for such managed accounts, if applicable) and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Securities pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

4.2   Accredited Investor

     Such Purchaser or such Account Manager is knowledgeable, sophisticated and experienced in business and financial matters; it has previously invested in securities similar to the Securities and it acknowledges that the Securities have not been registered under the Securities Act and understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it (or, in the case of an Account Manager, the managed account on behalf of which the Account Manager is acting) is able to bear the economic risk of its investment in the Securities and is presently able to afford the complete loss of such investment; it (or, in the case of an Account Manager, the managed account on behalf of which the Account Manager is acting) is an "accredited investor" as defined in Regulation D promulgated under the Securities Act; and it has been afforded access to information about each of the Companies and their financial condition and business sufficient to enable it to evaluate its investment in the Securities.

4.3   Authorization

     Each Purchaser has taken all actions necessary to authorize it (or, in the case of an Account Manager, such Account Manager is duly authorized by the managed account for which it is acting) (i) to execute, deliver and perform all of its obligations under this Agreement, (ii) to perform all of its obligations under the Securities and (iii) to consummate the transactions contemplated hereby and thereby. This Agreement is a legally valid and binding obligation of each Purchaser enforceable against it in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by Federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

4.4   Securities Restricted

     Each Purchaser acknowledges that the Securities have not been registered under the Securities Act and understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement.

     Each Purchaser acknowledges that no transfer or sale (including, without limitation, by pledge or hypothecation) of Series A Notes by any Purchaser which is otherwise permitted hereunder, other than a transfer or sale to DIMAC Holdings, shall be effective unless such transfer or sale is made in accordance with the restrictive legend required pursuant to Section 1.1 to be set forth the Series A Notes. No transfer or sale (including, without limitation, by pledge or hypothecation) of Shares or Warrants by any Holder which is otherwise permitted hereunder, other than a transfer or sale to DIMAC Holdings, shall be effective unless such transfer or sale is made (A) pursuant to an effective registration statement under the Act and a valid qualification under applicable state securities or "blue sky" laws or (B) without such registration or qualification as a result of the availability of an exemption therefrom, and, if reasonably requested by DIMAC Holdings, counsel for such Holder shall have furnished DIMAC Holdings with an opinion, reasonably satisfactory in form and substance to DIMAC Holdings, to the effect that no such registration is required because of the availability of an exemption from the registration requirements of the Securities Act; provided, however, that with respect to transfers of any of the Securities by Holders to their Affiliates, no such opinion shall be required. A transfer of any of the Securities made by a Holder which is a state-sponsored employee benefit plan to a successor trust or fiduciary pursuant to a statutory reconstitution shall be expressly permitted and no opinions of counsel shall be required in connection therewith.

4.5   ERISA

     Such Purchaser represents that either:

     (a) it is not acquiring the Securities for or on behalf of any employee pension benefit plan or employee welfare benefit plan (as defined in Section 3 of ERISA) or any "plan" (as defined in Section 4975 of the Code) (each hereafter a "Plan");

     (b) the assets used to acquire the Securities are assets of an insurance company general account and the purchase of the Securities would be exempt under the provisions of the Prohibited Transaction Class Exemption ("PTCE") 95-60; or

     (c) if it is acquiring the Securities on behalf of a Plan, either directly or through an investment fund (such as a "bank collective investment fund" as defined in PTCE 91-38 or an "insurance company pooled separate account" as defined in PTCE 90-1), then, assuming that the plans listed in Schedule are the only employee benefit plans (as defined in Section 3 of ERISA) or Plans with respect to which any of the Companies is a "party in interest" or "disqualified person" (as such terms are defined in Section 3 of ERISA and Section 4975 of the Code, respectively), either

          (i) no part of the funds to be used to purchase the Securities constitutes assets allocable to any trust that contains assets of the employee benefit plans listed in Schedule , or

          (ii) an exemption from the prohibited transaction rules applies such that the use of such funds does not constitute a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code, which could be subject to a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed under Section 4975 of the Code.

     The representations contained in this Section are made in express reliance on the list of employee benefit plans contained in Schedule .

     SECTION 5.  DEFINITIONS

5.1   Definitions

     As used in this Agreement, the following terms shall have the following meanings:

     "Account Manager" means each Purchaser, if any, duly authorized to act as attorney in-fact on behalf of any Person in purchasing, in the name of and using funds provided by such Person, Securities hereunder.

     "Affiliate" means, with respect to any referenced Person, a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such referenced Person, (ii) which directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of the combined voting power of the total Voting Securities of such referenced Person or (iii) of which 10% or more of the combined voting power of the total Voting Securities directly or indirectly through one or more intermediaries is beneficially owned or held by such referenced Person or a Subsidiary of such referenced Person. When used herein without reference to any Person, Affiliate means an Affiliate of DIMAC Holdings. For all purposes of this Agreement, McCown De Leeuw & Co. and its Affiliates shall be considered an Affiliate of DIMAC Holdings. For purposes of this definition, "control" when used with respect to any person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Securities, by agreement or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, Trust Company of the West and its Affiliates and any other Purchaser and its Affiliates shall not be considered Affiliates of DIMAC Holdings or any of its Subsidiaries.

     "Agreement" means this Securities Purchase Agreement dated as of October 22, 1998 by and among DIMAC Holdings, DIMAC Operating and the Purchasers.

     "AmeriComm" means AmeriComm Holdings, Inc., a Delaware corporation, formerly named DEC International, Inc.

     "AmeriComm Direct Marketing" means AmeriComm Direct Marketing, Inc., a Delaware corporation formerly known as National Fiberstok Corporation.

     "AmeriComm Direct Marketing Indenture" means that certain Indenture, dated as of June 15, 1996, by and between AmeriComm Direct Marketing, Inc. and Wilmington Trust Company, as Trustee, together with all related documents, including security documents.

     "AmeriComm Notes" means the 12 1/2% Senior Notes due April 24, 2003 of AmeriComm and the 13% Senior Notes due April 24, 2003 of AmeriComm, in an aggregate principal amount of $41,858,176.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Business Day" means any day which is not a Legal Holiday.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including without limitation all common stock and preferred stock.

     "Charter Documents" means the articles of incorporation or certificate of incorporation and bylaws (or any similar organizational documents), as amended or restated (or both) to date, of any of the Companies, as applicable.

     "Closing" has the meaning given to such term in Section 1.2(b).

     "Closing Date" has the meaning given to such term in Section 1.2(b).

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or law thereto.

     "Common Stock" has the meaning given to such term in Section 1.1(a).

     "Common Stock Register" has the meaning given to such term in Section 1.3.

     "Companies" means, collectively, DIMAC Holdings, DIMAC Operating and each of their Subsidiaries.

     "Default" has the meaning given to such term in the Indenture. "DIMAC Holdings" means DIMAC Holdings, Inc., a Delaware corporation.

     "DIMAC Marketing" means DIMAC Marketing Corporation, a Delaware corporation.

     "DIMAC Operating" means DIMAC Corporation, a Delaware corporation.

     "DIMAC Operating Indenture" means that certain Indenture, dated as of October 15, 1998, by and between DIMAC Operating and Wilmington Trust Company, as Trustee, together with all related documents, including security documents.

     "DIMAC Operating Notes" means the 12 1/2% Senior Subordinated Notes due 2008 of DIMAC Operating, issued pursuant to the DIMAC Operating Indenture.

     "DIMAC Operating Notes Purchase Agreement" means the Purchase Agreement dated as of October 16, 1998 by and among DIMAC Operating and Credit Suisse First Boston, First Union Capital Markets and Warburg Dillon Read LLC, relating to the purchase and sale of the DIMAC Operating Notes.

     "Documents" means this Agreement, the Securities, the Notes Registration Rights Agreement, the Indenture, the Warrant Agreement and the Stockholders' Agreement, collectively, or each of such documents singularly, and any documents or instruments contemplated by or executed in connection with any of them or any of the transactions contemplated hereby or thereby.

     "DTC" means The Depository Trust Company.

     "Environmental Claim" has the meaning given to such term in Section 3.16.

     "Environmental Laws" has the meaning given to such term in Section 3.16.

     "Equity Interest" means (i) with respect to a corporation, any and all Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable or exercisable for, Capital Stock) and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in any such Person.

     "ERISA" means The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or law thereto.

     "Event of Default" has the meaning given to such term the Indenture.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, from time to time, and any successor statute or law thereto.

     "Exchange Offer Registration Statement" has the meaning given to such term in Section 1.1(a).

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such on the Closing Date by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial conditions, and the results of operations, stockholders' equity and cash flows, of DIMAC Holdings and its consolidated Subsidiaries.

     "Holder" or "Holders" means each Purchaser (so long as it holds any Securities) and any other holder of any of the Securities.

     "Indebtedness" has the meaning given to such term in the Indenture.

     "Indemnified Parties" has the meaning given to such term in Section 1.8.

     "Indemnifying Parties" has the meaning given to such term in Section 1.8.

     "Indenture" has the meaning given to such term in Section 1.1(a).

     "Inspectors" has the meaning given to such term in Section 1.13.

     "Laws" has the meaning given to such term in Section 3.19.

     "Legal Holiday" means a Saturday, Sunday or day on which banks and trust companies in the principal place of business of DIMAC Holdings or in New York are not required to be open.

     "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Losses" has the meaning given to such term in Section 1.8.

     "Majority Holders" means, at any time, the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes.

     "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Companies taken as a whole or (b) a material adverse effect on the ability of DIMAC Holdings or DIMAC Operating to perform its obligations under this Agreement or of any Purchaser or Holder to enforce or collect any of the obligations hereunder. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

     "Materials of Environmental Concern" has the meaning given to such term in
Section 3.16.

     "MDC Entities" means, collectively, McCown De Leeuw & Co. IV, LP, McCown, De Leeuw & Co. IV Associates, LP and Delta Fund LLC and any of their respective Affiliates.

     "Notes" has the meaning given to such term in Section 1.1(a).

     "Notes Register" has the meaning given to such term in Section 1.3.

     "Notes Registration Rights Agreement" has the meaning given to such term in
Section 1.1(a).

     "Offering Circular" means the Confidential Offering Circular, dated October 16, 1998, of DIMAC Operating relating to, among other things, the DIMAC Operating Notes. "PBGC" has the meaning given to such term in Section 1.11.

     "PCBs" has the meaning given to such term in Section 3.16.

     "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization or a government or agency or political subdivision thereof.

     "PIK Interest Payment" means the payment of all or a portion of a payment of interest on the Notes by the issuance of additional Notes in accordance with the provisions of Section 1 of the Notes.

     "PIK Note" means any Note issued by DIMAC Holdings in order to make a PIK Interest Payment.

     "Plan" has the meaning given to such term in Section 4.5(a).

     "Pro Forma Balance Sheets" means the unaudited consolidated balance sheets of DIMAC Holdings and its Subsidiaries as of June 30, 1998 giving effect to this Agreement, the Warrant Agreement, the Stockholders' Agreement, the DIMAC Operating Notes, the refinancing described in the Offering Circular, the Senior Credit Agreement, the other Documents and the transactions contemplated hereby and thereby, previously delivered to the Purchasers.

     "Proceedings" has the meaning given to such term in Section 3.13.

     "PTCE" has the meaning given to such term in Section 4.5.

     "Purchasers" means the purchasers on the signature pages hereto.

     "Registered Exchange Offer" has the meaning given to such term in Section 1.1(a).

     "Rule 144" means Rule 144 as promulgated by the SEC under the Securities Act, as amended from time to time, and any successor rule or regulation thereto.

     "Rule 144A" means Rule 144A as promulgated by the SEC under the Securities Act, as amended from time to time, and any successor rule or regulation thereto.

     "SEC" means the Securities and Exchange Commission and any successor thereto.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute or law thereto.

     "Security" or "Securities" has the meaning given to such term in
Section 1.1.

     "Senior Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of October 22, 1998 by and among DIMAC Operating, DIMAC Holdings, the financial institutions listed on the signature pages thereof, Credit Suisse First Boston, as administrative agent and arranger, UBS AG, Stamford Branch, as syndication agent and First Union National Bank, as documentation agent, as, unless the context in which such term is used requires otherwise, amended, replaced, refinanced, modified or supplemented from time to time, and all related documents, including guaranties and security documents, as, unless the context in which such term is used requires otherwise, amended, replaced, refinanced, modified or supplemented from time to time.

     "Series A Notes" has the meaning given to such term in Section 1.1(a).

     "Series B Notes" has the meaning given to such term in Section 1.1(a).

     "Shares" has the meaning given to such term in Section 1.1(a).

     "Shelf Registration Statement" has the meaning given to such term in
Section 1.1(a).

     "Solvent" means, with respect to any Person on a particular date, that on such date, (a) the fair saleable value of the assets of such Person exceeds its probable liability on its debts as they become absolute and mature; (b) all of such Person's assets, at a fair valuation, exceed the sum of such Person's debts; (c) such Person is able to pay its debts or liabilities as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's assets would constitute an unreasonably small capital.

     "Stockholders' Agreement" has the meaning given to such term in Section 1.1(b).

     "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but, in the case of a limited partner, only if such Person or its Subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or
(iii) any limited liability company or any other Person (other than a corporation or a partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "Taxes" means all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

     "Tax Returns" means all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

     "Trustee" has the meaning given to such term in Section 1.1(a).

     "Voting Securities" means any class of Equity Interests of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power ("Voting Power") under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (regardless of whether at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

     "Warrants" has the meaning given to such term in Section 1.1(a).

     "Warrant Agreement" has the meaning given to such term in Section 1.1(a).

     "Warrant Register" has the meaning given to such term in Section 1.3.

     "Warrant Shares" has the meaning given to such term in Section 1.1(b).

5.2  Rules of Construction

     Unless the context otherwise requires:


     (a)   a term has the meaning assigned to it;

     (b)   "or" is not exclusive;

     (c) words in the singular include the plural, and words in the plural include the singular;

     (d)   provisions apply to successive events and transactions;

     (e) "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; and.

     (f) any reference to a "Section," "Annex" or "Schedule" refers to a Section of, an Annex to, or a Schedule to this Agreement, respectively.

     SECTION 6.  MISCELLANEOUS

6.1  Amendments and Waivers

     This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the parties hereto.

6.2  Notices

     All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telex, telecopier, or overnight air courier guaranteeing next day delivery:


     (a) if to any Purchaser at such Purchaser's address or telecopy number set forth on Schedule 1.1 hereto, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 S. Grand Avenue, Suite 3400, Los Angeles, California 90071, Telecopy No. (213) 687-5600, Attention: Rod A. Guerra, Jr., Esq.; and

     (b) if to DIMAC Holdings or DIMAC Operating, to DIMAC Holdings, Inc., 5775 Peachtree Dunwoody Road, Suite C-150, Atlanta, GA, Telecopy No. (404) 705-9929, Attention: Chief Financial Officer, with a copy to McCown De Leeuw & Co., 101 E. 52nd Street, New York, New York, Telecopy No. (212) 355-6283, Attention: James Wu, with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Telecopy No. (212) 354-8113,
     Attention: Frank L. Schiff, Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

6.3  Successors and Assigns

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

6.4  Counterparts

     This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

6.5  Headings

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.6  Governing Law; Submission to Jurisdiction

     THIS AGREEMENT AND ALL ISSUES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, EACH OF DIMAC HOLDINGS AND DIMAC OPERATING HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF DIMAC HOLDINGS AND DIMAC OPERATING IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEEDING AGAINST DIMAC HOLDINGS OR DIMAC OPERATING IN ANY OTHER JURISDICTION.

6.7  Entire Agreement

     This Agreement, together with the Securities, the Indenture, the Notes Registration Rights Agreement, the Warrant Agreement, the Stockholders' Agreement and the other Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement, together with the Securities, the Indenture, the Notes Registration Rights Agreement, the Warrant Agreement, the Stockholders' Agreement and the other Documents supersedes all prior agreements and understandings between the parties with respect to such subject matter.

6.8  Severability

     In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

6.9  Further Assurances

   DIMAC Holdings and DIMAC Operating shall, and shall cause each of their Subsidiaries to, at its cost and expense, upon request of any Purchaser or Holder, duly execute and deliver, or cause to be duly executed and delivered, to such Purchaser or Holder such further instruments and do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of such Purchaser or Holder to carry out more effectually the provisions and purposes of this Agreement and the other Documents.

6.10 Disclosure of Financial Information

     Each Holder is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of DIMAC Holdings and each of its Subsidiaries which may be furnished to it hereunder or otherwise, to any other Holder, any court, governmental body having jurisdiction over such Holder, to the National Association of Insurance Commissioners or similar organizations, as may be required or appropriate in response to any summons or subpoena in connection with any litigation, to the extent necessary to comply with any law, order, regulation or ruling applicable to such Holder, to any rating agency, in order to protect its investment hereunder, or to any Person which shall, or shall have any right or obligation to, succeed to all or any part of such Holder's interest in any of the Securities and this Agreement or to any actual or prospective purchaser or assignee thereof.

                            [Signature pages follow]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties set forth below as of the date first written above.

                                  DIMAC HOLDINGS, INC.


                                  By: /s/ Martin R. Lewis
                                     ----------------------------
                                  Name:  Martin R. Lewis
                                       --------------------------
                                  Title: Chief Executive Officer
                                        -------------------------

                                  DIMAC CORPORATION


                                  By: /s/ Martin R. Lewis
                                     ----------------------------
                                  Name:  Martin R. Lewis
                                       --------------------------
                                  Title: Chief Executive Officer
                                        -------------------------

                               TCW/CRESCENT MEZZANINE PARTNERS, L.P.
                               TCW/CRESCENT MEZZANINE TRUST
                               TCW/CRESCENT MEZZANINE INVESTMENT PARTNERS, L.P.

                               By:      TCW/CRESCENT MEZZANINE, L.L.C.,
                                        its general partner or managing owner


                               By: /s/ Jean-Marc Chapus
                                  ------------------------------
                               Name:  Jean-Marc Chapus
                                    ----------------------------
                               Title: Managing Director
                                     ---------------------------

                               By: /s/ John C. Rocchio
                                  ------------------------------
                               Name:  John C. Rocchio
                                    ----------------------------
                               Title: Managing Director
                                     ---------------------------

                               TCW LEVERAGED INCOME TRUST, L.P.

                               By:    TCW ADVISORS (BERMUDA), LIMITED,
                                      as General Partner

                               By: /s/ Jean-Marc Chapus
                                  ------------------------------
                               Name:  Jean-Marc Chapus
                                    ----------------------------
                               Title: Managing Director
                                     ---------------------------

                               By:    TCW INVESTMENT MANAGEMENT
                                      COMPANY, as Investment Advisor

                               By: /s/ John C. Rocchio
                                  ------------------------------
                               Name:  John C. Rocchio
                                    ----------------------------
                               Title: Managing Director
                                     ---------------------------

                               TCW SHARED OPPORTUNITY FUND II, L.P.

                               By:   TCW INVESTMENT MANAGEMENT
                                     COMPANY, its investment advisor

                               By: /s/ Jean-Marc Chapus
                                  -------------------------------
                               Name:  Jean-Marc Chapus
                                    -----------------------------
                               Title: Managing Director
                                     ----------------------------

                               By: /s/ John C. Rocchio
                                  -------------------------------
                               Name:  John C. Rocchio
                                    -----------------------------
                               Title: Managing Director
                                     ----------------------------

                                                                         Annex A

     DIMAC HOLDINGS, INC.

                                WARRANT AGREEMENT

     This Warrant Agreement dated as of October 22, 1998 (this "Agreement") is entered into by and among DIMAC Holdings, Inc., a Delaware corporation ("DIMAC Holdings"), and the purchasers party hereto (each, a "Purchaser" and collectively, the "Purchasers"). All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Securities Purchase Agreement (as hereinafter defined).

     WHEREAS, pursuant to a Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement") by and among DIMAC Holdings, DIMAC Corporation, a Delaware corporation, and the Purchasers, DIMAC Holdings proposes to issue to the Purchasers certain Warrants, as hereinafter described (the "Warrants"), to purchase an aggregate of 28,205 shares (subject to adjustment) of Common Stock (the "Common Stock"), $0.001 par value, of DIMAC Holdings (the shares of Common Stock and other securities issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

   Section 1. Warrant Certificates. DIMAC Holdings will issue and deliver a certificate or certificates evidencing the Warrants (the "Warrant Certificates") pursuant to the terms of the Securities Purchase Agreement. Such Warrant Certificates shall be substantially in the form set forth as Exhibit A attached hereto. Warrant Certificates shall be dated the date of issuance by DIMAC Holdings.

   Section 2. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of DIMAC Holdings by its Chairman of the Board, Chief Executive Officer, President or a Vice President. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President or Vice President, and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose DIMAC Holdings may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President or Vice President, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office. Each Warrant Certificate shall also be signed on behalf of DIMAC Holdings by a manual or facsimile signature of its Secretary or an Assistant Secretary.

   Section 3. Registration. DIMAC Holdings shall number and register the Warrant Certificates and the Warrant Shares in registers (the "Warrant Register" and the "Warrant Shares Register," respectively) as they are issued. DIMAC Holdings may deem and treat the registered holder(s) from time to time of the Warrant Certificates (the "Holders") as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary. The Warrants shall be registered initially in such name or names as the Purchasers shall designate.

   Section 4. Restrictions on Transfer; Registration of Transfers. Prior to any proposed transfer of the Warrants or the Warrant Shares, unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the transferring Holder will, if requested by DIMAC Holdings, deliver to DIMAC Holdings an opinion of counsel, reasonably satisfactory in form and substance to DIMAC Holdings, to the effect that the Warrants or Warrant Shares, as applicable, may be sold or otherwise transferred without registration under the Securities Act; provided, however, that with respect to transfers by a Holder to its Affiliate or Affiliates, no such opinion shall be required. A transfer made by a Holder which is a state-sponsored employee benefit plan to a successor trust or fiduciary pursuant to a statutory reconstitution shall be expressly permitted and no opinions of counsel shall be required in connection therewith. Upon original issuance thereof, and until such time as the same shall have been registered under the Securities Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation), each Warrant Certificate shall bear the legend included on the first page of Exhibit A, unless in the opinion of such counsel, such legend is no longer required by the Securities Act or by the Stockholders Agreement, as applicable.

   Subject to the conditions to transfer contained in the Stockholders Agreement, DIMAC Holdings shall from time to time register the transfer of any outstanding Warrant Certificates in the Warrant Register to be maintained by DIMAC Holdings upon surrender thereof accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to DIMAC Holdings, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee Holder(s) and the surrendered Warrant Certificate shall be canceled and disposed of by DIMAC Holdings. Any attempted transfer in violation of the Stockholders Agreement shall be null and void ab initio.

   Notwithstanding any contrary provision of Section 5 of the Securities Purchase Agreement, so long as any Warrants remain outstanding and so long as DIMAC Holdings shall not have registered any of its securities pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended, or filed a registration statement pursuant to the requirements of the Securities Act, upon written request, DIMAC Holdings will deliver to each Holder the financial statements, reports and compliance certificates specified by Sections 5.2 and
5.3 of the Securities Purchase Agreement, regardless of whether any Notes (as defined in the Securities Purchase Agreement) remain unpaid and outstanding.

   Section 5.  Warrants; Exercise of Warrants.

     (a) Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing on the date of issuance of the Warrants and until 5:00 p.m., New York time, on October 22, 2009 (the "Expiration Date"), to receive from DIMAC Holdings the number of fully paid and nonassessable Warrant Shares (and such other consideration) which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants, except as otherwise expressly provided herein.

     (b) In the event that Holders would have any obligation to sell their Warrant Shares under the terms of the Stockholders Agreement if they were holders of Common Stock, the Warrants shall be deemed exercised and the Holders shall sell their Warrant Shares as required by the terms of the Stockholders Agreement. If a Holder shall fail to comply with the terms of this Agreement or the Stockholders Agreement in connection with the surrender of Warrants or the sale of Warrant Shares as contemplated by the Stockholders Agreement such Holder shall receive only the consideration (without interest) which such Holder would have received had such Holder complied with such terms and the Warrants shall cease to have any other rights.

     (c) The price at which each Warrant shall be exercisable (the "Exercise Price") shall initially be $0.01 per share, subject to adjustment pursuant to the terms hereof.

     (d) A Warrant may be exercised upon surrender to DIMAC Holdings at its office designated for such purpose (as provided for in Section hereof) of the Warrant Certificate or Certificates to be exercised with the form of election to purchase attached thereto duly filled in and signed, and upon payment to DIMAC Holdings of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of DIMAC Holdings.

     (e) Subject to the provisions of Section hereof, upon such surrender of Warrant Certificates and payment of the Exercise Price, DIMAC Holdings shall issue and cause to be delivered, as promptly as practicable, to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with cash for fractional Warrant Shares as provided in Section hereof. The certificate or certificates for such Warrant Shares shall be deemed to have been issued and the person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares. DIMAC Holdings shall register the Warrant Shares in the Warrant Shares Register, as provided in Section hereof, and shall from time to time register the transfer of any outstanding Warrant Shares in the Warrant Shares Register.

     (f) Subject to the subsection (b) of this Section , each Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of Section hereof.

     (g) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by DIMAC Holdings. DIMAC Holdings shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

     (h) In addition to and without limiting the rights of the Holder under the terms hereof, at a Holder's option, a Warrant Certificate may be exercised by being exchanged in whole or in part at any time or from time to time prior to the Expiration Date for a number of shares of Common Stock having an aggregate Specified Value (as defined in subsection (g) of Section hereof) on the date of such exercise equal to the difference between (x) the Specified Value of the number of Warrant Shares in respect of which such Warrant Certificate is then exercised and (y) the aggregate Exercise Price for such shares in effect at such time. The following equation illustrates how many Warrant Shares would then be issued upon exercise pursuant to this subsection:

                       X = {(SV)(N) - (PSP)(N)} OVER {SV}
     where:

          SV   =    Specified Value per Warrant Share at date of exercise.
          PSP  =    Per share Exercise Price at date of exercise.
          N    =    Number of Warrant Shares in respect of which the Warrant
                    Certificate is being exercised by exchange.
          X = Number of Warrant Shares issued upon exercise by exchange.

          Upon any such exercise, the number of Warrant Shares purchasable upon exercise of such Warrant Certificate shall be reduced by the number of Warrant Shares so exchanged and, if a balance of purchasable Warrant Shares remain after such exercise, DIMAC Holdings shall execute and deliver to the holder hereof a new Warrant for such balance of Warrant Shares.

          No payment of any cash or other consideration to DIMAC Holdings shall be required from the Holder of a Warrant in connection with any exercise of thereof by exchange pursuant to this subsection. Such exchange shall be effective upon the date of receipt by DIMAC Holdings of the original Warrant surrendered for cancellation and a written request from the Holder thereof that the exchange pursuant to this subsection be made, or at such later date as may be specified in such request. No fractional shares arising out of the above formula for determining the number of Warrant Shares issuable in such exchange shall be issued, and DIMAC Holdings shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the Specified Value of a Warrant Share on the date of the exchange.

   Section 6. Payment of Taxes. DIMAC Holdings will pay all documentary stamp taxes and other governmental charges (excluding all foreign, federal or state income, franchise, property, estate, inheritance, gift or similar taxes) in connection with the issuance or delivery of the Warrants hereunder, as well as all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price. DIMAC Holdings shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by DIMAC Holdings, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to DIMAC Holdings the amount of any such tax, or it is established to the reasonable satisfaction of DIMAC Holdings that any such tax has been paid.

   Section 7. Mutilated or Missing Warrant Certificates. If a mutilated Warrant Certificate is surrendered to DIMAC Holdings, or if the Holder of a Warrant Certificate claims and submits an affidavit or other evidence satisfactory to DIMAC Holdings to the effect that the Warrant Certificate has been lost, destroyed or wrongfully taken, DIMAC Holdings shall issue a replacement Warrant Certificate. If required by DIMAC Holdings such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of DIMAC Holdings to protect DIMAC Holdings from any loss which it may suffer if a Warrant Certificate is replaced. If any Purchaser or any other institutional Holder (or nominee thereof) is the owner of any such lost, stolen or destroyed Warrant Certificate, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Warrant Certificate at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Warrant Certificate other than the unsecured written agreement of such owner to indemnify DIMAC Holdings or, at the option of such Purchaser or other institutional Holder, an indemnity bond in the amount of the Specified Value of the Warrant Shares for which such Warrant Certificate was exercisable.

   Section 8. Reservation of Warrant Shares. DIMAC Holdings shall at all times reserve and keep available, free from preemptive rights (except as otherwise provided herein), out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants, but such shares of Common Stock shall be subject to the terms and conditions of the Stockholders Agreement.

   DIMAC Holdings or, if appointed, the transfer agent for the Common Stock and each transfer agent for any shares of DIMAC Holdings' capital stock issuable upon the exercise of any of the Warrants (collectively, the "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. DIMAC Holdings shall keep a copy of this Agreement on file with any such Transfer Agent. DIMAC Holdings will supply any such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available all other consideration that may be deliverable upon exercise of the Warrants. DIMAC Holdings will furnish any such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section hereof.

   Before taking any action which would cause an adjustment pursuant to Section hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, DIMAC Holdings shall take any corporate action which may, in the opinion of its counsel, be necessary in order that DIMAC Holdings may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

   DIMAC Holdings covenants that all Warrant Shares and other capital stock issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue thereof, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights (except as may be granted by this Agreement) and free, subject to Section hereof, from all taxes, liens, charges and security interests with respect to the issue thereof, but such Warrant Shares shall be subject to the terms and conditions of the Stockholders Agreement.

   Section 9. Adjustment of Exercise Price and Warrant Number. The number of shares of Common Stock issuable upon the exercise of each Warrant (the "Warrant Number") is initially one. The Warrant Number is subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in, this Section .

    (a)   Adjustment for Change in Capital Stock. If DIMAC Holdings:

          (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

          (ii) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

          (iii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

          (iv) makes a distribution on Common Stock in shares of its capital stock other than Common Stock; or

          (v) issues by reclassification of its Common Stock any shares of its capital stock (other than reclassifications arising solely as a result of a change in the par value or no par value of the Common Stock);

     then the Warrant Number in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of DIMAC Holdings which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          Such adjustment shall be made successively whenever any event listed above shall occur. If the occurrence of any event listed above results in an adjustment under subsection (b) or (c) of this Section , no further adjustment shall be made under this subsection (a).

          DIMAC Holdings shall not issue shares of Common Stock as a dividend or distribution on any class of capital stock other than Common Stock, unless the Holders also receive such dividend or distribution on a ratable basis or the appropriate adjustment to the Warrant Number is made under this Section .

     (b) Adjustment for Rights Issue. If DIMAC Holdings distributes (and receives no consideration therefor) any rights, options or warrants (whether or not immediately exercisable) to all holders of any class of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Specified Value per share on the record date relating to such distribution, the Warrant Number shall be adjusted in accordance with the following formula:

W'=~W `TIMES` {O `+` N} OVER {O `+ `{{N `TIMES` P} OVER M}}

where:

          W'   =    the adjusted Warrant Number.

          W    =    the Warrant Number immediately prior to the record date
                    for any such distribution.

          O    =    the number of shares of Common Stock outstanding on the
                    record date for any such distribution.

          N    =    the number of additional shares of Common Stock issuable
                    upon exercise of such rights, options or warrants.

          P    =    the exercise price per share of such rights, options or
                    warrants.

          M    =    the Specified Value per share of Common Stock on the record date for any such distribution.

          The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the adjusted Warrant Number shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

     (c) Adjustment for Other Distributions. If DIMAC Holdings distributes to all holders of any class of its Common Stock (i) any evidences of indebtedness of DIMAC Holdings or any of its subsidiaries, (ii) any assets of DIMAC Holdings or any of its subsidiaries, or (iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of DIMAC Holdings, the Warrant Number shall be adjusted in accordance with the following formula:

W'=~W `TIMES` {M OVER {M`-`F}}

     where:

          W'   =    the adjusted Warrant Number.

          W    =    the Warrant Number immediately prior to the record date
                    mentioned below.

          M    =    the Specified Value per share of Common Stock on the record date mentioned below.

          F    =    the fair market value on the record date mentioned below of the shares, the indebtedness, assets, rights, options or warrants distributable to the holder of one share of Common
                    Stock.

          The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If an adjustment is made pursuant to this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the adjusted Warrant Number shall be immediately readjusted as if "F" in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date.

          This subsection does not apply to any transaction described in subsection (a) of this Section or to rights, options or warrants referred to in subsection (b) of this Section .

     (d) Adjustment for Common Stock Issue. If DIMAC Holdings issues shares of Common Stock for a consideration per share less than the Specified Value per share on the date DIMAC Holdings fixes the offering price of such additional shares, the Warrant Number shall be adjusted in accordance with the following formula:

W'=~W `TIMES` {A OVER {O `+ `{P OVER M}}}

     where:

          W'   =    the adjusted Warrant Number.

          W    =    the Warrant Number immediately prior to any such issuance.

          O    =    the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common
                    Stock.

          P    =    the aggregate consideration received for the issuance of
                    such additional shares of Common Stock.

          M    =    the Specified Value per share of Common Stock on the date of issuance of such additional shares.

          A    =    the number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common
                    Stock.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

          This subsection (d) does not apply to any of the transactions described in subsection (a) of this Section or the issuances described below:

          (i) The issuance of Common Stock upon the conversion, exercise or exchange of any Convertible Securities (as defined below), including the Warrants, outstanding on the date hereof or for which an adjustment has been made pursuant to this Section ; or

          (ii) (A) The grant of rights to purchase shares of Common Stock representing, in the aggregate (taking into account all such grants since October 22, 1998), up to 5% of the outstanding shares of Common Stock, and the issuance of such shares of Common Stock upon exercise of such rights, to directors or members of management of DIMAC Holdings and its subsidiaries pursuant to management incentive plans, stock option and stock purchase plans or agreements adopted by the board of directors of DIMAC Holdings and (B) following the acquisition by DIMAC Holdings of any of the rights or shares referred to in clause
          (A) the reissuance of any such acquired rights and the issuance of shares of Common Stock upon exercise thereof.

     (e) Adjustment for Convertible Securities Issue. If DIMAC Holdings issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock ("Convertible Securities") (other than securities issued in transactions described in subsection (b) or (c) of this Section ) for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Specified Value per share on the date of issuance of such securities, the Warrant Number shall be adjusted in accordance with the following formula:

W'=~W `TIMES` {O `+` D} OVER {O `+ `{P OVER M}} where:

          W'   =    the adjusted Warrant Number.

          W    =    the Warrant Number immediately prior to any such issuance.

          O    =    the number of shares of Common Stock outstanding immediately prior to the issuance of such securities.

          P    =    the sum of the aggregate consideration received for the
                    issuance of such securities and the aggregate minimum consideration receivable by DIMAC Holdings for issuance of Common Stock upon conversion or in exchange for, or upon exercise of, such securities.

          M    =    the Specified Value per share of Common Stock on the date
                    of issuance of such securities.

          D    =    the maximum number of shares of Common Stock deliverable
                    upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

          If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when the conversion, exchange or exercise rights of such securities have expired or been terminated, then the adjusted Warrant Number shall promptly be readjusted to the adjusted Warrant Number which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. If the aggregate minimum consideration receivable by DIMAC Holdings for issuance of Common Stock upon conversion or in exchange for, or upon exercise of, such securities shall be increased by virtue of provisions therein contained or upon the arrival of a specified date or the happening of a specified event, then the Warrant Number shall promptly be readjusted to the Warrant Number which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of such increased minimum consideration.

          This subsection (e) does not apply to the issuance of the Warrants or to any of the transactions described in paragraph (b) of this Section or excluded from the provisions of paragraph (d) of this Section .

     (f) Adjustment for Tender Offer. If DIMAC Holdings or any subsidiary of DIMAC Holdings consummates a tender offer for any Common Stock and purchases shares pursuant to such tender offer for an aggregate consideration having a fair market value (as determined reasonably and in good faith by the board of directors of DIMAC Holdings and described in a board resolution) as of the last time (the "Expiration Time") that tenders may be made pursuant to such tender offer (as it shall have been amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined reasonably and in good faith by the board of directors of DIMAC Holdings and described in a board resolution) of the consideration paid in respect of any other tender offer by DIMAC Holdings or any subsidiaries of DIMAC Holdings for any Common Stock consummated within the 12 months preceding the Expiration Time and in respect of which no adjustment pursuant to this subsection (f) has been made previously and (ii) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within 12 months preceding the Expiration Time exceeds 5.0% of the product of the Specified Value per share immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, the Warrant Number shall be adjusted in accordance with the following formula:

W'=~W `TIMES` {M `TIMES` (O `-` N)} OVER {(M `TIMES`O)`-F}

     where:

          W'   =    the adjusted Warrant Number.

          W    =    the Warrant Number immediately prior to the Expiration Time.

          M     =   the Specified Value per share of Common Stock immediately
                    prior to the Expiration Time.

          O     =   the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time.

          F     =   the fair market value of the aggregate consideration paid
                    for all shares of Common Stock purchased pursuant to the tender offer.

          N    =    the number of shares of Common Stock accepted for payment
                    in such tender offer.

          If the number of shares accepted for payment in such tender offer or the aggregate consideration payable therefor have not been finally determined by the opening of business on the day following the Expiration Time, the adjustment required by this subsection (f) shall, pending such final determination, be made based upon the preliminary announced results of such tender offer, and, after such final determination shall have been made, the adjustment required by this subsection (f) shall be based upon the number of shares accepted for payment in such tender offer and the aggregate consideration payable therefor as so finally determined.

     (g) "Specified Value" per share of Common Stock or of any other security (herein collectively referred to as a "Security") at any date shall be:

          (i) if the Security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (1) the value of the Security determined in good faith by the board of directors of DIMAC Holdings and certified in a board resolution, based on the most recently completed arm's-length transaction between DIMAC Holdings and a person other than an Affiliate of DIMAC Holdings in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six months preceding such date, (2) if no such transaction shall have occurred on such date or within such six-month period, the value of the Security most recently determined as of a date within the six months preceding such date by an Independent Financial Expert or (3) if neither clause (1) nor (2) is applicable, the value of the Security as mutually agreed by DIMAC Holdings and Holders of at least a majority of the Warrants outstanding; provided, however, that if DIMAC Holdings and such Holders are unable to mutually agree upon such value, DIMAC Holdings shall select an Independent Financial Expert who shall determine the value of such Security;

          (ii) if the Security is registered under the Exchange Act, the average of the daily market prices for each business day during the period commencing 10 business days before such date and ending on the date one day prior to such date or, if the Security has been registered under the Exchange Act for less than 30 consecutive business days before such date, then the average of the daily market prices (as hereinafter defined) for all of the business days before such date for which daily market prices are available. If the market price is not determinable for at least 15 business days in such period, the Specified Value of the Security shall be determined as if the Security was not registered under the Exchange Act; or

          (iii) if the Security is registered under the Exchange Act and is being sold in a firm commitment underwritten public offering registered under the Securities Act, the public offering price of such Security set forth on the cover page of the prospectus relating to such offering.

          The "market price" for any Security on each business day means: (A) if such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day or (B) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by DIMAC Holdings. If there are no such prices on a business day, then the market price shall not be determinable for such business day.

          In the case of Common Stock, if more than one class of Common Stock is outstanding, the "Specified Value" shall be the highest of the Specified Values per share of such classes of Common Stock.

          "Independent Financial Expert" shall mean a nationally recognized investment banking firm selected by DIMAC Holdings (i) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect financial interest in DIMAC Holdings or any of its Affiliates,
     (ii) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of DIMAC Holdings, (iii) that has not been retained by DIMAC Holdings or any of its Affiliates for any purpose, other than to perform an equity valuation, within the preceding twelve months, and (iv) that, in the reasonable judgment of the board of directors of DIMAC Holdings, is otherwise qualified to serve as an independent financial advisor. Any such person may receive customary compensation and indemnification by DIMAC Holdings for opinions or services it provides as an Independent Financial Expert.

     (h) Consideration Received. For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section , the following shall apply:

               (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash (without any deduction being made for any commissions, discounts or other expenses incurred by DIMAC Holdings for any underwriting of the issue or otherwise in connection therewith);

               (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof) as determined in good faith by the board of directors of DIMAC Holdings; and

               (3) in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by DIMAC Holdings for the issuance of such securities plus the additional minimum consideration, if any, to be received by DIMAC Holdings upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

     (i) When De Minimis Adjustment May Be Deferred. No adjustment in the Warrant Number need be made unless the adjustment would require an increase or decrease of at least 0.5% in the Warrant Number. Any adjustment that is not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.

          All calculations under this Section shall be made to the nearest 1/100th of a share.

     (j) Adjustment to Exercise Price. Upon each adjustment to the Warrant Number pursuant to this Section , the Exercise Price shall be adjusted so that it is equal to the Exercise Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Warrant Number in effect immediately prior to such adjustment, and the denominator of which is the Warrant Number in effect immediately after such adjustment.

     (k) When No Adjustment Required. If an adjustment is made upon the establishment of a record date for a distribution subject to subsection
     (a), (b) or (c) of this Section and such distribution is subsequently cancelled, the Warrant Number and Exercise Price then in effect shall be readjusted, effective as of the date when the board of directors of DIMAC Holdings determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed.

          To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

     (l) Notice of Adjustment. Whenever the Warrant Number or Exercise Price is adjusted,

     DIMAC Holdings shall provide the notices required by Section hereof.

     (m) Voluntary Reduction. DIMAC Holdings from time to time may reduce the Exercise Price by any amount for any period of time (including, without limitation, permanently) if the period is at least 20 days and if the reduction is irrevocable during the period.

          Whenever the Exercise Price is reduced, DIMAC Holdings shall mail to the Holders a notice of the reduction. DIMAC Holdings shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

          A reduction of the Exercise Price under this subsection (m) (other than a permanent reduction) does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), (c), (d), (e), or
     (f) of this Section .

     (n) Reorganizations. In case of any capital reorganization, other than in the cases referred to in subsections (a), (b), (c), (d), (e) or (f) of this Section , or the consolidation or merger of DIMAC Holdings with or into another corporation (other than a merger or consolidation in which DIMAC Holdings is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of DIMAC Holdings as an entirety or substantially as an entirety (collectively, such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the board of directors of DIMAC Holdings, whose determination shall be described in a duly adopted resolution certified by DIMAC Holdings' Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants.

          DIMAC Holdings shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than DIMAC Holdings) resulting from such Reorganization or the corporation purchasing or leasing such assets or other appropriate corporation or entity shall expressly assume, by a supplemental Warrant Agreement or other acknowledgment executed and delivered to the Holder(s), the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities under this Agreement.

     (o) Form of Warrants. Irrespective of any adjustments in the Exercise
     Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     (p) Other Dilutive Events. In case any event shall occur as to which the provisions of this Section are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such sections, then, in each such case, DIMAC Holdings shall make a good faith adjustment to the Exercise Price and Warrant Number into which each Warrant is exercisable in accordance with the intent of this Section and, upon the written request of the Holders of a majority of the Warrants, shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of DIMAC Holdings), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section , necessary to preserve, without dilution, the purchase rights represented by these Warrants. Upon receipt of such opinion, DIMAC Holdings shall promptly mail a copy thereof to the Holder of each Warrant and shall make the adjustments described therein.

     (q) Miscellaneous. For purpose of this Section the term "shares of Common Stock" shall mean (i) shares of any class of stock designated as Common Stock of DIMAC Holdings as of the date of this Agreement, (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value and
     (iii) shares of Common Stock of DIMAC Holdings or options, warrants or rights to purchase Common Stock of DIMAC Holdings or securities convertible into or exchangeable for shares of Common Stock of DIMAC Holdings outstanding on the date hereof and shares of Common Stock of DIMAC Holdings issued upon exercise, conversion or exchange of such securities. In the event that at any time, as a result of an adjustment made pursuant to this Section , the Holders of Warrants shall become entitled to purchase any securities of DIMAC Holdings other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (p) of this Section , inclusive, and the provisions of Sections , , and hereof with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

   Section 10. Fractional Interests. DIMAC Holdings shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section , be issuable on the exercise of any Warrants (or specified portion thereof), DIMAC Holdings shall, pay an amount in cash equal to the fair market value of the Warrant Share so issuable (as determined in good faith by the board of directors of DIMAC Holdings), multiplied by such fraction.

   Section 11. Notices to Holders. Upon any adjustment pursuant to Section hereof, DIMAC Holdings shall promptly thereafter (i) cause to be filed with DIMAC Holdings a certificate of an officer of DIMAC Holdings setting forth the Warrant Number and Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (ii) cause to be given to each of the Holders at its address appearing on the Warrant Register written notice of such adjustments. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section.

   In case:

     (a) DIMAC Holdings shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

     (b) DIMAC Holdings shall authorize the distribution to all holders of shares of Common Stock of assets, including cash, evidences of its indebtedness, or other securities;

     (c) of any consolidation or merger to which DIMAC Holdings is a party and for which approval of any stockholders of DIMAC Holdings is required, or of the conveyance or transfer of the properties and assets of DIMAC Holdings substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock;

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of DIMAC Holdings;

     (e) DIMAC Holdings proposes to take any action that would require an adjustment to the Warrant Number or the Exercise Price pursuant to Section hereof; or

     (f) DIMAC Holdings proposes to take any action that would give rise to the Holders' preemptive rights as specified in the Stockholders Agreement or elsewhere.

then DIMAC Holdings shall cause to be given to each of the Holders at its address appearing on the Warrant Register, at least 20 days prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, in accordance with the provisions of Section hereof, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders (prior to the exercise of such Warrants) the right to vote or to consent or to receive notice as stockholder in respect of the meetings of stockholders or the election of members of the board of directors of DIMAC Holdings or any other matter, or any rights whatsoever as stockholders of DIMAC Holdings; provided, however, that nothing in the foregoing provision is intended to detract from any rights explicitly granted to any Holder hereunder.

   Section 12. Notices to DIMAC Holdings and Holders. All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telex, telecopier, or overnight air courier guaranteeing next day delivery:

     (a) if to Purchasers, TCW/Crescent Mezzanine, L.L.C., 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025, Telecopy No.: 310-235-5967,
     Attention: John C. Rocchio, with a copy to Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Telecopy number (213) 687-5600, Attention: Rodrigo A. Guerra, Jr., Esq.; and

     (b) if to DIMAC Holdings, 5775 Peachtree Dunwoody Road, Suite C150, Atlanta, GA 30342, Telecopy No. 404-705-9929, Attention: Chief Financial Officer, with a copy to McCown De Leeuw & Co., 65 E. 55th Street., New York, New York 10022, Telecopy No. (212) 355-6283, Attention: James L. Wu, with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Telecopy No. (212) 354-8113, Attention: Frank L. Schiff, Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed (so long as a fax copy is sent and receipt acknowledged within two business days after mailing); when answered back if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior written notice of such change in accordance herewith.

   Section 13. Certain Supplements and Amendments. DIMAC Holdings may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which DIMAC Holdings may deem necessary or desirable; provided that any such supplement or amendment shall not in any way adversely affect the interests of the Holders.

   Section 14. Successors. All the covenants and provisions of this Agreement by or for the benefit of DIMAC Holdings shall bind and inure to the benefit of its respective successors and assigns hereunder.

   Section 15. Termination. This Agreement shall terminate if all Warrants have been exercised pursuant to this Agreement.

   Section 16. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND ALL ISSUES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW); PROVIDED THAT DETERMINATIONS RELATING TO CORPORATE LAW SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, DIMAC HOLDINGS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT

SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE WARRANTS, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. DIMAC HOLDINGS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A WARRANT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST DIMAC HOLDINGS IN ANY OTHER JURISDICTION.

   Section 17. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than DIMAC Holdings and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of DIMAC Holdings and the Holders.

   Section 18. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

   Section 19. Amendments and Waivers. Subject to Section hereof, DIMAC Holdings agrees it will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or any Warrant unless each Holder (irrespective of the amount of Warrants then owned by it) shall substantially concurrently be informed thereof by DIMAC Holdings and shall be afforded the opportunity of considering the same and shall be supplied by DIMAC Holdings with sufficient information (including any offer of remuneration) to enable it to make an informed decision with respect thereto which information shall be the same as that supplied to each other Holder. DIMAC Holdings will not directly or indirectly, pay or cause to be paid any remuneration whether by way of supplement or additional interest fee or otherwise, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions of this Agreement or any Warrant unless such remunerations is concurrently paid on the same terms, ratably to each Holder whether or not such Holder signs such waiver or consent, provided that the foregoing is not intended to preclude the adoption of any amendment or the giving of any waiver by the Holders of a majority of the Warrants to the extent permitted by the other provisions of this Section.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              DIMAC HOLDINGS, INC.

                              By:
                                   ----------------------------------
                              Name:

                              Title:
                                   ----------------------------------

Purchasers:


                              TCW/CRESCENT MEZZANINE PARTNERS, L.P.
                              TCW/CRESCENT MEZZANINE TRUST
                              TCW/CRESCENT MEZZANINE INVESTMENT PARTNERS, L.P.

                              By:  TCW/CRESCENT MEZZANINE, L.L.C.,
                                   its general partner or managing owner

                              By:
                                   ----------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                   ----------------------------------

                              By:
                                   ----------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                   ----------------------------------


Initial Bank Account and Wire Instructions:
-------------------------------------------

Bank of New York
700 South Flower Street
2nd Floor
Los Angeles, CA 90017

ABA: 021-000-018
BNF: IOC 565
BBI: A/C#355-744
Account Name: Mezzanine Master Wire Account
Attention: Yolanda Pena (213) 630-6437

Address for Notices:
--------------------

TCW/Crescent Mezzanine, LLC
11100 Santa Monica Boulevard
Suite 2000
Los Angeles, CA 90025
Attn: John C. Rocchio
Telecopy No.: (310) 235-596

                              TCW LEVERAGED INCOME TRUST, L.P.

                              By:  TCW ADVISORS (BERMUDA), LIMITED,
                                       as General Partner
                              By:
                                   ----------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                   ----------------------------------



                              By:  TCW INVESTMENT MANAGEMENT COMPANY,
                                        as Investment Advisor


                              By:
                                   ----------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                   ----------------------------------



Initial Bank Account and Wire Instructions:
-------------------------------------------

Bank of New York


700 South Flower Street
2nd Floor
Los Angeles, CA 90017

ABA: 021-000-018
BNF: IOC 565
BBI: A/C#355-744
Account Name: Mezzanine Master Wire Account
Attention: Yolanda Pena (213) 630-6437

Address for Notices:
--------------------

TCW/Crescent Mezzanine, LLC
11100 Santa Monica Boulevard
Suite 2000
Los Angeles, CA 90025
Attn: John C. Rocchio
Telecopy No.: (310) 235-5967

                              TCW SHARED OPPORTUNITY FUND II, L.P.

                              By:  TCW INVESTMENT MANAGEMENT COMPANY,
                                        its investment advisor


                              By:
                                   ----------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                   ----------------------------------


                              By:
                                   ----------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                   ----------------------------------


Initial Bank Account and Wire Instructions:
-------------------------------------------

Bank of New York
700 South Flower Street
2nd Floor
Los Angeles, CA 90017

ABA: 021-000-018
BNF: IOC 565
BBI: A/C#355-744
Account Name: Mezzanine Master Wire Account
Attention: Yolanda Pena (213) 630-6437

Address for Notices:
--------------------

TCW/Crescent Mezzanine, LLC
11100 Santa Monica Boulevard
Suite 2000
Los Angeles, CA 90025
Attn: John C. Rocchio
Telecopy No.: (310) 235-5967

EXHIBIT A      [Form of Warrant Certificate]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON OCTOBER 22, 1998, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR IN COMPLIANCE WITH RULE 144 OR PURSUANT TO ANOTHER EXEMPTION THEREFROM. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A WARRANT AGREEMENT, THE STOCKHOLDERS AGREEMENT (AS DEFINED BELOW) AND A SECURITIES PURCHASE AGREEMENT, EACH DATED AS OF OCTOBER 22, 1998, AMONG THE ISSUER OF SUCH SECURITIES ("DIMAC HOLDINGS"), THE PURCHASERS REFERRED TO THEREIN AND THE OTHER PARTIES THERETO. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN SUCH AGREEMENTS AND DIMAC HOLDINGS RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS CERTIFICATE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH AGREEMENTS WILL BE FURNISHED WITHOUT CHARGE BY DIMAC HOLDINGS TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

THE SHARES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PREFERENCES, POWERS, QUALIFICATIONS AND RIGHTS OF EACH CLASS AND SERIES AS SET FORTH IN DIMAC HOLDINGS' CERTIFICATE OF INCORPORATION. DIMAC HOLDINGS WILL FURNISH A COPY OF THE CERTIFICATE OF INCORPORATION TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST.

No. _____         ______ Warrants

                               Warrant Certificate

                              DIMAC HOLDINGS, INC.

     This Warrant Certificate certifies that ___________________________, or registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above to purchase Common Stock, $0.001 par value (the "Common Stock"), of DIMAC Holdings, Inc., a Delaware corporation ("DIMAC Holdings"). Each Warrant entitles the holder upon exercise to receive from DIMAC Holdings one fully paid and nonassessable share of Common Stock (a "Warrant Share"), at the initial exercise price (the "Exercise Price") of $.01, payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of DIMAC Holdings designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to hereinafter. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, as set forth in the Warrant Agreement. Each Warrant is exercisable at any time prior to 5:00 p.m., New York time, on October 22, 2209.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, and are issued or to be issued pursuant to a Warrant Agreement dated as of October 22, 1998 (the "Warrant Agreement"), duly executed and delivered by DIMAC Holdings, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of DIMAC Holdings and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to DIMAC Holdings. Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Warrant Agreement.

     The holder hereof may exercise the Warrants evidenced hereby under and pursuant to the terms and conditions of the Warrant Agreement by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon (and by this reference made a part hereof) properly completed and executed, and, to the extent the Warrants are not being exchanged pursuant to the Warrant exchange provisions of Section 5 of the Warrant Agreement, together with payment of the Exercise Price in cash or by certified or bank check at the office of DIMAC Holdings designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued by DIMAC Holdings to the holder hereof or its registered assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

     The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares issuable upon exercise of a Warrant and the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted.

     The holder hereof will have certain registration rights and other rights and obligations with respect to the Warrant Shares as provided in the Amended and Restated Stockholders Agreement dated as of October 22, 1998 by and among DIMAC Holdings and the persons party thereto, as supplemented and modified pursuant to the letter dated October 22, 1998 from DIMAC Holdings, McCown De Leeuw & Co. IV, L.P. and McCown De Leeuw & Co. IV Associates, L.P. to the Purchasers (such Amended and Restated Stockholders Agreement as so supplemented and modified, being referred to herein as the "Stockholders Agreement"). Copies of the Stockholders Agreement may be obtained by the holder hereof upon written request to DIMAC Holdings.

     Warrant Certificates, when surrendered at the office of DIMAC Holdings by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Subject to the terms and conditions of the Warrant Agreement, upon due presentation for registration of transfer of this Warrant Certificate at the office of DIMAC Holdings a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     DIMAC Holdings may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and DIMAC Holdings shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of DIMAC Holdings.

     IN WITNESS WHEREOF, DIMAC Holdings has caused this Warrant Certificate to be signed by its Chairman of the Board, Chief Executive Officer, President or Vice President and by its Secretary or Assistant Secretary.

Dated:  October 22, 1998

                              DIMAC HOLDINGS, INC.

                              By:
                                   ----------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                   ----------------------------------


                              By:
                                   ----------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                   ----------------------------------

                          FORM OF ELECTION TO PURCHASE
                    (To Be Executed Upon Exercise of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to:

     (Check Applicable Box)

     -    receive                shares of Common Stock and herewith tenders
                  --------------
          payment for such shares to the order of DIMAC Holdings, Inc. in the
          amount of $             in accordance with the terms hereof.
                     ------------

     -    exchange Warrants for shares of Common Stock and herewith tenders
          Warrants to purchase                 shares of Common Stock as payment
                               ---------------
          for such number of shares of Common Stock as determined in accordance with the Warrant exchange procedures of Section 5 of the Warrant Agreement.

     The undersigned requests that a certificate for such shares be registered
in the name of                                    , whose address is
               -----------------------------------
                                and that such shares be delivered to
-------------------------------
                            , whose address is
----------------------------

     If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of
                            , whose address is                                ,
----------------------------                   -------------------------------
and that such Warrant Certificate be delivered to                             ,
                                                  ----------------------------
whose address is



                         Signature(s):
                                        ------------------------

                         NOTE: The above signature(s) must correspond with the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever. If this Warrant is held of record by two or more joint owners, all such owners must sign.

Date:
     --------------------

                               FORM OF ASSIGNMENT
           (To be signed only upon assignment of Warrant Certificate)

     FOR VALUE RECEIVED,                              hereby sells, assigns and
                         ----------------------------
transfers unto                              whose address is
               ----------------------------
                                  and whose social security number or other
---------------------------------
identifying number is                          , the within Warrant Certificate,
                      -------------------------
together with all right, title and interest therein and to the Warrants represented thereby, and does hereby irrevocably constitute and appoint
                            , attorney, to transfer said Warrant Certificate on
----------------------------
the books of the within-named corporation, with full power of substitution in the premises.

                         Signature(s):
                                        ------------------------

                         NOTE: The above signature(s) must correspond with the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever. If this Warrant is held of record by two or more joint owners, all such owners must sign.

Date:
     --------------------

                                                                         Annex B


                                DIMAC Holdings, Inc.

                                     as issuer

                      151/2% Senior Notes due October 22, 2009
                   ______________________________________________


                                     INDENTURE

                            Dated as of October 22, 1998
                   ______________________________________________



                             Wilmington Trust Company,

                                      Trustee

                                CROSS-REFERENCE TABLE*

Trust Indenture                                                        Indenture
  Act Section                                                           Section
---------------                                                        ---------

310(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
310(a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
310(a)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
310(a)(4). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
310(a)(5). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
310(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.8; 7.10
310(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
311(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
311(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.5
312(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.3
312(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.3
313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
313(b)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
313(b)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
313(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
313(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.3; 4.4
314(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
314(c)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.4
314(c)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.4
314(c)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
314(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
314(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.5
314(f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.1
315(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.5
315(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.1
315(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.1
315(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.11
316(a)(last sentence). . . . . . . . . . . . . . . . . . . . . . . . . 2.9
316(a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.5
316(a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.4
316(a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
316(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.2
316(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.4
317(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.8
317(a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.9
317(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.4
318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.1
318(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
318(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.1

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . . . . . . .  .1
     Section 1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . .  .1
     Section 1.2    Other Definitions. . . . . . . . . . . . . . . . . . . .  12
     Section 1.3    Incorporation by Reference of Trust Indenture Act. . . .  13
     Section 1.4    Rules of Construction. . . . . . . . . . . . . . . . . .  13

ARTICLE II THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Section 2.1    Form and Dating. . . . . . . . . . . . . . . . . . . . .  14
     Section 2.2    Execution and Authentication . . . . . . . . . . . . . .  14
     Section 2.3    Registrar, Paying Agent and Depository . . . . . . . . .  15
     Section 2.4    Paying Agent to Hold Money in Trust. . . . . . . . . . .  16
     Section 2.5    Holder Lists . . . . . . . . . . . . . . . . . . . . . .  16
     Section 2.6    Transfer and Exchange. . . . . . . . . . . . . . . . . .  16
     Section 2.7    Replacement Notes. . . . . . . . . . . . . . . . . . . .  19
     Section 2.8    Outstanding Notes. . . . . . . . . . . . . . . . . . . .  19
     Section 2.9    Treasury Notes . . . . . . . . . . . . . . . . . . . . .  20
     Section 2.10   Temporary Notes. . . . . . . . . . . . . . . . . . . . .  20
     Section 2.11   Cancellation . . . . . . . . . . . . . . . . . . . . . .  20
     Section 2.12   Defaulted Interest . . . . . . . . . . . . . . . . . . .  21
     Section 2.13   Legends. . . . . . . . . . . . . . . . . . . . . . . . .  21
     Section 2.14   Deposit of Moneys. . . . . . . . . . . . . . . . . . . .  22

ARTICLE III REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Section 3.1    Notices to Trustee . . . . . . . . . . . . . . . . . . .  22
     Section 3.2    Selection of Notes to Be Redeemed. . . . . . . . . . . .  22
     Section 3.3    Notice of Redemption . . . . . . . . . . . . . . . . . .  22
     Section 3.4    Effect of Notice of Redemption.. . . . . . . . . . . . .  23
     Section 3.5    Deposit of Redemption Price. . . . . . . . . . . . . . .  23
     Section 3.6    Notes Redeemed in Part.. . . . . . . . . . . . . . . . .  24
     Section 3.7    Optional Redemption. . . . . . . . . . . . . . . . . . .  24

ARTICLE IV COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Section 4.1    Payment of Notes.. . . . . . . . . . . . . . . . . . . .  24
     Section 4.2    Maintenance of Office or Agency. . . . . . . . . . . . .  24
     Section 4.3    Reports. . . . . . . . . . . . . . . . . . . . . . . . .  25
     Section 4.4    Compliance Certificate . . . . . . . . . . . . . . . . .  26
     Section 4.5    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 4.6    Stay, Extension and Usury Laws . . . . . . . . . . . . .  27
     Section 4.7    Limitation on Restricted Payments. . . . . . . . . . . .  27
     Section 4.8    Limitation on Restrictions on Dividends
                    from Restricted Subsidiaries . . . . . . . . . . . . . .  28
     Section 4.9    Limitation on Additional Indebtedness and
                    Issuance of Disqualified Capital Stock . . . . . . . . .  29
     Section 4.10   Limitation on Asset Sales. . . . . . . . . . . . . . . .  29
     Section 4.11   Limitation on Transactions With Affiliates . . . . . . .  31
     Section 4.12   Limitation on Liens. . . . . . . . . . . . . . . . . . .  32
     Section 4.13   Corporate Existence. . . . . . . . . . . . . . . . . . .  32
     Section 4.14   Repurchase Upon a Change of Control. . . . . . . . . . .  32
     Section 4.15   Maintenance of Properties. . . . . . . . . . . . . . . .  34
     Section 4.16   Maintenance of Insurance . . . . . . . . . . . . . . . .  34

     Section 4.17   Investment Company Act . . . . . . . . . . . . . . . . .  34
     Section 4.18   Ownership of Subsidiaries. . . . . . . . . . . . . . . .  34
     Section 4.19   Limitation on Business . . . . . . . . . . . . . . . . .  34
     Section 4.20   Employee Plans . . . . . . . . . . . . . . . . . . . . .  35
     Section 4.21   Compliance with Laws; Maintenance of Licenses. . . . . .  35
     Section 4.22   Available Cash . . . . . . . . . . . . . . . . . . . . .  35
     Section 4.23   Fiscal Years . . . . . . . . . . . . . . . . . . . . . .  35
     Section 4.24   Limitation on Acquisitions . . . . . . . . . . . . . . .  35
     Section 4.25   Limitation on Capital Expenditures . . . . . . . . . . .  36
     Section 4.26   Inspection of Properties and Records.. . . . . . . . . .  36

ARTICLE V SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Section 5.1    When DIMAC Holdings May Merge, etc.. . . . . . . . . . .  36
     Section 5.2    Successor Substituted. . . . . . . . . . . . . . . . . .  37

ARTICLE VI DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . .  37
     Section 6.1    Events of Default. . . . . . . . . . . . . . . . . . . .  37
     Section 6.2    Acceleration . . . . . . . . . . . . . . . . . . . . . .  39
     Section 6.3    Other Remedies . . . . . . . . . . . . . . . . . . . . .  40
     Section 6.4    Waiver of Past Defaults. . . . . . . . . . . . . . . . .  40
     Section 6.5    Control by Majority. . . . . . . . . . . . . . . . . . .  40
     Section 6.6    Limitation on Suits. . . . . . . . . . . . . . . . . . .  40
     Section 6.7    Rights of Holders to Receive Payment . . . . . . . . . .  41
     Section 6.8    Collection Suit by Trustee . . . . . . . . . . . . . . .  41
     Section 6.9    Trustee May File Proofs of Claim . . . . . . . . . . . .  41
     Section 6.10   Priorities . . . . . . . . . . . . . . . . . . . . . . .  41
     Section 6.11   Undertaking for Costs. . . . . . . . . . . . . . . . . .  42
     Section 6.12   Premium on Acceleration. . . . . . . . . . . . . . . . .  42

ARTICLE VII TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     Section 7.1    Duties of Trustee. . . . . . . . . . . . . . . . . . . .  43
     Section 7.2    Rights of Trustee. . . . . . . . . . . . . . . . . . . .  44
     Section 7.3    Individual Rights of Trustee . . . . . . . . . . . . . .  44
     Section 7.4    Trustee's Disclaimer . . . . . . . . . . . . . . . . . .  44
     Section 7.5    Notice of Defaults . . . . . . . . . . . . . . . . . . .  45
     Section 7.6    Reports by Trustee to Holders. . . . . . . . . . . . . .  45
     Section 7.7    Compensation and Indemnity . . . . . . . . . . . . . . .  45
     Section 7.8    Replacement of Trustee . . . . . . . . . . . . . . . . .  46
     Section 7.9    Successor Trustee by Merger, etc.. . . . . . . . . . . .  47
     Section 7.10   Eligibility; Disqualification. . . . . . . . . . . . . .  47
     Section 7.11   Preferential Collection of Claims Against DIMAC
                    Holdings . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE VIII DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE . . . . . .  47
     Section 8.1    Discharge; Option to Effect Legal or Covenant
                    Defeasance . . . . . . . . . . . . . . . . . . . . . . .  47
     Section 8.2    Legal Defeasance and Discharge . . . . . . . . . . . . .  47
     Section 8.3    Covenant Defeasance. . . . . . . . . . . . . . . . . . .  48
     Section 8.4    Conditions to Legal or Covenant Defeasance . . . . . . .  48
     Section 8.5    Deposits to be Held in Trust; Other Miscellaneous
                    Provisions.. . . . . . . . . . . . . . . . . . . . . . .  49
     Section 8.6    Repayment to DIMAC Holdings. . . . . . . . . . . . . . .  50
     Section 8.7    Reinstatement. . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE IX AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     Section 9.1    Without Consent of Holders . . . . . . . . . . . . . . .  50
     Section 9.2    With Consent of Holders. . . . . . . . . . . . . . . . .  51

     Section 9.3    Compliance with Trust Indenture Act. . . . . . . . . . .  52
     Section 9.4    Revocation and Effect of Consents. . . . . . . . . . . .  52
     Section 9.5    Notation on or Exchange of Notes . . . . . . . . . . . .  52
     Section 9.6    Trustee to Sign Amendments, etc. . . . . . . . . . . . .  53

ARTICLE X MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     Section 10.1   Trust Indenture Act Controls . . . . . . . . . . . . . .  53
     Section 10.2   Notices. . . . . . . . . . . . . . . . . . . . . . . . .  53
     Section 10.3   Communication by Holders with Other Holders. . . . . . .  54
     Section 10.4   Certificate and Opinion as to Conditions Precedent . . .  54
     Section 10.5   Statements Required in Certificate or Opinion. . . . . .  54
     Section 10.6   Rules by Trustee and Agents. . . . . . . . . . . . . . .  55
     Section 10.7   Legal Holidays . . . . . . . . . . . . . . . . . . . . .  55
     Section 10.8   No Recourse Against Others . . . . . . . . . . . . . . .  55
     Section 10.9   Governing Law. . . . . . . . . . . . . . . . . . . . . .  55
     Section 10.10  No Adverse Interpretation of Other Agreements. . . . . .  56
     Section 10.11  Successors . . . . . . . . . . . . . . . . . . . . . . .  56
     Section 10.12  Severability . . . . . . . . . . . . . . . . . . . . . .  56
     Section 10.13  Counterpart Originals. . . . . . . . . . . . . . . . . .  56
     Section 10.14  Table of Contents, Headings, etc.. . . . . . . . . . . .  56

EXHIBIT A - Form of Note . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B - Certificate to Be Delivered upon Exchange or Registration of
            Transfer of Notes. . . . . . . . . . . . . . . . . . . . . . . . B-1

     This Indenture, dated as of October 22, 1998, is entered into by and between DIMAC Holdings, Inc., a Delaware corporation ("DIMAC Holdings"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "TRUSTEE").

     DIMAC Holdings and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of DIMAC Holdings's 151/2% Senior Notes due October 22, 2009.

                                      ARTICLE I
DEFINITIONS AND INCORPORATION        BY REFERENCE

     Section 1.1    DEFINITIONS.

     "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of DIMAC Holdings or any of its Restricted Subsidiaries or assumed in connection with the acquisition by DIMAC Holdings or any of its Restricted Subsidiaries of assets from such Person, which Indebtedness was not incurred in connection with or in anticipation of such acquisition.

     "ACQUISITION" means the acquisition (including by way of a merger or consolidation or in a series of related transactions) of all or substantially all of the assets or property of another Person or of Voting Securities of such Person representing a majority (more than 50%) of the aggregate Voting Power of the outstanding Voting Securities of such Person by purchase in cash, exchange of property or securities, or by any other method.

     "ADVISORY SERVICES AGREEMENT" means the Advisory Services Agreement dated as of June 26, 1998 by and between DIMAC Operating and MDC Management Company IV, LLC, as in effect on the date thereof.

     "AFFILIATE" means, with respect to any referenced Person, a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such referenced Person, (ii) which directly or indirectly through one or more intermediaries beneficially owns or holds 5% or more of the combined voting power of the total Voting Securities of such referenced Person or (iii) of which 5% or more of the combined voting power of the total Voting Securities directly or indirectly through one or more intermediaries is beneficially owned or held by such referenced Person or a Subsidiary of such referenced Person. When used herein without reference to any Person, Affiliate means an Affiliate of DIMAC Holdings. For all purposes of this Indenture, McCown De Leeuw & Co., Inc. and its Affiliates shall be considered an Affiliate of DIMAC Holdings. For purposes of this definition, "control" when used with respect to any person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Securities, by agreement or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Indenture, Trust Company of the West and its Affiliates and any other Initial Purchaser and its Affiliates shall not be considered Affiliates of DIMAC Holdings or any of its Subsidiaries.

     "AGENT" means any Registrar, Paying Agent or co-registrar.

     "ASSET ACQUISITION" means (a) an Investment by DIMAC Holdings or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of DIMAC Holdings, or shall be merged with or into DIMAC Holdings or any of its Subsidiaries, or (b) the acquisition by DIMAC Holdings or any of its Subsidiaries of the assets of any Person (other than a Subsidiary of DIMAC Holdings) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "ASSET SALE" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by DIMAC Holdings or any Restricted Subsidiary (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to DIMAC Holdings or by DIMAC Holdings or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of inventory or Temporary Cash Investments in the ordinary course of business, (iii) a disposition of obsolete equipment or equipment that is no longer useful in the conduct of the business of DIMAC Holdings or the applicable Restricted Subsidiary and that is disposed of in each case in the ordinary course of business, (iv) the sale of other assets so long as the fair market value of the assets disposed of pursuant to this clause (iv) does not exceed $1,000,000 in the aggregate in any fiscal year and $5,000,000 in the aggregate prior to the maturity date of the Notes, (v) for the purposes of Section 4.10 only, a disposition subject to the covenant described under Section 4.7 and (vi) the disposition of all or substantially all of the assets of DIMAC Holdings in the manner permitted pursuant to the provisions described under Section 5.1, or any disposition that constitutes a Change of Control pursuant to this Indenture.

     "BANKRUPTCY LAW" means title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

     "BOARD OF DIRECTORS" means the board of directors or any duly constituted committee thereof of any corporation or of a corporate general partner of a partnership and any similar body empowered to direct the affairs of any other entity.

     "BUSINESS DAY" means any day other than a Legal Holiday.

     "CAPITAL EXPENDITURES" means, without duplication, for any Person for any period, the aggregate of all expenditures including deposits (whether paid in cash or property or accrued as liabilities and including the aggregate amount of all principal payments due for the entire term of all Capital Leases that are required to be capitalized on the balance sheet) made by such Person that, in conformity with GAAP, are required to be included in the property, plant, equipment, or similar fixed asset account.

     "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

     "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including without limitation all common stock and preferred stock.

     "CAPITALIZED LEASE OBLIGATION" means, with respect to any Person for any period, any obligation of such Person to pay rent or other amounts under a Capital Lease; the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "CASH EQUIVALENTS" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;
(e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; and (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) of this definition.

     "CHANGE OF CONTROL" means:

          (i) prior to the first Qualified Public Equity Offering of the DIMAC Holdings or DIMAC Operating, as the case may be, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of majority Voting Power of the Voting Securities of DIMAC Holdings and DIMAC Operating, whether as a result of issuance of securities of DIMAC Holdings or DIMAC Operating, as the case may be, any merger, consolidation, liquidation or dissolution of DIMAC Holdings or DIMAC Operating, as the case may be, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders will be deemed to beneficially own any Voting Securities of a Person (the "specified corporation") held by any other Person (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the Voting Power of the Voting Securities of the parent corporation);

          (ii) following the first Qualified Public Equity Offering of DIMAC Holdings or DIMAC Operating, as the case may be, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total Voting Power of the Voting Securities of DIMAC Holdings or DIMAC Operating, as the case may be; PROVIDED, HOWEVER, that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total Voting Power of the Voting Securities of DIMAC Holdings or DIMAC Operating, as the case may be, than such other person and do not have the right or ability by Voting Power, contract or otherwise to elect or designate for election a majority of the Board of Directors of DIMAC Holdings or DIMAC Operating, as the case may be (for purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Securities of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this clause (ii)), directly or indirectly, more than 35% of the Voting Power of the Voting Securities of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the Voting Power of the Voting Securities of such parent corporation and do not have the right or ability by Voting Power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation);

          (iii) individuals who on the Initial Issue Date constituted the Board of Directors of DIMAC Holdings or the Board of Directors of DIMAC Operating (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of DIMAC Holdings or DIMAC Operating, as the case may be, was approved by a vote of a majority of the members of the Board of Directors of DIMAC Holdings or DIMAC Operating, as the case may be, then still in office who were either members of such Board of Directors on the Initial Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of DIMAC Holdings or DIMAC Operating, as the case may be, then in office;

          (iv) the merger or consolidation of DIMAC Holdings or DIMAC Operating with or into another Person or the merger of another Person with or into DIMAC Holdings or DIMAC Operating, or the sale of all or substantially all the assets of DIMAC Holdings or DIMAC Operating to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of DIMAC Holdings or DIMAC Operating that are outstanding immediately prior to such transaction and which represent 100% of the aggregate Voting Power of the Voting Securities of DIMAC Holdings or DIMAC Operating, as the case may be, are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate Voting Power of the Voting Securities of the surviving corporation;

          (v) any transaction, as the result of which DIMAC Holdings owns (or has the exclusive power to vote with respect to), directly or indirectly, less than 100% of the Capital Stock of DIMAC Operating; or

          (vi) at any time after the Initial Issue Date, DIMAC Operating (or any successor in interest) no longer continues, for Federal income tax purposes, to be a member of the affiliated group of corporations that includes DIMAC Holdings as the parent corporation of such affiliated group.

     "CHARTER DOCUMENTS" of any Person means the articles of incorporation or certificate of incorporation and bylaws (or any similar organizational documents), as amended or restated (or both) to date, of such Person.

     "COMMISSION" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the Securities Act or the TIA, as the case may be, then the body performing such duties at such time.

     "CONSOLIDATED" or "CONSOLIDATED," when used with reference to any accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

     "CONSOLIDATED NET WORTH" with respect to any Person, means, as at any date of determination, the sum of (i) the consolidated equity of the common stockholders of such referent Person and its consolidated Restricted Subsidiaries determined in accordance with GAAP plus (ii) the respective amounts reported on such referent Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such referent Person upon issuance of such preferred stock, PROVIDED that the consolidated net worth of any Person shall exclude the effect of any non-cash charges relating to the acceleration of stock options or similar securities of such referent Person or another Person with which such referent Person is merged or consolidated.

     "CORPORATE TRUST OFFICE" shall be at the address of the Trustee specified in Section 10.2 or such other address as the Trustee may specify by notice to DIMAC Holdings.

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "DEFAULT" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

     "DEPOSITORY" means the Person specified in Section 2.3 as the Depository with respect to the Notes issuable in global form, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "DIMAC HOLDINGS" means DIMAC Holdings, Inc., a Delaware corporation.

     "DIMAC OPERATING" means DIMAC Corporation, a Delaware corporation.

     "DIMAC OPERATING INDENTURE" means that certain Indenture, dated as of October 22, 1998, by and between DIMAC Operating and Wilmington Trust Company, as Trustee, together with all related documents, including security documents, as such Indenture and such related documents are in effect on the Initial Issue Date, without regard to any subsequent amendments, supplements or other modifications thereto.

     "DIMAC OPERATING NOTES" means the 121/2% Senior Subordinated Notes due 2008 of DIMAC Operating, issued pursuant to the DIMAC Operating Indenture.

     "DISQUALIFIED CAPITAL STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes.

     "DTC" means The Depository Trust Company.

     "EQUITY INVESTORS" means the holders of Capital Stock of DIMAC Holdings on the Initial Issue Date, other than any such holders who, at any time, are employees of DIMAC Holdings or any of its Subsidiaries.

     "EQUITY INTEREST" means (i) with respect to a corporation, any and all Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable or exercisable for, Capital Stock) and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in any such Person.

     "ERISA" means The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or law thereto.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE OFFER" means the offer that may be made by DIMAC Holdings pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission.

     "GAAP" means gaap as  in effect on the Initial Issue Date.

     "GUARANTY" means, with respect to any Person, any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation:

          (a) agreements to purchase such Indebtedness or any property constituting security therefor;

          (b) agreements to advance or supply funds (i) for the purchase or payment of such Indebtedness, or (ii) to maintain working capital, equity capital or other balance sheet conditions;

          (c) agreements to purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the ability of the primary obligor to make payment of the Indebtedness;

          (d) letters or agreements commonly known as "comfort" or "keepwell" letters or agreements; or

          (e) any other agreements to assure the holder of the Indebtedness of the primary obligor against loss in respect thereof;

PROVIDED, HOWEVER, that "guaranty" shall not include (i) the endorsement by a Person in the ordinary course of business of negotiable instruments or documents for deposit or collection, or (ii) indemnities given by DIMAC Holdings or its Subsidiaries in brokerage, management and other agreements in the ordinary course of business substantially consistent with past practices.

     "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "HOLDER" means the Person in whose name a Note is registered in the register of the Notes.

     "INDEBTEDNESS" means, with respect to any Person, the aggregate amount of, without duplication, the following:

          (a)       all obligations for borrowed money;

          (b) all obligations evidenced by bonds, debentures, notes or other similar instruments;

          (c) all obligations to pay the deferred purchase price of property or services (except Trade Payables, accrued commissions and other similar accrued current liabilities in respect of such obligations, in any case, not overdue, arising in the ordinary course of business);

          (d)       all Capitalized Lease Obligations;

          (e) all obligations or liabilities of others secured by a lien on any asset owned by such Person or Persons regardless of whether such obligation or liability is assumed;

          (f) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit or bankers' acceptances;

          (g)       all Hedging Obligations; and

          (h)       all guaranties.

     "INDENTURE" means this Indenture as amended or supplemented from time to time.

     "INITIAL ISSUE DATE" means the date upon which the Series A Notes are first issued.

     "INITIAL PURCHASERS" has the meaning given to the term "Purchasers" in the Securities Purchase Agreement.

     "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "INVESTMENT" means, with respect to any Person, any direct, indirect or beneficial investment by such Person, whether by means of share purchase, loan, advance, extension of credit (other than accounts receivable and trade credits arising in the ordinary course of business), capital contribution or otherwise, in or to any other Person, the guaranty by such Person of any Indebtedness of any other Person or the subordination of any claim against any other Person to other Indebtedness of such other Person.

     "ISSUER ORDER" means a written request or order signed in the name of DIMAC Holdings by its Chairman of the Board, President, Chief Executive Officer or Senior or Executive Vice President, and by its Chairman of the Board, President, Chief Executive Officer, Senior or Executive Vice President Treasurer,
Secretary or an Assistant Treasurer or an Assistant Secretary and delivered to the Trustee.

     "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, Wilmington, Delaware or at a place of payment are authorized by law, regulation or executive order to remain closed.

     "LIEN" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "LIQUIDATED DAMAGES" has the meaning given to such term in the Registration Rights Agreement.

     "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of DIMAC Holdings and its Restricted Subsidiaries taken as a whole or
(b) a material adverse effect on the ability of DIMAC Holdings to perform its obligations under this Indenture or of any Holder of the Notes to enforce or collect any of the obligations hereunder or under the Notes. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

     "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by DIMAC Holdings or any of its Restricted Subsidiaries from such Asset Sale, net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by DIMAC Holdings or any of its Restricted Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any post closing adjustments or liabilities associated with such Asset Sale and retained by DIMAC Holdings or any of its Restricted Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "NOTES" means, collectively, the Series A Notes and the Series B Notes.

     "OBLIGATION" means any principal, premium, interest, penalty, fee, indemnification, reimbursement, damage and other obligation and liability payable under the documentation governing any liability.

     "OFFICER" means the Chairman of the Board, the President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or Senior Vice President of DIMAC Holdings.

     "OFFICERS' CERTIFICATE" means a certificate signed on behalf of DIMAC Holdings by two Officers of DIMAC Holdings, one of whom must be the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller or a Senior or Executive Vice President of DIMAC Holdings.

     "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to DIMAC Holdings, any Subsidiary of DIMAC Holdings or the Trustee.

     "PERMITTED HOLDER" means the Equity Investors and their respective Affiliates.

     "PERMITTED LIENS" means with respect to any Person:

          (i) Liens incurred or deposits made by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or Liens incurred or good faith deposits made in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or Liens incurred or deposits made to secure public or statutory obligations of such Person or deposits of cash or United States government bonds made to secure the performance of statutory obligations, surety, stay, customs and appeal bonds to which such Person is a party, or deposits made as security for contested taxes or import duties or for the payment of rent, in each case in the ordinary course of business;

          (ii) Liens imposed by law, such as carriers, warehousemen's, materialmen's and mechanics' Liens or Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review; PROVIDED that, in each case, such appeal or other proceeding is being made in good faith and with respect to which reserves or other appropriate provisions are being made in accordance with GAAP;

          (iii) Liens securing the payment of Taxes which are not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings, with respect to which reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (v) minor survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; and

          (v) Liens on shares of Capital Stock of DIMAC Operating or on assets of DIMAC Operating or any of its Restricted Subsidiaries, in any such case, securing Indebtedness that was permitted under the terms of this Indenture to be incurred under the Senior Credit Agreement.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

     "PIK INTEREST PAYMENT" means the payment of all or a portion of a payment of interest on the Notes by the issuance of additional Notes in accordance with the provisions of Section 1 of the Notes.

     "PIK NOTE" means any Note issued by DIMAC Holdings in order to make a PIK Interest Payment.

     "PLAN OF LIQUIDATION" means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (regardless of whether substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such person.

     "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Agreement, a calculation reflecting events that are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing effect, in each case as determined on a basis consistent with the procedures outlined in Article 11 of Regulation S-X of the Securities Act and as interpreted by the Staff of the Securities and Exchange Commission prior to December 1996 which would include cost savings resulting from headcount reductions, closure of facilities and similar restructuring charges.

     "PRODUCTIVE ASSETS" means assets or properties used in the same type of business engaged in by DIMAC Operating and its Restricted Subsidiaries immediately prior to the date hereof or in a business reasonably related thereto.

     "PUBLIC EQUITY OFFERING" of any Person, means a sale by such Person of Equity Interests of such Person in an underwritten (firm commitment) public offering registered under the Securities Act.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

     "QUALIFIED PUBLIC EQUITY OFFERING" of any Person, means a Public Equity Offering of such Person resulting in the listing of such Equity Interest on a nationally recognized stock exchange or the NASDAQ National Market System, pursuant to which such Person receives net proceeds of at least $30,000,000.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Initial Issue Date, by and among DIMAC Holdings and the Initial Purchasers as such agreement may be amended, modified or supplemented from time to time.

     "RELATED BUSINESS" means the business engaged in by DIMAC Operating and its Subsidiaries on the Initial Issue Date and such other business activities which are incidental or related thereto.

     "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "RESTRICTED SECURITIES" means Notes that bear or are required to bear the legends set forth in Exhibit A hereto.

     "RESTRICTED SUBSIDIARY" means DIMAC Operating and any other Subsidiary of DIMAC Holdings that is not an Unrestricted Subsidiary.

     "RULE 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES PURCHASE AGREEMENT" means the Securities Purchase Agreement dated as of October 22, 1998 by and among DIMAC Holdings, DIMAC Operating and the purchasers named on the signature pages thereof.

     "SENIOR CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement dated as of October 22, 1998 by and among DIMAC Operating, DIMAC Holdings, the financial institutions listed on the signature pages thereof, Credit Suisse First Boston, as administrative agent and arranger, UBS AG, Stamford Branch, as syndication agent and First Union National Bank, as documentation agent, as, unless the context in which such term is used requires otherwise, amended, replaced, refinanced, modified or supplemented from time to time, and all related documents, including guaranties and security documents, as, unless the context in which such term is used requires otherwise, amended, replaced, refinanced, modified or supplemented from time to time.

     "SERIES A NOTES" means DIMAC Holdings's 15 1/2% Series A Senior Notes due October 22, 2009, as authenticated and issued under this Indenture.

     "SERIES B NOTES" means DIMAC Holdings's 15 1/2% Series B Senior Notes due October 22, 2009, as authenticated and issued under this Indenture.

     "STOCKHOLDERS' AGREEMENT" means the Amended and Restated Stockholders Agreement dated as of October 22, 1998 by and among DIMAC Holdings and the stockholders listed on the signature pages thereof, as in effect on the Initial Issue Date and as supplemented and modified pursuant to the letter dated October

22, 1998 from DIMAC Holdings, McCown De Leeuw & Co. IV, L.P. and McCown De Leeuw & Co. IV Associates, L.P. to the Initial Purchasers.

     "SUBSIDIARY" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but, in the case of a limited partner, only if such Person or its Subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or
(iii) any limited liability company or any other Person (other than a corporation or a partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "TAXES" means all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

     "TAX RETURNS" means all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

     "TAX SHARING AGREEMENT" means the existing agreement among DIMAC Operating and DIMAC Holdings and any other tax allocation agreement among DIMAC Operating, any of its Subsidiaries or any direct or indirect stockholder of DIMAC Operating with respect to consolidated or combined tax returns including DIMAC Operating or any of its Subsidiaries.

     "TEMPORARY CASH INVESTMENTS" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,
(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of DIMAC Holdings) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "A-1" (or higher) according to Moody's Investors Service, Inc. or "P-1" (or higher) according to Standard and Poor's Ratings Group.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date hereof until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, unless the context requires reference thereto as in effect from time to time.

     "TRADE PAYABLES" means, with respect to any Person, accounts payable and other similar accrued current liabilities in respect of obligations or indebtedness to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of property or services.

     "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary (other than DIMAC Operating) of DIMAC Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of DIMAC Holdings in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of DIMAC Holdings may designate any Subsidiary of DIMAC Holdings (including any newly acquired or new formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, DIMAC Holdings or any Restricted Subsidiary of DIMAC Holdings that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.7. The Board of Directors of DIMAC Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) DIMAC Operating could incur $1.00 of additional Indebtedness under paragraph (b) of Section 4.9 and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of DIMAC Holdings shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

     "VOTING SECURITIES" means any class of Equity Interests of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power ("VOTING POWER") under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (regardless of whether at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

     "WARRANT AGREEMENT" means the Warrant Agreement dated as of October 22, 1998 by and among DIMAC Holdings and the Initial Purchasers.

     "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, at any time, a Restricted Subsidiary of such Person, all of the Equity Interests of which (except director's qualifying shares) are at the time owned directly or indirectly by such Person.

     Section 1.2    OTHER DEFINITIONS.


                                                                       Defined
          Term                                                        in Section
          ----                                                        ----------
          "AFFILIATE TRANSACTION. . . . . . . . . . . . . . . . . . . 4.11
          "ASSET SALE DATE. . . . . . . . . . . . . . . . . . . . . . 4.10
          "ASSET SALE OFFER . . . . . . . . . . . . . . . . . . . . . 4.10
          "ASSET SALE OFFER PRICE . . . . . . . . . . . . . . . . . . 4.10
          "CHANGE OF CONTROL OFFER. . . . . . . . . . . . . . . . . . 4.14
          "CHANGE OF CONTROL PAYMENT. . . . . . . . . . . . . . . . . 4.14


          "CHANGE OF CONTROL PAYMENT DATE . . . . . . . . . . . . . . 4.14
          "COVENANT DEFEASANCE. . . . . . . . . . . . . . . . . . . . 8.3
          "DEFINITIVE NOTES . . . . . . . . . . . . . . . . . . . . . 2.1
          "EVENT OF DEFAULT . . . . . . . . . . . . . . . . . . . . . 6.1
          "EXCESS NET CASH PROCEEDS . . . . . . . . . . . . . . . . . 4.10
          "GLOBAL NOTES . . . . . . . . . . . . . . . . . . . . . . . 2.1
          "LEGAL DEFEASANCE . . . . . . . . . . . . . . . . . . . . . 8.2
          "PAYING AGENT . . . . . . . . . . . . . . . . . . . . . . . 2.3
          "PURCHASE AMOUNT. . . . . . . . . . . . . . . . . . . . . . 4.10
          "REGISTRAR. . . . . . . . . . . . . . . . . . . . . . . . . 2.3
          "RESTRICTED PAYMENTS. . . . . . . . . . . . . . . . . . . . 4.7


     Section 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Notes;

     "INDENTURE SECURITY HOLDER" means a Holder of a Note;

     "INDENTURE TO BE QUALIFIED" means this Indenture;

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

     "OBLIGOR" on the Notes means DIMAC Holdings and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by Commission rule under the TIA have the meanings so assigned to them.

     Section 1.4    RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

          (a)       a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)       "or" is not exclusive;

          (d) words in the singular include the plural, and in the plural include the singular;

          (e) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision, and the terms "Article," "Section," "Exhibit" and "Schedule," unless otherwise specified or indicated by the context in which used, mean the corresponding Article or Section of, or the corresponding Exhibit or Schedule to, this Indenture; and

          (f) references to agreements and other instruments include subsequent amendments, supplements and waivers to such agreements or instruments but only to the extent not prohibited by this Indenture.

          (g)       provisions apply to successive events and transactions.

                                      ARTICLE II
                                      THE NOTES

     Section 2.1    FORM AND DATING.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which DIMAC Holdings is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in denominations of $1,000 and integral multiples thereof; PROVIDED, HOWEVER, that PIK Notes may be issued in any denomination.

     The Notes will be issued (i) in global form (the "GLOBAL NOTES"), substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto) and (ii) under certain circumstances, in definitive form (the "DEFINITIVE NOTES"), substantially in the form of Exhibit A attached hereto (excluding the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon; PROVIDED, that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof, as required by Section 2.6.

     Section 2.2    EXECUTION AND AUTHENTICATION.

     The Notes shall be executed on behalf of DIMAC Holdings, by manual or facsimile signature, by its Chairman of the Board, its President or one of its Vice Presidents and attested by another Officer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A attached hereto.

     The Trustee shall authenticate Notes for original issue up to $30,000,000 aggregate principal amount. In addition, the Trustee shall authenticate PIK Notes from time upon an Issuer Order. The aggregate principal amount of Notes outstanding at any time may not exceed $30,000,000 plus the aggregate principal amount of PIK Notes issued pursuant to Section 1 of the Notes, except as provided in Section 2.7.

     The Trustee may appoint an authenticating agent acceptable to DIMAC Holdings to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authenticating by the Trustee includes authenticating by such agent. An authenticating agent has the same rights as an Agent to deal with DIMAC Holdings or an Affiliate of DIMAC Holdings.

     Unless otherwise required by applicable law, DIMAC Holdings, the Trustee and any agent of DIMAC Holdings or the Trustee shall treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of this Indenture and the Notes with respect to record dates) interest on such Note and for all other purposes whatsoever, regardless of whether such Note is overdue, and neither DIMAC Holdings, the Trustee nor any agent of DIMAC Holdings or the Trustee shall be affected by notice to the contrary.

     Section 2.3    REGISTRAR, PAYING AGENT AND DEPOSITORY.

     DIMAC Holdings shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and (ii) an office or agency where Notes may be presented for payment ("PAYING AGENT"). DIMAC Holdings initially appoints the Trustee as Registrar and Paying Agent.
The Registrar shall keep a register of the Notes and of their transfer and exchange. DIMAC Holdings may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. DIMAC Holdings may change any Paying Agent or Registrar without notice to any Holder. DIMAC Holdings shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If DIMAC Holdings fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. DIMAC Holdings or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Articles III and VIII and Sections 4.1, 4.10 and 4.14, neither DIMAC Holdings nor any of its Subsidiaries shall act as Paying Agent.

     The Paying Agent shall comply with all withholding tax, information reporting and backup withholding tax requirements under the United States Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations issued thereunder in respect of any payment on, or in respect of, a Note (including, without limitation, the collection of Internal Revenue Service ("IRS") Forms 1001, 4224, W-8 or W-9 (or any successor form), as the case may be, and the filing of IRS Forms 1042 and 1042-S with respect thereto).

     DIMAC Holdings shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

     To the extent DIMAC Holdings makes such payments directly to the Holders of the Notes, DIMAC Holdings shall simultaneously notify the Trustee thereof in writing.

     The Paying Agent shall comply with all applicable backup withholding tax and information reporting requirements under U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder in respect of any payment on, or in respect of, a Note.

     DIMAC Holdings initially appoints DTC to act as Depository with respect to the Global Notes. The Trustee shall act as custodian for the Depository with respect to the Global Notes.

     Section 2.4    PAYING AGENT TO HOLD MONEY IN TRUST.

     DIMAC Holdings shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying

Agent for the payment of principal, premium, if any, or interest on the Notes and shall notify the Trustee in writing of any default by DIMAC Holdings in making any such payment. While any such default continues, the Trustee may require a Paying Agent (if other than DIMAC Holdings or a Subsidiary thereof) to pay all money held by it to the Trustee and account for such disbursed money. DIMAC Holdings at any time may require a Paying Agent to pay all money held by it to the Trustee and account for such disbursed money. Upon payment over to the Trustee, the Paying Agent (if other than DIMAC Holdings or a Subsidiary of DIMAC Holdings) shall have no further liability for the money delivered to the Trustee. If DIMAC Holdings or a Subsidiary of DIMAC Holdings acts as Paying Agent (subject to Section 2.3), it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

     Section 2.5    HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, DIMAC Holdings shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of Notes held by each such Holder, and DIMAC Holdings shall otherwise comply with TIA Section 312(a).

     Section 2.6   TRANSFER AND EXCHANGE.

          (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request (1) to register the transfer of the Definitive Notes or (2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, that the Definitive Notes so presented (A) have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and (B) in the case of a Restricted Security, such request shall be accompanied by the following additional documents:

                   (i) if such Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                   (ii) if such Restricted Security is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                   (iii) if such Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to DIMAC Holdings and the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may be exchanged for a beneficial interest in a Global Note only upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                    (i) written instructions directing the Trustee to make an endorsement on the appropriate Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, and

                    (ii) if such Definitive Note is a Restricted Security, a certification (in substantially the form of Exhibit B attached hereto) and, if applicable, a legal opinion, in each case similar to that required pursuant to clauses (i), (ii) or (iii) of Section 2.6(a), as applicable;

     in which case the Trustee shall cancel such Definitive Note and cause the aggregate principal amount of Notes represented by the appropriate Global Note to be increased accordingly. If no Global Note is then outstanding, DIMAC Holdings shall issue and the Trustee shall authenticate a new Global
     Note in the appropriate principal amount.

          (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

          (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A DEFINITIVE NOTE. Upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depository), from the Depository (or its nominee) on behalf of any Person having a beneficial interest in a Global Note, the Trustee shall, in accordance with the standing instructions and procedures existing between the Depository and the Trustee, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, DIMAC Holdings shall execute and the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount; PROVIDED, that in the case of a Restricted Security, such instructions shall be accompanied by the following additional documents:

                    (i) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                    (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                    (iii) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to DIMAC Holdings and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

     Definitive Notes issued in exchange for a beneficial interest in a Global Note shall be registered in such names and in such authorized denominations as the Depository shall instruct the Trustee.

          (e) TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provision of this Indenture, the Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository; PROVIDED, that if:

                    (i) the Depository notifies DIMAC Holdings that the Depository is unwilling or unable to continue as Depository and a successor Depository is not appointed by DIMAC Holdings within 90 days after delivery of such notice; or

                    (ii) DIMAC Holdings, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

     then DIMAC Holdings shall execute and the Trustee shall authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Global Note in exchange for such Global Note.

          (f) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in the Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, the Global Note shall be returned to (or retained by) and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction.

          (g) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES. To permit registrations of transfers and exchanges, DIMAC Holdings shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request. All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be legal, valid and binding obligations of DIMAC Holdings, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

          No service charge shall be made to a Holder for any registration of transfer or exchange, but DIMAC Holdings may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange (without transfer to another person) pursuant to Sections 2.10, 3.7, 4.10, 4.14 and 9.5).

          DIMAC Holdings shall not be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection; or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (iii) register the transfer of or exchange a Note between a record date and the next succeeding interest payment date.

          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and DIMAC Holdings may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes, and neither the Trustee, any Agent nor DIMAC Holdings shall be affected by notice to the contrary.

          Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

          (h) EXCHANGE OF SERIES A NOTES FOR SERIES B NOTES. The Series A Notes may be exchanged for Series B Notes pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

          DIMAC Holdings shall present the Trustee with an Officers' Certificate certifying the following:

                    (i) upon issuance of the Series B Notes, the transactions contemplated by the Exchange Offer have been consummated; and

                    (ii) the principal amount of Series A Notes properly tendered in the Exchange Offer that are represented by a Global Note and the principal amount of Series A Notes properly tendered in the Exchange Offer that are represented by Definitive Notes; the name of each Holder of such Definitive Notes; the principal amount properly tendered in the Exchange Offer by each such Holder; and the name and address to which Definitive Notes for Series B Notes shall be registered and sent for each such Holder.

          The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel (x) to the effect that the Series B Notes have been registered under Section 5 of the Securities Act and this Indenture has been qualified under the TIA and (y) with respect to the matters set forth in Section 5(p) of the Registration Rights Agreement and (iii) an Issuer Order, shall authenticate (A) a Global Note for Series B Notes in aggregate principal amount equal to the aggregate principal amount of Series A Notes represented by a Global Note indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Notes representing Series B Notes registered in the names of, and in the principal amounts indicated in such Officers' Certificate.

          The Trustee shall make available for delivery such Definitive Notes for Series B Notes to the Holders thereof as indicated in such Officers' Certificate.

     Section 2.7   REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee, or DIMAC Holdings and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, DIMAC Holdings shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or DIMAC Holdings, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and DIMAC Holdings to protect DIMAC Holdings, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. DIMAC Holdings or the Trustee may charge for its expenses in replacing a Note.

     Every replacement Note is an obligation of DIMAC Holdings and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     Section 2.8  OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.8 as not outstanding.

     If a Note is replaced pursuant to Section 2.7, the replaced Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

     Subject to Section 2.9, a Note does not cease to be outstanding because DIMAC Holdings or an Affiliate of DIMAC Holdings holds the Note.

     If on a redemption date or the date of maturity of a Note, the Paying Agent holds cash, U.S. Government Obligations, or a combination thereof, sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date, then on and after that date, such Notes shall cease to be outstanding, and interest on such Notes shall cease to accrue.

     Section 2.9   TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by DIMAC Holdings or any Affiliate of DIMAC Holdings shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows to be so owned shall be considered as not outstanding.

     Section 2.10   TEMPORARY NOTES.

     Pending the preparation of Definitive Notes, DIMAC Holdings may execute, and upon an Issuer Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

     If temporary Notes are issued, DIMAC Holdings shall cause Definitive Notes to be prepared without unreasonable delay. The Definitive Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any principal national securities exchange, if any, on which the Notes are listed, all as determined by the Officers executing such Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency maintained by DIMAC Holdings for such purpose pursuant to Section 4.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, DIMAC Holdings shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor the same aggregate principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

     Section 2.11   CANCELLATION.

     DIMAC Holdings at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment and not previously received by the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or destroy cancelled Notes in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless DIMAC Holdings directs them to be returned to it. DIMAC Holdings may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All such Notes shall be cancelled by the Trustee and returned to DIMAC Holdings pursuant to a written order signed by one Officer of DIMAC Holdings.

     Section 2.12   DEFAULTED INTEREST.

     If DIMAC Holdings defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least ten Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1. DIMAC Holdings shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 30 days before the special record date, DIMAC Holdings (or the Trustee, in the name of and at the expense of DIMAC Holdings, upon 15 days written notice to the Trustee) shall mail to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

     Section 2.13   LEGENDS.

          (a)       Except as permitted by subsections (b) or (c) of this
     Section 2.13, each Note shall bear legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A attached hereto.

          (b) Upon any sale or transfer of a Restricted Security (including any Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                    (i) in the case of any Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Restricted Security for a Definitive Note that does not bear the legends required by subsection (a) above; and

                    (ii) in the case of any Restricted Security represented by a Global Note, such Restricted Security shall not be required to bear the legends required by subsection (a) above, but shall continue to be subject to the provisions of Section 2.6(c); PROVIDED, that with respect to any request for an exchange of a Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legends required by subsection (a) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144.

          (c) DIMAC Holdings shall issue and the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer. The Series B Notes shall not bear the legends required by subsection (a) above unless the Holder of such Series A Notes is either:

                    (i) a broker-dealer who purchased such Series A Notes directly from DIMAC Holdings to resell pursuant to Rule 144A or any other available exemption under the Securities Act,

                    (ii) a Person participating in the distribution of the Series A Notes, or

                    (iii)  a Person who is an affiliate (as defined in Rule
          144A) of DIMAC Holdings.



          (d) DIMAC Holdings will cause each Note to bear on its face a legend that satisfies the requirements of U.S. Treasury Regulations Section 1.1275-3(b) stating that such Note was issued with original issue discount ("OID") and detailing (i) the issue price, (ii) the amount of OID per $1,000 of principal amount, (iii) the issue date and (iv) the yield to maturity, or, alternatively, detailing the name and either the address or telephone number of a representative of DIMAC

     Holdings who will, beginning no later than ten days after the issue date, be able to promptly supply the appropriate information in response to a Holder's request.

     Section 2.14   DEPOSIT OF MONEYS.

     Subject to Section 3.5, prior to 10:00 a.m. New York City time on each date on which the principal of, premium, if any, and interest on the Notes are due, DIMAC Holdings shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such date in a timely manner which permits the Trustee or such Paying Agent to remit payment to the Holders on such date.

                                     ARTICLE III
                                      REDEMPTION

     Section 3.1   NOTICES TO TRUSTEE.

     If DIMAC Holdings elects to redeem Notes pursuant to Section 3.7, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the paragraph of the Notes and/or the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

     Section 3.2   SELECTION OF NOTES TO BE REDEEMED.

     If less than all the Notes are to be redeemed pursuant to Section 3.7, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, PRO RATA, by lot or by such method as the Trustee deems to be fair and reasonable.

     The Trustee shall promptly notify DIMAC Holdings in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     Section 3.3   NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a redemption date, DIMAC Holdings shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address.

     The notice shall identify the Notes to be redeemed and shall state:

          (a)       the redemption date;

          (b)       the redemption price;

          (c) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of the original Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

          (d)       the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless DIMAC Holdings defaults in making such redemption payment, interest on Notes or portions of Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or the section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h)       the CUSIP number of the Notes to be redeemed.

     At DIMAC Holdings's request, the Trustee shall give the notice of redemption in the name of DIMAC Holdings and at DIMAC Holdings's expense; PROVIDED that DIMAC Holdings shall deliver to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     Section 3.4   EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption has been mailed to the Holders in accordance with
Section 3.3, Notes called for redemption become due and payable on the redemption date at the redemption price. At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.3, DIMAC Holdings may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes as contemplated by such notice of redemption.

     Section 3.5   DEPOSIT OF REDEMPTION PRICE.

     At or before 12:00 p.m. New York City time immediately prior to the redemption date, DIMAC Holdings shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to DIMAC Holdings any money deposited with the Trustee or the Paying Agent by DIMAC Holdings in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     Interest on the Notes to be redeemed shall cease to accrue on the applicable redemption date, regardless of whether such Notes are presented for payment, if DIMAC Holdings makes or deposits the redemption payment in accordance with this Section 3.5. If any Note called for redemption shall not be paid upon surrender for redemption because of the failure of DIMAC Holdings to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

     Section 3.6   NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, DIMAC Holdings shall issue and the Trustee shall authenticate for the Holder at the expense of DIMAC Holdings a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

     Section 3.7   OPTIONAL REDEMPTION.

          (a) If, on or before October 22, 2002, there is a Qualified Public Equity Offering of DIMAC Holdings, DIMAC Holdings may, within thirty
     (30) days of the consummation of such Qualified Public Equity Offering, redeem all or any of the Notes, in whole or in part, at a redemption price equal to 107.75% of the aggregate principal amount of Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

          (b) Except as provided in Section 3.7(a), the Notes are not redeemable at DIMAC Holdings's option prior to October 22, 2002. Thereafter, DIMAC Holdings may redeem the Notes, or a portion thereof, in accordance with the terms and conditions provided herein and in the Notes.

                                      ARTICLE IV
                                      COVENANTS

     Section 4.1   PAYMENT OF NOTES.

     DIMAC Holdings shall pay the principal and premium, if any, of, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than DIMAC Holdings or a Subsidiary of DIMAC Holdings, holds on or before that date money deposited by DIMAC Holdings in immediately available funds (or PIK Notes, in the case of a PIK Interest Payment) and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to DIMAC Holdings, no later than three Business Days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest then due and payable on the Notes. DIMAC Holdings shall pay any and all amounts, including, without limitation, Liquidated Damages, if any, on the dates and in the manner required under the Registration Rights Agreement.

     To the extent lawful, DIMAC Holdings shall pay interest (including interest accruing after the commencement of any proceeding under any Bankruptcy Law) on all due and unpaid amounts outstanding under the Notes (including overdue installments of principal or interest) at a rate equal to 161/2% per annum, compounded quarterly. PIK Notes issued pursuant to Section 1 of the Notes shall not constitute due and unpaid amounts outstanding under the Notes.

     Section 4.2   MAINTENANCE OF OFFICE OR AGENCY.

     DIMAC Holdings shall maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) in the Borough of Manhattan, the City of New York, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon DIMAC Holdings in respect of the Notes and this Indenture may be served. DIMAC Holdings shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time DIMAC Holdings shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     DIMAC Holdings may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations;
PROVIDED, that no such designation or rescission shall in any manner relieve DIMAC Holdings of its obligation to maintain an office or agency for such purposes. DIMAC Holdings shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     DIMAC Holdings hereby designates the Corporate Trust Office of the Trustee as one such office or agency of DIMAC Holdings in accordance with Section 2.3.

     Section 4.3   REPORTS.

          (a) DIMAC Holdings shall file with the Trustee copies of the reports, information and other documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that DIMAC Holdings is required to file with the Commission pursuant to
     Section 13 or 15(d) of the Exchange Act, within 15 days after filing such reports, information and other documents with the Commission. If DIMAC Holdings is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, DIMAC Holdings shall file with the Trustee all such reports, information and other documents as it would be required to file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act, within the period applicable to such report, information or other document pursuant to the Exchange Act. From and after the time DIMAC Holdings files a registration statement with the Commission with respect to the Notes, DIMAC Holdings shall file such information with the Commission; PROVIDED, that DIMAC Holdings shall not be in default of the provisions of this
     Section 4.3 for any failure to file reports with the Commission solely by refusal by the Commission to accept the same for filing. DIMAC Holdings shall deliver (or cause the Trustee to deliver) copies of all reports, information and documents required to be filed with the Trustee pursuant to this Section 4.3 to the Holders at their addresses appearing in the register of Notes maintained by the Registrar. DIMAC Holdings shall also comply with the provisions of TIA Section 314(a).

          (b) If DIMAC Holdings is required to furnish annual, quarterly or current reports to its stockholders pursuant to the Exchange Act, DIMAC Holdings shall cause any annual, quarterly, current or other financial report furnished by it generally to its stockholders to be filed with the Trustee and mailed to the Holders by DIMAC Holdings at their addresses appearing in the register of Notes maintained by the Registrar within 15 days after such reports are furnished to stockholders. If DIMAC Holdings is not required to furnish annual, quarterly or current reports to its stockholders pursuant to the Exchange Act, DIMAC Holdings shall cause the financial statements of DIMAC Holdings and its consolidated Subsidiaries, including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so filed with the Trustee and mailed to the Holders by DIMAC Holdings promptly, but in any event, within 105 days after the end of each of the fiscal years of DIMAC Holdings and within 60 days after the end of each of the first three quarters of each such fiscal year.

          (c) So long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A, DIMAC Holdings shall, upon request, provide the information required by clause (d)(4) thereunder to each Holder and to each beneficial owner and prospective purchaser of Notes identified by any Holder of Restricted Securities.

     Section 4.4   COMPLIANCE CERTIFICATE.

          (a) DIMAC Holdings shall deliver to the Trustee, within forty-five (45) days after the end of each fiscal quarter and within ninety
     (90) days after the end of each fiscal year, an Officers' Certificate (provided that one of the signatories to such Officers' Certificate shall be DIMAC Holdings's principal executive officer, principal financial officer or principal accounting officer) stating that a review of the activities of DIMAC Holdings and its Subsidiaries during the preceding fiscal quarter or fiscal year, as the case may be, has been made under the supervision of the signing Officers with a view to determine whether each has kept, observed, performed and fulfilled its obligations under this Indenture and the Notes, and further stating, as to each such Officer signing such certificate, that to his knowledge, each of DIMAC Holdings and its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto) and that to his knowledge, no event has occurred and remains in existence by reason of which payments of interest, principal or premium on the Notes are prohibited or if such event has occurred, a description of the event. The Officers' Certificate shall set forth all financial calculations for such fiscal quarter or fiscal year necessary to demonstrate compliance with the covenants contained in this Section IV.

          (b)       The year-end financial statements delivered pursuant to
     Section 4.3 shall be accompanied by a written statement of the independent public accountants of DIMAC Holdings (which shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either DIMAC Holdings or any of its Subsidiaries has violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) So long as any of the Notes are outstanding, DIMAC Holdings shall deliver to the Trustee forthwith upon any Officer becoming aware of
     (i) any Default or Event of Default or (ii) any event of default under any mortgage, indenture or instrument referred to in Section 6.1(a)(v), an Officers' Certificate specifying such Default, Event of Default or other event of default and what action DIMAC Holdings is taking or proposes to take with respect thereto.

     Section 4.5   TAXES.

     DIMAC Holdings shall, and shall cause each of its Subsidiaries to, (a) file timely all material Tax Returns required to be filed by DIMAC Holdings and each of its Subsidiaries, respectively and (b) pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material Taxes levied or imposed upon DIMAC Holdings and each of its Subsidiaries or upon the income, profits or property of DIMAC Holdings and each of its Subsidiaries and
(ii) all lawful material claims, whether for labor, materials, supplies, services or anything else, which, if unpaid, would or may by law become a Lien, upon the property of DIMAC Holdings or any of its Subsidiaries; PROVIDED, HOWEVER, that none of DIMAC Holdings and its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such Tax, the applicability or validity of which is being contested in good faith by appropriate proceedings which will prevent the forfeiture or sale of any property of DIMAC Holdings or any of its Subsidiaries and for which disputed amounts reserves have been established in accordance with GAAP, in an amount which DIMAC Holdings believes in good faith is adequate.

     Section 4.6   STAY, EXTENSION AND USURY LAWS.

     DIMAC Holdings covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of this Indenture, and DIMAC Holdings (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law has been enacted.

     Section 4.7    LIMITATION ON RESTRICTED PAYMENTS.

          (a)       DIMAC Holdings shall not,

                    (i) declare or pay any dividends, either in cash or property, on, or make any distribution to the holders (as such) in respect of, any class of Equity Interest in DIMAC Holdings (other than dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of DIMAC Holdings);

                    (ii) except as provided in clause (iv) below, purchase, repurchase, redeem or otherwise acquire or retire for value any Equity Interests of DIMAC Holdings or any of its Subsidiaries or any other Affiliate of DIMAC Holdings; PROVIDED that, during any one fiscal year, as long as no Default or Event of Default has occurred and is continuing, DIMAC Holdings may purchase Equity Interests in DIMAC Holdings beneficially owned by directors, officers and employees of DIMAC Holdings or any of its Subsidiaries pursuant to the terms of employment contracts or employee benefit plans of DIMAC Holdings or any of its Subsidiaries in an aggregate amount that, when added to all amounts expended by any Restricted Subsidiaries of DIMAC Holdings to purchase, repurchase, redeem or otherwise acquire or retire for value any Equity Interests of DIMAC Holdings or any of its Subsidiaries or any other Affiliate of DIMAC Holdings, does not exceed $2,500,000; PROVIDED, FURTHER, that the aggregate amount expended by DIMAC Holdings and its Restricted Subsidiaries on or after the Initial Issue Date to so purchase Equity Interests in DIMAC Holdings beneficially owned by directors, officers and employees of DIMAC Holdings or any of its Subsidiaries, shall not exceed $10,000,000.

                    (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of DIMAC Holdings (other than the Notes); or

                    (iv) make any Investment other than (A) any guarantee of Indebtedness by DIMAC Holdings permitted pursuant to the provisions of
          Section 4.9(a), (B) any Investment of cash by DIMAC Holdings in a Wholly-Owned Subsidiary of DIMAC Holdings solely to fund an Acquisition made by DIMAC Operating or any of its Subsidiaries, which Acquisition is not prohibited pursuant to the provisions of Section 4.24(b), (C) any Investments in Cash Equivalents and (D) an Investment in DIMAC Operating on the Initial Issue Date of up to $40,000,000 in connection with refinancing transactions occurring on such date and any further Investment in DIMAC Operating after the Initial Issue Date but only to the extent that the amount of such Investment shall have been received through the issuance of new Equity Interests (other than Disqualified Capital Stock) of DIMAC Holdings or a new capital contribution to DIMAC Holdings from its stockholders.

          (b) DIMAC Holdings shall cause each of its Restricted Subsidiaries to not fail to comply with the provisions of Section 4.04 of the DIMAC Operating Indenture (as in effect on the Initial Issue Date). In addition, and without limiting the foregoing provisions of this Section 4.7(b), DIMAC Holdings shall cause DIMAC Operating and each of its Restricted Subsidiaries to not purchase, repurchase, redeem or otherwise acquire or retire for value any Equity Interests of DIMAC Holdings or any of its Subsidiaries or any other Affiliate of DIMAC Holdings; PROVIDED that, during any one fiscal year, as long as no Default or Event of Default has occurred and is continuing, DIMAC Operating may purchase Equity Interests in DIMAC Holdings beneficially owned by directors, officers and employees of DIMAC Holdings or any of its Subsidiaries pursuant to the terms of employment contracts or employee benefit plans of DIMAC Holdings or any of its Subsidiaries in an aggregate amount that, when added to all amounts expended by any Restricted

     Subsidiaries of DIMAC Holdings to purchase, repurchase, redeem or otherwise acquire or retire for value any Equity Interests of DIMAC Holdings or any of its Subsidiaries or any other Affiliate of DIMAC Holdings, does not exceed $2,500,000; PROVIDED, FURTHER, that the aggregate amount expended by DIMAC Holdings and its Restricted Subsidiaries on or after the Initial Issue Date to so purchase Equity Interests in DIMAC Holdings beneficially owned by directors, officers and employees of DIMAC Holdings or any of its Subsidiaries, shall not exceed $10,000,000.

          Not later than the date on which DIMAC Holdings or any of its Restricted Subsidiaries takes any action expressly permitted pursuant to this Section 4.7 or Section 4.04 of the DIMAC Operating Indenture (as in effect on the Initial Issue Date), DIMAC Holdings shall deliver to the Trustee an Officers' Certificate stating that such action is permitted and setting forth the basis upon which the calculations required by this
     Section 4.7 or Section 4.04 of the DIMAC Operating Indenture were computed, which calculations may be based upon DIMAC Holdings's latest available financial statements.

     Section 4.8 LIMITATION ON RESTRICTIONS ON DIVIDENDS FROM RESTRICTED SUBSIDIARIES.

     DIMAC Holdings shall not, and shall cause each of its Restricted Subsidiaries to not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of DIMAC Holdings to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, DIMAC Holdings or DIMAC Operating, (b) make loans or advances to DIMAC Holdings or DIMAC Operating, (c) transfer any of its properties or assets to DIMAC Holdings or DIMAC Operating, except for (i) any restrictions existing under or contemplated by this Indenture, the DIMAC Operating Indenture (as in effect on the Initial Issue Date) and the Senior Credit Agreement (as in effect on the Initial Issue Date); (ii) any restrictions, with respect to a Restricted Subsidiary of DIMAC Holdings that is not a Restricted Subsidiary of DIMAC Holdings on the date hereof, in existence at the time such Person becomes a Restricted Subsidiary of DIMAC Holdings (so long as such restrictions are not created in anticipation of such Person becoming a Restricted Subsidiary of DIMAC Holdings); (iii) with respect to clause (c) above only, any restrictions existing under Capitalized Lease Obligations or other Indebtedness secured by Permitted Liens (PROVIDED that, in each case, such prohibition shall only relate to the assets which are subject to such Capitalized Lease Obligations or which secure such Indebtedness and the proceeds therefrom); (iv) any restrictions existing under any new agreement evidencing Indebtedness or any agreement that refinances or replaces the agreements containing the restrictions in the foregoing clauses (i), (ii) and (iii); PROVIDED, that the terms and conditions of any such restrictions are no more restrictive than those under or pursuant to the agreements containing the restrictions referenced in the foregoing clauses
(i), (ii) or (iii); or (v) any encumbrance or restriction permitted pursuant to
Section 4.05 of the DIMAC Operating Indenture (as in effect on the Initial Issue
Date).

     Section 4.9 LIMITATION ON ADDITIONAL INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED CAPITAL STOCK.

          (a) DIMAC Holdings shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "INCUR") any Indebtedness (other than PIK Notes) or issue any Disqualified Capital Stock; PROVIDED that DIMAC Holdings may guarantee Indebtedness of any of its Restricted Subsidiaries to the extent that the incurrence of such Indebtedness by such Restricted Subsidiary or such guarantee by DIMAC Holdings (without duplication) does not violate the provisions of Section 4.9(b) at the time of such incurrence.

          (b) DIMAC Holdings shall cause each of its Restricted Subsidiaries (including without limitation, upon the creation or acquisition of such Restricted Subsidiary) to not fail to comply with the provisions of Section 4.03 of the DIMAC Operating Indenture (as in effect on the Initial Issue

     Date); PROVIDED, HOWEVER, that for purposes of this Section 4.9(b), the Consolidated Coverage Ratio test described in Section 4.03(a) of the DIMAC Operating Indenture shall be deemed to be 1.90 to 1.00.

     Section 4.10   LIMITATION ON ASSET SALES.

          (a) DIMAC Holdings shall not make any Asset Sale. In addition, DIMAC Holdings shall cause each of its Restricted Subsidiaries to not, make any Asset Sale, unless no Default or Event of Default exists and is continuing or is created by such Asset Sale and:

                    (i) such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of such assets (as determined in good faith by the Board of Directors of DIMAC Holdings and evidenced by a resolution set forth in an Officers' Certificate, including as to the value of all noncash consideration);

                    (ii) at least 80% of the consideration therefor received by such Restricted Subsidiary shall be in the form of cash or Cash Equivalents; PROVIDED, HOWEVER, that for the purposes of this subsection (a)(ii), the following are deemed to be cash: (x) any liabilities of such Restricted Subsidiary (as shown on the most recent balance sheet or in the notes thereto of such Restricted Subsidiary) that are assumed by the transferee in connection with the Asset Sale (other than liabilities that are incurred in connection with or in anticipation of such Asset Sale); and (y) securities received by such Restricted Subsidiary from such transferee that are immediately converted into cash at the face amount or fair market value thereof by such Restricted Subsidiary; and

                    (iii) the Net Cash Proceeds of such Asset Sale shall be applied within 360 days of the consummation of such Asset Sale: (x) to prepay, purchase, defease or otherwise retire any Indebtedness of DIMAC Operating or its Restricted Subsidiaries (including without limitation, the DIMAC Operating Notes and any Indebtedness under the Senior Credit Agreement), in each case, with a permanent reduction in amounts available to be borrowed or the Indebtedness that may be incurred under the instrument evidencing such Indebtedness and/or (y) to reinvest in Productive Assets. Any Net Cash Proceeds from any Asset Sale consummated by any Restricted Subsidiary that are not applied or reinvested as provided in this subsection (a)(iii) of this
          Section 4.10 shall constitute excess proceeds ("EXCESS NET CASH PROCEEDS") and shall be held in cash or Cash Equivalents.

          (b) When the aggregate amount of Excess Net Cash Proceeds exceeds $5,000,000, DIMAC Holdings shall promptly make an offer (the "ASSET SALE OFFER") to all Holders of the Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Net Cash Proceeds, at an offer price in cash in an amount (the "ASSET SALE OFFER PRICE") equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest thereon to the Asset Sale Date.

          If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Net Cash Proceeds, DIMAC Holdings shall select the Notes to be purchased on a pro rata basis, in such manner as complies with applicable legal requirements, if any. Upon completion of such Asset Sale Offer, the amount of Excess Net Cash Proceeds shall be reset at zero.

          Simultaneously with the making of such Asset Sale Offer, DIMAC Holdings shall provide the Trustee and the Holders with an Officers' Certificate setting forth the Asset Sale Offer Price, the Asset Sale Date and the calculations used in determining the amount of Excess Net Cash Proceeds to be applied to the repurchase of the Notes.

          If the date on which the Asset Sale Offer closes (the "ASSET SALE DATE") is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Notes pursuant to the Asset Sale Offer.

          Each Asset Sale Offer shall be conducted in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, DIMAC Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof. Except as provided in the DIMAC Operating Indenture (as in effect on the Initial Issue Date) or the Senior Credit Agreement (as in effect on the Initial Issue Date) or as permitted pursuant to Section 4.8, DIMAC Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, create or suffer to exist or become effective any restriction that would impair the ability of DIMAC Holdings to make an Asset Sale Offer upon an Asset Sale or, if such Asset Sale Offer is made, to pay for the Notes tendered for purchase.

          (c) Notice of any Asset Sale Offer shall be mailed by DIMAC Holdings to the Trustee and each Holder at its last registered address.
     The Asset Sale Offer shall remain open from the time of mailing until twenty (20) Business Days thereafter, and no longer, unless a longer period is required by law. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                    (i) that the Asset Sale Offer is being made pursuant to this Section 4.10 and that Notes will be accepted for payment either
          (A) in whole or (B) in part in integral multiples of $1,000;

                    (ii)  the Asset Sale Offer Price and the Asset Sale Date;

                    (iii) that any Note not tendered will continue to accrue interest;

                    (iv) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Date (so long as DIMAC Holdings does not default in its obligation to promptly pay the Asset Sale Offer Price);

                    (v) that Holders electing to have a Note purchased pursuant to the Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, at the address specified in the notice prior to the close of business on the Business Day preceding the Asset Sale Date;

                    (vi) that Holders will be entitled to withdraw their election on the terms and subject to the conditions set forth in the notice;

                    (vii) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED, HOWEVER, that any portion of a Note repurchased by DIMAC Holdings and any new Note issued to the Holder in respect of the unpurchased portion thereof shall be in the principal amount of $1,000 or an integral multiple thereof.

          (d) On the Asset Sale Date, DIMAC Holdings shall (i) accept for payment the Notes or portions thereof (or an allocable amount thereof) tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee the Notes so accepted, together with an Officers' Certificate stating that the Notes or portions thereof (or an allocable amount thereof) tendered to DIMAC Holdings are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. After payment to the Holders of the purchase price of all Notes or portions thereof so accepted, the Paying Agent shall deliver promptly to DIMAC Holdings the balance, if any, of any money so deposited by DIMAC Holdings with the Paying Agent remaining after such payment to the Holders.

          DIMAC Holdings shall make a public announcement of the results of the Asset Sale Offer as soon as practicable after the Excess Proceeds Payment Date. For the purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

          Notwithstanding any of the foregoing provisions of this Section 4.10 to the contrary, DIMAC Holdings shall not be required to comply with the provisions of this Section 4.10 to the extent and only to the extent that such compliance would be prohibited by the terms of the DIMAC Operating Indenture, as amended, replaced, refinanced, modified or supplemented from time to time, or the Senior Credit Agreement.

     Section 4.11   LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          (a) DIMAC Holdings shall not, and shall cause each of its Restricted Subsidiaries to not, directly or indirectly, enter into or permit to exist any transaction or series of related transactions that are similar or part of a common plan (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of their respective Affiliates (each an "AFFILIATE TRANSACTION"), unless (i) the terms of such Affiliate Transaction are no less favorable to DIMAC Holdings or the applicable Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1,000,000, the terms of such Affiliate Transaction have been approved by a majority of the members of the Board of Directors of DIMAC Holdings and by a majority of the disinterested members of such Board of Directors, if any (and such majority or majorities, as the case may be, determines pursuant to a resolution of such Board of Directors that such Affiliate Transaction satisfies the criterion in clause (i) of this paragraph (a)); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $5,000,000, DIMAC Holdings has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to DIMAC Holdings or such Restricted Subsidiary, as the case may be, from a financial point of view.

          (b) The provisions of paragraph (a) of this Section 4.11 will not prohibit (i) any Restricted Payment (as defined in the DIMAC Operating Indenture as in effect on the Initial Issue Date) permitted to be paid pursuant to Section 4.7 (and in the case of Permitted Investments (as defined in the DIMAC Operating Indenture as in effect on the Initial Issue
     Date), only those described in clauses (v), (vi) and (ix) of the definition of Permitted Investments (as set forth in the DIMAC Operating Indenture as in effect on the Initial Issue Date)), (ii) the performance of the obligations of DIMAC Holdings or any of its Restricted Subsidiaries under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation to, and indemnity provided on behalf of, employees, officers, directors or consultants (excluding under the Advisory Services Agreement) in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, (v) any transaction between DIMAC Holdings or any of its Wholly-Owned Subsidiaries, (vi) the payment of fees and expenses under the Advisory Services Agreement as in effect on the Initial Issue Date or
     (vii) payments by DIMAC Operating and any of its Restricted Subsidiaries pursuant to the Tax Sharing Agreement (viii) the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of DIMAC Operating.

     Section 4.12   LIMITATION ON LIENS.

     DIMAC Holdings shall not create or suffer to exist any Liens other than Permitted Liens upon any assets of DIMAC Holdings (including without limitation, any shares of Capital Stock of DIMAC Operating).

     Section 4.13   CORPORATE EXISTENCE.

     Subject to Article V, DIMAC Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (ii) its (and its Restricted Subsidiaries') rights (charter and statutory), licenses and franchises; PROVIDED, that DIMAC Holdings shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors of DIMAC Holdings on behalf of DIMAC Holdings shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of DIMAC Holdings and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

     Section 4.14   REPURCHASE UPON A CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, DIMAC Holdings shall notify the Trustee in writing thereof and shall make an offer to purchase all of the Notes then outstanding as described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (the "Change of Control Payment").

          (b) The Change of Control Offer shall be made in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, DIMAC Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

          (c) Within 30 days following any Change of Control, DIMAC Holdings shall commence the Change of Control Offer by mailing to the Trustee and each Holder a notice, which shall govern the terms of the Change of Control Offer, and shall state that:

                    (i) the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;

                    (ii) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                    (iii) that any Note not tendered for payment pursuant to the Change of Control Offer shall continue to accrue interest in accordance with the terms thereof;

                    (iv) that, unless DIMAC Holdings defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

                    (v) that any Holder electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                    (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                    (vii) that a Holder whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof;

                    (viii) the instructions that Holders must follow in order to tender their Notes; and

                    (ix) the circumstances and relevant facts regarding such Change of Control.

          (d) On the Change of Control Payment Date, DIMAC Holdings shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating that the Notes or portions thereof tendered to DIMAC Holdings are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, PROVIDED, that each such new Note will be in principal amount of $1,000 or an integral multiple thereof.

          (e) DIMAC Holdings shall make a public announcement of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For the purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

          (f) DIMAC Holdings shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     Section 4.15   MAINTENANCE OF PROPERTIES.

     DIMAC Holdings shall, and shall cause each of its Restricted Subsidiaries to maintain its properties and assets in normal working order and condition as on the date of this Indenture (reasonable wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of DIMAC Holdings and its Restricted Subsidiaries taken as a whole; PROVIDED, that nothing herein shall prevent DIMAC Holdings or any of its Restricted Subsidiaries from discontinuing any maintenance of any such properties if DIMAC Holdings determines that such discontinuance is desirable in the conduct of the business of DIMAC Holdings and its Restricted Subsidiaries taken as a whole.

     Section 4.16   MAINTENANCE OF INSURANCE.

     DIMAC Holdings shall, and shall cause each of its Restricted Subsidiaries to, maintain liability, casualty and other insurance with a reputable insurer or insurers in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets.

     Section 4.17   INVESTMENT COMPANY ACT.

     DIMAC Holdings shall not, and shall cause each of its Subsidiaries to not, become an investment company subject to registration under the Investment Company Act of 1940, as amended.

     Section 4.18   OWNERSHIP OF SUBSIDIARIES.

     DIMAC Holdings shall at all times own, directly or indirectly, 100% of the Equity Interests of DIMAC Operating.

     Section 4.19   LIMITATION ON BUSINESS.

     DIMAC Holdings shall not conduct or operate any business, perform any obligations, incur any Indebtedness (other than as permitted under Section 4.9(a)) or hold any assets; PROVIDED, HOWEVER, that DIMAC Holdings may own 100% of the Equity Interests of DIMAC Operating, may hold cash or Cash Equivalents, may perform its obligations pursuant to the Securities Purchase Agreement, this Indenture, the Notes, the Registration Rights Agreement, the Warrant Agreement and the Stockholders' Agreement, may issue new shares of common stock, may pay its Taxes and may maintain its corporate existence. DIMAC Holdings shall cause each of its Restricted Subsidiaries to not engage in any business other than a Related Business.

     Section 4.20   EMPLOYEE PLANS.

     DIMAC Holdings shall not, and shall cause each of its Subsidiaries to not, directly or indirectly, (i) terminate any employee pension benefit plan subject to Title IV of ERISA if as a result of such termination DIMAC Holdings and its Subsidiaries, collectively, would incur a liability with respect to such plan in excess of $5,000,000 in the aggregate, or (ii) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any multiemployer plan if as a result of such withdrawal (within the meaning of Section 4201 of ERISA), DIMAC Holdings and its Subsidiaries, collectively, would incur a liability with respect to such plan in excess of $5,000,000 in the aggregate.

     As used in this Section 4.20, the terms "employee pension benefit plan" and "multiemployer plan" shall have the meanings assigned to such terms in Section 3 of ERISA.

     Section 4.21   COMPLIANCE WITH LAWS; MAINTENANCE OF LICENSES.

     DIMAC Holdings shall, and shall cause each of its Subsidiaries to, comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees (including all Environmental Laws) to which any of them is subject, and maintain, obtain and keep in effect all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses, except to the extent that the failure to so comply or maintain, obtain and keep in effect could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 4.22   AVAILABLE CASH.

     DIMAC Holdings shall not expend any cash, except for (i) the payment of the principal of (and premium, if any, on) the Notes, installments of interest on the Notes and any other amount required by the terms hereof or of the Notes to be paid in respect of the Notes, whether upon redemption, repurchase or otherwise, (ii) the payment of Taxes in compliance with the provisions of
Section 4.5, (iii) Capital Expenditures in compliance with the provisions of
Section 4.25, (iv) the payment of fees and expenses relating to filing of a registration statement with respect to the Notes pursuant to the Registration Rights Agreement and complying with the provisions of Section 4.3, (v) the payment of expenses incurred in the ordinary course of business, not to exceed an aggregate of $500,000 in any one fiscal year and (vi) the making of any payments expressly permitted pursuant to Section 4.7(a).

     Section 4.23   FISCAL YEARS.

     At all times, DIMAC Holdings shall maintain, and shall cause each of its Restricted Subsidiaries to maintain, its fiscal year ending on December 31st.

     Section 4.24   LIMITATION ON ACQUISITIONS.

          (a)       DIMAC Holdings shall not make any Acquisition.

          (b) DIMAC Holdings shall cause each of its Restricted Subsidiaries to not make an Acquisition, unless:

                    (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, the consummation of such Acquisition; and

                    (ii) the Acquisition (A) is effected by way of (1) merger or consolidation of DIMAC Operating or any of its Restricted Subsidiaries so long as all of the Capital Stock of such other Person is acquired, (2) acquisition by DIMAC Operating or any of its Restricted Subsidiaries of assets or property that constitute all or substantially all of a business operating unit of another Person, or
          (3) acquisition by DIMAC Operating or any of its Restricted Subsidiaries of all of the Capital Stock in such other Person and (B) relates only to acquisitions of Productive Assets and is approved by the Board of Directors of the acquired Person (if applicable).

     Section 4.25   LIMITATION ON CAPITAL EXPENDITURES.

     DIMAC Holdings shall not make or incur Capital Expenditures in any fiscal year in an aggregate amount in excess of $250,000.

     Section 4.26   INSPECTION OF PROPERTIES AND RECORDS.

     DIMAC Holdings shall allow, and shall cause each of its Subsidiaries to allow, each Initial Purchaser and each Holder of at least $20,000,000 aggregate principal amount of Notes (or such Persons as any of them may designate) (individually and collectively, "INSPECTORS"), subject to appropriate agreements as to confidentiality, (i) to visit and inspect any of the properties of DIMAC Holdings or any of its Subsidiaries, (ii) to examine all their books of account, records, reports and other papers and to make copies and extracts therefrom,
(iii) to discuss their respective affairs, finances and accounts with their respective officers and employees, and (iv) to discuss the financial condition of DIMAC Holdings and its Subsidiaries with their independent accountants upon reasonable notice to DIMAC Holdings of its intention to do so and so long as DIMAC Holdings shall be given the reasonable opportunity to participate in such discussions (and by this provision DIMAC Holdings authorizes said accountants to have such discussions with the Inspectors). All such visits, examinations and discussions set forth in the preceding sentence shall be upon prior notice at such reasonable times and as often as may be reasonably requested. If a Default of an Event of Default shall have occurred and be continuing, DIMAC Holdings shall pay or reimburse all Inspectors for expenses which such Inspectors may reasonably incur in connection with any such visitations or inspections.

                                      ARTICLE V
                                      SUCCESSORS

     Section 5.1   WHEN DIMAC HOLDINGS MAY MERGE, ETC.

     DIMAC Holdings shall not consolidate or merge with or into (regardless of whether DIMAC Holdings is the surviving corporation), or transfer all or substantially all of its properties or assets (determined on a consolidated basis for DIMAC Holdings and its Subsidiaries) in one or more related transactions to, any other Person unless:

          (a) DIMAC Holdings is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than DIMAC Holdings) or to which such transfer has been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia,

          (b) the Person formed by or surviving any such consolidation or merger (if other than DIMAC Holdings) or the Person to which such transfer has been made assumes all the Obligations of DIMAC Holdings, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Registration Rights Agreement,

          (c) immediately after giving effect to such transaction on a PRO FORMA basis, no Default or Event of Default exists or would occur and

          (d) immediately after giving effect to such transaction on a PRO FORMA basis, the Consolidated Net Worth of such surviving entity must be equal to or greater than that of DIMAC Holdings immediately prior to giving effect to such transaction.

     DIMAC Holdings shall deliver to the Trustee prior to the consummation of any proposed transaction an Officers' Certificate to the foregoing effect, an Opinion of Counsel, stating that all conditions precedent to the proposed transaction provided for in this Indenture have been complied with, and a written statement from a firm of independent public accountants of established national reputation reasonably satisfactory to the Trustee stating that the proposed transaction complies with clause (d) of this Section 5.1.

     For purposes of this Section 5.1, the transfer of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of DIMAC Holdings, which properties and assets, if held by DIMAC

Holdings instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of DIMAC Holdings on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of DIMAC Holdings.

     Section 5.2   SUCCESSOR SUBSTITUTED.

     In the event of any transaction (other than a lease) contemplated by
Section 5.1 in which DIMAC Holdings is not the surviving Person, the successor formed by such consolidation or into or with which DIMAC Holdings is merged or to which such transfer is made, or formed by such reorganization, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, DIMAC Holdings and DIMAC Holdings shall be discharged from its Obligations under this Indenture, the Notes and the Registration Rights Agreement, with the same effect as if such successor Person had been named as DIMAC Holdings herein or therein.

     Section 5.3   PLAN OF LIQUIDATION.

     DIMAC Holdings shall not in a single transaction or through a series of related transactions, adopt a Plan of Liquidation.

                                      ARTICLE VI
                                DEFAULTS AND REMEDIES

     Section 6.1   EVENTS OF DEFAULT.

          (a)       "EVENT OF DEFAULT" occurs if:

                    (i) DIMAC Holdings defaults in the payment of interest on any Note or any other amount payable hereunder when the same becomes due and payable and the Default continues for a period of five (5) days (it being understood that the issuance of PIK Notes in accordance with the provisions of Section 1 of the Notes shall not constitute any Event of Default under this clause (i));

                    (ii) DIMAC Holdings defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon redemption or otherwise (including, without limitation, the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer);

                    (iii) DIMAC Holdings defaults in the performance of or breaches the provisions of Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.14, 4.18, 4.20, 4.22, 4.23, 4.24, 4.25, 4.26, or Article V or the
          provisions of Section 1.14 of the Securities Purchase Agreement;

                    (iv) if (i) DIMAC Holdings or DIMAC Operating fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture or with any of its agreements or covenants in the Securities Purchase Agreement and (ii) the Default continues for 30 days after written notice thereof has been given to DIMAC Holdings by the Trustee or to DIMAC Holdings and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, such notice to state that it is a "Notice of Default;"

                    (v) if (i) DIMAC Holdings or any of its Restricted Subsidiaries defaults in the payment of principal or interest payments under the DIMAC Operating Notes or the DIMAC Operating Indenture or the Senior Credit Agreement, regardless of the principal amount of the Indebtedness outstanding thereunder, (ii) DIMAC Holdings or any of its Restricted Subsidiaries defaults in the payment of principal or interest payments under any loan agreement, note, mortgage, indenture or instrument (including without limitation the DIMAC Operating Indenture and the Senior Credit Agreement) under which there may be issued or by which there may be secured or evidenced any other Indebtedness of DIMAC Holdings or any of its Restricted Subsidiaries for borrowed money (or the payment of which is guaranteed by DIMAC Holdings or any of its Restricted Subsidiaries), whether such indebtedness or guarantee now exists or shall be created hereafter, and the principal amount of such indebtedness, together with the principal amount of any other such indebtedness for which there is a default in the payment of interest, premium, if any, or principal, aggregates $3,000,000 or more or (iii) an event of default occurs under any loan agreement, note, mortgage, indenture or instrument which shall represent a default in payment upon final maturity or otherwise results in the acceleration of such indebtedness prior to its expressed maturity and the principal amount of such indebtedness, together with the principal amount of any other such indebtedness with respect to which there has been a default in payment upon final maturity or the maturity of which has been so accelerated and has not been paid, aggregates $3,000,000 or more;

                    (vi) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against DIMAC Holdings, DIMAC Operating or any Subsidiary of DIMAC Holdings or DIMAC Operating and such remains undischarged for a period (during which execution shall not be effectively stayed) of thirty
          (30) days, PROVIDED that the aggregate of all such judgments (which are not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) exceeds $3,000,000;

                    (vii) repudiation by DIMAC Holdings of its obligations under this Indenture or the Notes, or the unenforceability of this Indenture or the Notes against DIMAC Holdings for any reason;

                    (viii) the filing by DIMAC Holdings or any of its Subsidiaries (any such Person, a "DEBTOR") of a petition commencing a voluntary case under Section 301 of Title 11 of the United States Code, or the commencement by a Debtor of a case or proceeding under any other Bankruptcy Law seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, including without limitation the making by a Debtor of an assignment for the benefit of creditors; or the taking of any corporate action by a Debtor in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

                    (ix) the filing against a Debtor of a petition commencing an involuntary case under Section 303 of Title 11 of the United States Code, with respect to which case (a) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, an order of relief, (b) an order for relief is entered and is pending and unstayed on the 60th day after the filing of the petition commencing such case, or if stayed, such stay is subsequently lifted so that such order for relief is given full force and effect, or (c) no order for relief is entered, but the court in which such petition was filed has not entered an order dismissing such petition by the 60th day after the filing thereof; or the commencement under any other Bankruptcy Law of a case or proceeding against a Debtor seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, which case or proceeding is pending without having been dismissed on the 60th day after the commencement thereof; or

                    (x) the entry by a court of competent jurisdiction of a judgment, decree or order appointing a receiver, liquidator, trustee, custodian or assignee of a Debtor or of the property of a Debtor, or directing the winding up or liquidation of the affairs or property of a Debtor, and (a) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, such judgment, decree, or order, or (b) such judgment, decree or order is in full force and effect and is not stayed on the 60th day after the entry thereof, or, if stayed, such stay is thereafter lifted so that such judgment, decree or order is given full force and effect.

          (b) DIMAC Holdings shall, upon becoming aware that a Default or Event of Default has occurred, deliver to the Trustee a statement specifying such Default or Event of Default and what action DIMAC Holdings is taking or proposes to take with respect thereto.

     Section 6.2   ACCELERATION.

     If an Event of Default (other than an Event of Default specified in clause
(viii), (ix) or (x) of Section 6.1(a)) occurs and is continuing, the Trustee by written notice to DIMAC Holdings, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to DIMAC Holdings and the Trustee, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (viii), (ix) or (x) of Section 6.1(a) occurs, all outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to DIMAC Holdings and the Trustee, may rescind and annul such declaration and its consequences if (a) DIMAC Holdings has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest (including any interest accrued subsequent to an Event of Default specified in clause (viii), (ix) or
(x) of Section 6.1(a)) on all Notes, (iii) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; (b) all Events of Default, other than the non-payment of principal of and interest on the Notes that have become due solely by such declaration or occurrence of acceleration, have been cured or waived; and (c) the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

     Section 6.3   OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Notes to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 6.4   WAIVER OF PAST DEFAULTS.

     Holders of a majority of the aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes (a) waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of, or interest on, any Note or a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected, and/or (b) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 6.5   CONTROL BY MAJORITY.

     The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

     Section 6.6   LIMITATION ON SUITS.

     A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 30-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     Section 6.7   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     Section 6.8   COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.1(a)(i) or 6.1(a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against DIMAC Holdings for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal (and premium, if any) and, to the extent lawful, interest or overdue interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 6.9   TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to DIMAC Holdings, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10   PRIORITIES.

     If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

          FIRST:  to the Trustee, its agents and attorneys for amounts due under
     Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;

          THIRD: without duplication, to Holders for any other Obligations owing to the Holders under the Notes, this Indenture or the Registration Rights Agreement; and

          FOURTH: to DIMAC Holdings or to such party as a court of competent jurisdiction shall direct.

     The Trustee, upon written notice to DIMAC Holdings, may fix a record date and payment date for any payment to Holders.

     Section 6.11   UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.6, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

     Section 6.12   PREMIUM ON ACCELERATION.

     In the event of an acceleration of the Notes upon an Event of Default occurring by reason of any willful action (or deliberate inaction) taken (or not taken) by or on behalf of DIMAC Holdings with the intention of avoiding payment of the premium that DIMAC Holdings would have had to pay if DIMAC Holdings had elected to redeem the Notes and such acceleration is not rescinded or annulled, the Holders shall be entitled to receive, in addition to any other payments to which they may be entitled, a premium equal to the percentages of principal set forth below if the declaration date of the acceleration occurs during the twelve month period commencing on October 22 of the year set forth below:

                         Year              % of Principal Amount
                         ----              ---------------------
                         1998                     115.500
                         1999                     113.950
                         2000                     112.400
                         2001                     110.850
                         2002                     109.300
                         2003                     107.750
                         2004                     106.200
                         2005                     104.650
                         2006                     103.100
                         2007                     101.550
                         2008                     100.000


                                     ARTICLE VII
                                       TRUSTEE

     Section 7.1   DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b)       Except during the continuance of an Event of Default:

                    (i) The duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture, and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                    (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to the requirements of this Indenture (but need not confirm the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (i)  This paragraph does not limit the effect of paragraph
          (d) of this Section 7.1.

                    (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

          (d) Regardless of whether therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with DIMAC Holdings. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 7.2   RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from DIMAC Holdings shall be sufficient if signed by an Officer of DIMAC Holdings, on behalf of DIMAC Holdings.

          (f) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of DIMAC Holdings's covenants in
     Article IV. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a)(i), 6.1(a)(ii) and 4.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or a Responsible Officer of the Trustee shall have obtained actual knowledge.

     Section 7.3   INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with DIMAC Holdings or an Affiliate of DIMAC Holdings with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

     Section 7.4   TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for DIMAC Holdings's use of the proceeds from the Notes or any money paid to DIMAC Holdings or upon DIMAC Holdings's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

     Section 7.5   NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if the Trustee has actual knowledge thereof (within the meaning of Section 7.2(f)), the Trustee shall mail to the Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders of the Notes.

     Section 7.6   REPORTS BY TRUSTEE TO HOLDERS.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. DIMAC Holdings shall promptly notify the Trustee when the Notes are listed on any stock exchange.

     Section 7.7   COMPENSATION AND INDEMNITY.


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

     DIMAC Holdings shall pay to the Trustee from time to time such compensation as shall be agreed to in writing by DIMAC Holdings and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. DIMAC Holdings shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

     DIMAC Holdings shall indemnify the Trustee and any predecessor against any and all losses, liabilities, damages, claims or expenses incurred by the Trustee without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture (including the costs and expenses of enforcing this Indenture against DIMAC Holdings and defending itself against any claim (regardless of whether asserted by DIMAC Holdings or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder), except as set forth below. The Trustee shall notify DIMAC Holdings promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify DIMAC Holdings shall not relieve DIMAC Holdings of its obligations hereunder. DIMAC Holdings shall defend the claim and the Trustee shall cooperate in the defense. In the event that a conflict of interest or conflicting defenses would arise in connection with the representation of DIMAC Holdings and the Trustee by the same counsel, the Trustee may have separate counsel and DIMAC Holdings shall pay the reasonable fees and expenses of such counsel. DIMAC Holdings need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of DIMAC Holdings under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

     DIMAC Holdings need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

     To secure DIMAC Holdings's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of (and premium, if any) and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(viii), (ix) or (x) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     The provisions of this Section 7.7 shall survive the termination of this Indenture.

     Section 7.8   REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8 and upon DIMAC Holdings's receipt of notice from the successor Trustee of such appointment.

     The Trustee may resign at any time and be discharged from the trust hereby created by so notifying DIMAC Holdings. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and DIMAC Holdings. DIMAC Holdings may remove the Trustee if:

          (a)       the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)       the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, DIMAC Holdings shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by DIMAC Holdings.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, DIMAC Holdings or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to DIMAC Holdings. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, DIMAC Holdings's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee, and DIMAC Holdings shall pay to any such replaced or removed Trustee all amounts owed under Section 7.7 upon such replacement or removal.

     Section 7.9   SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation without any further act shall be the successor Trustee.

     Section 7.10   ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that shall (a) be a corporation organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, (b) be subject to supervision or examination by Federal or state or the District of Columbia authority, and (c) have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operations of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of DIMAC Holdings are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     Section 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST DIMAC HOLDINGS.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to DIMAC Holdings, as obligor on the Notes.

                                     ARTICLE VIII
                 DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Section 8.1   DISCHARGE; OPTION TO EFFECT LEGAL OR COVENANT DEFEASANCE.

     This Indenture shall cease to be of further effect (except that DIMAC Holdings's obligations under Section 7.7 and the Trustee's and the Paying Agent's obligations under Sections 8.6 and 8.7 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and DIMAC Holdings has paid all sums payable hereunder. In addition, DIMAC Holdings may elect at any time to have Section
8.2 or Section 8.3, at DIMAC Holdings's option, of this Indenture applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article VIII.

     Section 8.2   LEGAL DEFEASANCE AND DISCHARGE.

     Upon DIMAC Holdings's exercise under Section 8.1 of the option applicable to this Section 8.2, except as set forth below, DIMAC Holdings shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). Following such Legal Defeasance, (a) DIMAC Holdings shall be deemed to have paid and discharged the entire indebtedness outstanding hereunder, and this Indenture shall cease to be of further effect as to all outstanding Notes, and (b) DIMAC Holdings shall be deemed to have satisfied all other of its obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of DIMAC Holdings, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

          (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due from the trust described in
     Section 8.5;

          (b) DIMAC Holdings's obligations under Sections 2.4, 2.6, 2.7, 2.10, 4.2, 8.5, 8.6 and 8.7; and

          (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and DIMAC Holdings's obligations in connection therewith.


     Section 8.3   COVENANT DEFEASANCE.

     Upon DIMAC Holdings's exercise under Section 8.1 of the option applicable to this Section 8.3, DIMAC Holdings shall be released from its obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12,
4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26 and
Article V on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. Following such Covenant Defeasance, (a) DIMAC Holdings need not comply with, and shall not have any liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby, and (b) Sections 6.1(a)(iii) through 6.1(a)(vii) shall not constitute Events of Default with respect to the Notes.

     Section 8.4   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section
8.2 or 8.3 to the outstanding Notes:

          (a) DIMAC Holdings shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it), in trust, for the benefit of the Holders, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such outstanding Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Notes, and the holders of Notes must have a valid, perfected, exclusive security interest in such trust;

          (b) in the case of Legal Defeasance, DIMAC Holdings shall have delivered to the Trustee an Opinion of Counsel confirming that (i) DIMAC Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of Covenant Defeasance, DIMAC Holdings shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

          (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which DIMAC Holdings or any of its Subsidiaries is a party or by which DIMAC Holdings or any of its Subsidiaries is bound;

          (f) DIMAC Holdings shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by DIMAC Holdings with the intent of preferring the Holders over the other creditors of DIMAC Holdings with the intent of defeating, hindering, delaying or defrauding other creditors of DIMAC Holdings; and

          (g) DIMAC Holdings shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, (a) through (f) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) of this Section 8.4, have been complied with.

          (h) In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, DIMAC Holdings must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of notice of such redemption or redemptions by the Trustee in the name and at the expense of DIMAC Holdings.

     Section 8.5   DEPOSITS TO BE HELD IN TRUST; OTHER MISCELLANEOUS
PROVISIONS.

     Subject to Section 8.6, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to
Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any).

     DIMAC Holdings shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

     Section 8.6   REPAYMENT TO DIMAC HOLDINGS.

          (a) The Trustee or the Paying Agent shall deliver or pay to DIMAC Holdings from time to time upon the request of DIMAC Holdings any cash or U.S. Government Obligations held by it as provided in Section 8.4 which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          (b) Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by DIMAC Holdings, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to DIMAC Holdings on its request; and the Holder of such Note shall thereafter look only to DIMAC Holdings for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of DIMAC Holdings cause to be published once, in the NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to DIMAC Holdings.

     Section 8.7   REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if any event occurs at any time in the period ending on the 91st day after the date of deposit pursuant to Section 8.2 or 8.3 which event would constitute an Event of Default under Section 6.1(a)(viii), (ix) or (x) had Legal Defeasance or Covenant Defeasance, as the case may be, not occurred, then DIMAC Holdings's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.2 or 8.3, as the case may be; PROVIDED, HOWEVER, that, if DIMAC Holdings makes any payment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note following the reinstatement of its obligations, DIMAC Holdings shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

                                      ARTICLE IX
                                      AMENDMENTS

     Section 9.1   WITHOUT CONSENT OF HOLDERS.

          (a) DIMAC Holdings and the Trustee may amend or supplement this Indenture and the Notes without the consent of any Holder:

                    (i)  to cure any ambiguity, defect or inconsistency;

                    (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                    (iii)  to comply with Article V;

                    (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder or thereunder of any Holder; or

                    (v) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the request of DIMAC Holdings, accompanied by a resolution of the Board of Directors of DIMAC Holdings authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 required or requested by the Trustee, the Trustee shall join with DIMAC Holdings in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment that affects its own rights, duties or immunities under this Indenture or otherwise.

     Section 9.2   WITH CONSENT OF HOLDERS.

          (a) Subject to Sections 6.4 and 6.7, DIMAC Holdings and the Trustee, as applicable, may amend, or waive any provision of, this Indenture or the Notes, with the written consent of the Holders of at least a majority of the principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

          (b) Upon the request of DIMAC Holdings, accompanied by a resolution of the Board of Directors of DIMAC Holdings authorizing the execution of any such supplemental indenture or amendment, and upon filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with DIMAC Holdings in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          (c) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

          (d)       After a supplemental indenture or amendment under this
     Section 9.2 becomes effective, DIMAC Holdings shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of DIMAC Holdings to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

          (e) Notwithstanding any other provision hereof, without the consent of each Holder affected, an amendment or waiver under this Section
     9.2 may not (with respect to any Notes held by a non-consenting Holder):

                    (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                    (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                    (iii) reduce the principal of, or the premium (including, without limitation, redemption premium) on, or change the fixed maturity of any Note or alter the provisions with respect to payment on redemption of the Notes or the price at which DIMAC Holdings shall offer to purchase such Notes pursuant to Section 4.10 or 4.14;

                    (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on, or redemption payment with respect to, any Note (other than a Default in the payment of an amount due as a result of an acceleration if the Holder rescinds such acceleration pursuant to Section 6.2);

                    (v) make any Note payable in money other than that stated in the Notes;

                    (vi)  make any change in Section 6.4 or 6.7 or in this
          Section 9.2 with respect to the requirement for the consent of any affected Holder; or

                    (vii) make any change adversely affecting the contractual ranking of the Obligations of DIMAC Holdings under the Notes, this Indenture and the Registration Rights Agreement.

     Section 9.3   COMPLIANCE WITH TRUST INDENTURE ACT.

     If, at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

     Section 9.4   REVOCATION AND EFFECT OF CONSENTS.

     Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     DIMAC Holdings may, but shall not be obligated to, fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If DIMAC Holdings fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or (ii) such other date as DIMAC Holdings shall designate.

     Section 9.5   NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. DIMAC Holdings in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

     Section 9.6   TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon DIMAC Holdings in accordance with its terms. DIMAC Holdings may not sign an amendment or supplemental indenture until the Board of Directors of DIMAC Holdings approves it.

                                      ARTICLE X
                                    MISCELLANEOUS

     Section 10.1   TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

     Section 10.2   NOTICES.

     Any notice or communication by DIMAC Holdings or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses:

     If to DIMAC Holdings:

     DIMAC Holdings, Inc.
     5775 Peachtree Dunwoody Road, Suite C-150
     Atlanta, Georgia 30342
     Attention:  Chief Financial Officer
     Telecopier No.: (404) 705-9929

     If to the Trustee:

     Wilmington Trust Company
     1100 North Market Street
     Attention: Corporate Trust Administration
     Telecopier No.: (302) 651-8882

     DIMAC Holdings or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon receipt, if deposited in the mail, postage prepaid; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices and communications to the Trustee shall be deemed to have been duly given only if actually received by the Trustee.

     Any notice or communication to a Holder shall be mailed by first-class mail, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice communication is mailed in the manner provided above within the time prescribed, it is duly given, regardless of whether the addressee receives it.

     If DIMAC Holdings mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

     Section 10.3   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. DIMAC Holdings, the Trustee, the Registrar and any other person shall have the protection of TIA
Section  312(c).

     Section 10.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by DIMAC Holdings to the Trustee to take any action under this Indenture, DIMAC Holdings shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

     Section 10.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to regardless of whether such covenant or condition has been complied with; and

          (d) a statement as to regardless of whether, in the opinion of such Person, such condition or covenant has been complied with,

PROVIDED that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

     Section 10.6   RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     Section 10.7   LEGAL HOLIDAYS.

     If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     Section 10.8   NO RECOURSE AGAINST OTHERS.

     No director, officer, employee, incorporator, stockholder or controlling person of DIMAC Holdings, as such, shall have any liability for any obligations of DIMAC Holdings under the Notes, this Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

     Section 10.9   GOVERNING LAW.

     THIS INDENTURE SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. DIMAC HOLDINGS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. DIMAC HOLDINGS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING

BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. DIMAC HOLDINGS IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO DIMAC HOLDINGS AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST DIMAC HOLDINGS IN ANY OTHER JURISDICTION.

     Section 10.10  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of DIMAC Holdings or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 10.11  SUCCESSORS.

     All agreements of DIMAC Holdings in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 10.12  SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.13  COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 10.14  TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                              (SIGNATURE PAGES FOLLOW.)

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

                                        DIMAC HOLDINGS, INC.


                                        By: /s/
                                            ----------------------------------
                                        Name:

                                        Title:

Attest:



      -----------------------
Name:
Title:







                                        TRUSTEE:

                                        WILMINGTON TRUST COMPANY,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:

                                        Title:

                                                                       EXHIBIT A
                                  (Face of Security)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO DIMAC HOLDINGS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH DIMAC HOLDINGS OR ANY AFFILIATE OF DIMAC HOLDINGS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) ONLY (A) TO DIMAC HOLDINGS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO DIMAC HOLDINGS'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR PURPOSES OF SECTIONS 1271 ET. SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS NOTE IS OCTOBER 22, 1998. FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT AND YIELD TO MATURITY FOR PURPOSES OF THE OID RULES, PLEASE CONTACT THE CHIEF FINANCIAL OFFICER OF THE ISSUER AT 5775 PEACHTREE DUNWOODY ROAD, SUITE C-150, ATLANTA, GA, TELECOPY NO.
(404) 705-9929.

                                 DIMAC HOLDINGS, INC.
                       151/2% Senior Note due October 22, 2009

No.                                                         $ __________________
                                                            CUSIP NO.

     DIMAC Holdings, Inc., a Delaware corporation ("DIMAC Holdings"), as obligor, for value received promises to pay to __________________ or registered assigns, the principal sum of ___________________ Dollars on October 22, 2009.
     Interest Payment Dates: March 31, June 30, September 30 and December 31 and on the maturity date.
     Record Dates: March 15, June 15, September 15 and December 15 (regardless of whether a Business Day).
     Reference is hereby made to the further provisions hereof set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, DIMAC Holdings has caused this 151/2% Senior Note due October 22, 2009 to be signed manually or by facsimile by its duly authorized officers.

                                        DIMAC HOLDINGS, INC.
Dated:
Attest:                                 By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Trustee's Certificate of Authentication:
This is one of the 151/2% Senior Notes due October 22, 2009 referred to in the within-mentioned Indenture.
WILMINGTON TRUST COMPANY, as Trustee

By:
    --------------------------
       AUTHORIZED SIGNATORY

______________________________

  (1) This paragraph should be included only if the Note is issued in global form.

                                  (Back of Security)

                                DIMAC HOLDINGS, INC.

                       151/2% Senior Note due October 22, 2009

     1. INTEREST. DIMAC Holdings, Inc., a Delaware corporation ("DIMAC HOLDINGS"), promises to pay interest in cash on the principal amount of this 151/2% Senior Note due October 22, 2009 (this "Note") at 151/2% per annum from October 22, 1998 until maturity. DIMAC Holdings will pay interest on this Note quarterly on March 31, June 30, September 30 and December 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE") to the registered Holder of hereof at the close of business on the March 15, June 15, September 15 or December 15, next preceding the Interest Payment Date, even if this Note is cancelled after such record date and on or before such Interest Payment Date; PROVIDED, that the first Interest Payment Date shall be December 31, 1998. Notwithstanding the foregoing, with respect to any installment of interest on this Note due on an Interest Payment Date that occurs on or prior to September 30, 2003, in lieu of paying all of such installment of interest in cash, DIMAC Holdings may pay all of such installment (or a portion thereof) by issuing to each such Holder of record an additional Note in an aggregate principal amount equal to the amount of interest due to such Holder on the applicable Interest Payment Date and not paid in cash. Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance hereof. DIMAC Holdings shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on all due and unpaid amounts outstanding under the Notes (including overdue installments of principal, premium, if any, or interest), from time to time on demand at a rate equal to 161/2% per annum, compounded quarterly, to the extent lawful. PIK Notes issued in accordance with the terms hereof shall not constitute unpaid amounts hereunder. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. Except as provided in Section 1 hereof, DIMAC Holdings shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. This Note is payable, as to principal and interest, at the offices of a Paying Agent. DIMAC Holdings, however, may pay interest by mailing a check and/or an additional Note on or before the applicable due date to the Holder at the Holder's registered address.

     3. PAYING AGENT AND REGISTRAR. Initially, the Trustee shall act as Paying Agent and Registrar. DIMAC Holdings may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Subject to certain exceptions, DIMAC Holdings or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. DIMAC Holdings has issued this Note under an Indenture dated as of October 22, 1998 (the "INDENTURE") between DIMAC Holdings and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is so qualified. The Notes are subject to all such terms, and the Holder hereof is referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The Notes are general senior obligations of DIMAC Holdings. The Notes are limited to $30,000,000 in aggregate principal amount plus the aggregate principal amount of any additional Notes issued in accordance with
Section 1 hereof in lieu of a portion of any cash interest payments.

     5.   REDEMPTION.

     (a) The Notes are not redeemable at DIMAC Holdings's option prior to October 22, 2002. DIMAC Holdings may redeem all or any of the Notes, in whole or in part, at any time on or after October 22, 2002, at a redemption price equal to the percentages of the principal amount thereof set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning October 22 of the years indicated below.


                    Year           Redemption Price
                    ----           ----------------
                    2002           109.300%
                    2003           107.750%
                    2004           106.200%
                    2005           104.650%
                    2006           103.10%


                    Year           Redemption Price
                    ----           ----------------
                    2007           101.550%
                    2008           100.0%


     (b) If, on or before October 22, 2002, there is a Qualified Public Equity Offering of DIMAC Holdings, DIMAC Holdings may, within thirty (30) days of the consummation of such Qualified Public Equity Offering, redeem all or any of the Notes, in whole or in part, at a redemption price equal to 107.75% of the aggregate principal amount of Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

     (c)  There shall be no mandatory redemption of the Notes.

     6. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least thirty (30) days but not more than sixty (60) days before a Redemption Date by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address; PROVIDED, HOWEVER, that notice of redemption pursuant to
Section 5(b) hereof shall be mailed within ten (10) days after the consummation of the Qualified Public Equity Offering referenced therein. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. If, on or prior to the Redemption Date, DIMAC Holdings deposits in a segregated account or otherwise sets aside funds sufficient to pay the Redemption Price of the Notes called for redemption, then, on and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption, unless DIMAC Holdings defaults in paying the redemption price.

     7. OFFERS TO REPURCHASE. Following the occurrence of any Change of Control, DIMAC Holdings will be required to offer to purchase all outstanding Notes upon the terms set forth in the Indenture. Following the occurrence of an Asset Sale, DIMAC Holdings will be required to apply the Excess Net Cash Proceeds therefrom to an offer to purchase outstanding Notes upon the terms set forth in the Indenture.

     8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and DIMAC Holdings may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and DIMAC Holdings need not exchange or register the transfer (i) of any Note or portion of a Note selected for redemption or (ii) of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     9. PERSONS DEEMED OWNERS. Unless otherwise required by applicable law, the registered Holder of a Note shall be treated as its owner for all purposes, subject to the provisions of the Indenture with respect to the record dates for the payment of interest.

     10. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or Event of Default (except certain payment defaults) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holders, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of DIMAC Holdings's obligations to the Holders in the case of a merger or consolidation, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes, or that does not adversely affect the legal rights under the Indenture of any Holder or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

     11.  DEFAULTS AND REMEDIES.   If an Event of Default occurs and is
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare by written notice to DIMAC Holdings and the Trustee all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. DIMAC Holdings must furnish an annual compliance certificate to the Trustee.

     12. TRUSTEE DEALINGS WITH DIMAC HOLDINGS. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for DIMAC Holdings or its Affiliates, and may otherwise deal with DIMAC Holdings or its Affiliates, as if it were not the Trustee.

     13. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of DIMAC Holdings, as such, shall have any liability for any obligations of DIMAC Holdings under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

     14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, DIMAC Holdings has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     17. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW. TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, DIMAC HOLDINGS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. DIMAC HOLDINGS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEEDING AGAINST DIMAC HOLDINGS IN ANY OTHER JURISDICTION.

     [18. HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT. Each Holder of a Note, by his acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, dated as of October 22, 1998, among DIMAC Holdings and the parties named on the signature page thereof (the "REGISTRATION RIGHTS AGREEMENT"), including but not limited to the obligations of the Holders with respect to a registration and the indemnification of DIMAC Holdings and the Purchasers (as defined therein) to the extent provided therein.](2)

     DIMAC Holdings shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: DIMAC Holdings, Inc., 5775 Peachtree Dunwoody Road, Suite C-150, Atlanta, Georgia 30342 Attention: Chief Financial Officer.


_________________________

  (2)     This paragraph should only be included in the Series A Notes.

                                   ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:


--------------------------------------------------------------------------------
     (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________ as agent to transfer this Note on the books of DIMAC Holdings. The agent may substitute another to act for him.



--------------------------------------------------------------------------------


Date:
      -------------------

                         Your Signature:
                                         ---------------------------------------
                                        (Sign exactly as your name appears on
                                        the face of this Note)

                         Tax Identification Number:
                                                    ----------------------------

Signature Guaranty*




_______________

*    NOTICE:        The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

                    (1)  The Securities Transfer Agent Medallian Program
                         (STAMP);
                    (2)  The New York Stock Exchange Medallian Program (MSP);
                    (3)  The Stock Exchange Medallian Program (SEMP).

                          OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have all or any part of this Note purchased by DIMAC Holdings pursuant to Section 4.10 or Section 4.14 of the Indenture, as the case may be, state the amount you elect to have purchased (if all, write "ALL"):

$___________________



Date:
      --------------



                         Your Signature:
                                         ---------------------------------------
                                        (Sign exactly as your name appears on
                                        the face of this Note)

Signature Guaranty*




_______________

*    NOTICE:        The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

                    (1)  The Securities Transfer Agent Medallian Program
                         (STAMP);
                    (2)  The New York Stock Exchange Medallian Program (MSP);
                    (3)  The Stock Exchange Medallian Program (SEMP).

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES (3)


          The following exchanges of a part of this Global Note for Definitive Notes have been made:


                                                                                    Principal Amount of this Global
                  Amount of decrease in Principal  Amount of increase in Principal  Note following such decrease
Date of Exchange  Amount of this Global Note       Amount of this Global Note       (or increase)
-------------------------------------------------------------------------------------------------------------------


Signature of authorized
officer of Trustee
-----------------------


_______________

  (3)     This should only be included if the Note is issued in global form.

                                                                       EXHIBIT B
                      CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                         OR REGISTRATION OF TRANSFER OF NOTES

Re: [Series A] [Series B] 151/2% Senior Notes due October 22, 2009 (the "NOTES") of DIMAC Holdings, Inc.


     This Certificate relates to $_________________________ principal amount of Notes held in */ / book-entry or */ / definitive form by _______________________ (the "TRANSFEROR").

The Transferor, by written order, has requested the Trustee:

/ / to deliver in exchange for its beneficial interest in the Global Note held by the depository, a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

/ / to exchange or register the transfer of a Note or Notes. In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and, the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") because such Note:

     / /  is being acquired for the Transferor's own account, without transfer;

     / /  is being transferred pursuant to an effective registration statement;

     / / is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on such Rule 144A;

     / / is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act;**

     / / is being transferred pursuant to Rule 144 under the Securities Act;** or

     / / is being transferred pursuant to another exemption from the registration requirements of the Securities Act (explain: ____________ _________________________________________________________________).**



                                        [INSERT NAME OF TRANSFEROR]

                                        By:
                                            -------------------------------


Date:
      ------------------------

     *    Check applicable box.
     ** If this box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act.

                                                                         Annex C

                              DIMAC HOLDINGS, INC.

              $30,000,000 15 1/2% Senior Notes due October 22, 2009

                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (the "Agreement") is made and entered into as of October 22, 1998, by and among DIMAC Holdings, Inc., a Delaware corporation (the "Issuer"), and each of the purchasers listed on the signature pages hereto (each a "Purchaser," and collectively, the "Purchasers").

                  This Agreement is made pursuant to the Securities Purchase Agreement (as defined below), pursuant to which the Issuer is issuing and selling to the Purchasers $30,000,000 aggregate principal amount of its 15 1/2% Senior Notes due October 22, 2009, Series A (the "Notes"). As an inducement to the Purchasers to enter into the Securities Purchase Agreement, the Issuer agrees with the Purchasers, for the benefit of the holders of the Securities (as defined below) (including, without limitation, the Purchasers), as follows:

         Section 1. Definitions. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

         "Advice" has the meaning given to such term in Section 5 hereof.

         "Agreement" means this Registration Rights Agreement.

         "Applicable Period" has the meaning given to such term in Section 2(f) hereof.

         "Business Day" means any day other than (i) Saturday or Sunday, or (ii) a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

         "Demand Date" means the date on which the any Holder provides a written notice to the Issuer demanding the filing of an Exchange Offer Registration Statement or a Shelf Registration.

         "DIMAC Operating" means DIMAC Corporation, a Delaware corporation.

         "Effectiveness Date" means the 180th day following the Demand Date.

         "Effectiveness Period" has the meaning given to such term in Section 3(a) hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Exchange Offer" has the meaning given to such term in Section 2(a) hereof.

         "Exchange Offer Registration Statement" has the meaning given to such term in Section 2(a) hereof.

         "Exchange Securities" means 15 1/2% Senior Notes due October 22, 2009, Series B, of the Issuer, identical in all respects to the Notes, except for references to series, registration rights and restrictive legends.

         "Filing Date" means the 90th day following the Demand Date.

         "Holder" means each holder of Registrable Securities.

         "Indemnified Party" has the meaning given to such term in Section 7(c) hereof.

         "Indemnifying Party" has the meaning given to such term in Section 7(c) hereof.

         "Indenture" means the Indenture, dated the date hereof, between the Issuer and Wilmington Trust Company, a Delaware banking corporation, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time, in accordance with the terms thereof.

         "Initial Shelf Registration" has the meaning given to such term in
Section 3(a) hereof.

         "Issuer" has the meaning given to such term in the introductory paragraph hereof.

         "Losses" means all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing).

         "NASD" means the National Association of Securities Dealers, Inc.

         "Notes" has the meaning given to such term in the introductory paragraph hereof.

         "Participating Broker-Dealer" has the meaning given to such term in
Section 2(f) hereof.

         "Person" means an individual, trustee, corporation, partnership, joint stock company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof, union, business association, firm or other entity.

         "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "Purchasers" has the meaning given to such term in the introductory paragraph hereof.

         "Registrable Securities" means (i) Notes and (ii) Exchange Securities received in the Exchange Offer that may not be sold without restriction under federal or state securities law.

         "Registration Default" has the meaning given to such term in Section 4(a) hereof.

         "Registration Default Date" has the meaning given to such term in
Section 4(a) hereof.

         "Registration Statement" means any registration statement of the Issuer that covers any of the Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC.

         "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

         "Rule 415" means Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the Notes and the Exchange Securities, collectively.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of October 22, 1998 by and among the Issuer, DIMAC Operating and the Purchasers, as amended or supplemented from time to time.

         "Shelf Notice" has the meaning given to such term in Section 2(h) hereof.

         "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

         "Special Counsel" means counsel chosen by the holders of a majority in aggregate principal amount of Securities.

         "Subsequent Shelf Registration" has the meaning given to such term in
Section 3(b) hereof.

         "TIA" means the Trust Indenture Act of 1939, as amended.

         "Trustee" means the trustee under the Indenture and, if any, the trustee under any indenture governing the Exchange Securities.

         "Underwritten Registration" or "Underwritten Offering" means a registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

         "Weekly Liquidated Damages Amount"means, with respect to any Registration Default, an amount per week per $1,000 principal amount of Registrable Securities equal to (i) $0.05 for the first 90-day period immediately following the applicable Registration Default Date, (ii) $0.10 for the second 90-day period immediately following the applicable Registration Default Date, (iii) $0.15 for the third 90-day period immediately following the applicable Registration Default Date, and (iv) $0.20 thereafter.

         Section 2.  Exchange Offer.

                  (a) The Issuer shall (i) prepare and file with the SEC promptly after the Demand Date, but in no event later than the Filing Date, a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act with respect to a proposed offer (the "Exchange Offer") to the Holders to issue and deliver to such Holders, in exchange for the Notes, a like aggregate principal amount of Exchange Securities, (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective as promptly as practicable after the filing thereof, but in no event later than the Effectiveness Date, (iii) keep the Exchange Offer Registration Statement effective until the consummation of the Exchange Offer pursuant to its terms, and (iv) unless the Exchange Offer would not be permitted by a policy of the SEC, commence the Exchange Offer and use its reasonable best efforts to issue, on or prior to 30 days after the date on which the Exchange Offer Registration Statement is declared effective, Exchange Securities in exchange for all Notes tendered prior thereto in the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or any applicable interpretation of the staff of the SEC.

                  (b) The Exchange Securities shall be issued under, and entitled to the benefits of, the Indenture or a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA).

                  (c) In connection with the Exchange Offer, the Issuer shall:

                           (i) mail to each Holder a copy of the Prospectus
                  forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Offer Registration Statement and any related documents;

                           (ii) keep the Exchange Offer open for not less than
                  30 days after the date notice thereof is mailed to the Holders (or longer if required by Applicable Law);

                           (iii) utilize the services of a depository for the
                  Exchange Offer with an address in the Borough of Manhattan, The City of New York;

                           (iv) permit Holders to withdraw tendered Notes at any
                  time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

                           (v) otherwise comply with all laws applicable to the
                  Exchange Offer.

                  (d) As soon as practicable after the close of the Exchange Offer, the Issuer shall:

                           (i) accept for exchange all Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer;

                           (ii) deliver to the Trustee for cancellation all Notes so accepted for exchange;
                  and

                           (iii) cause the Trustee promptly to authenticate and
                  deliver to each Holder of Notes, Exchange Securities equal in aggregate principal amount to the Notes of such Holder so accepted for exchange.

                  (e) Interest on each Exchange Security will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes. Each Exchange Security shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes from time to time during such period.

                  (f) The Issuer shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," containing a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"). Such "Plan of Distribution" section shall also allow the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including (without limitation) all Participating Brokers-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities. The Issuer shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirement of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Securities (the "Applicable Period")).

                  (g) The Issuer may require each Holder participating in the Exchange Offer to represent to the Issuer that at the time of the consummation of the Exchange Offer (i) any Exchange Securities received by such Holder in the Exchange Offer will be acquired in the ordinary course of its business, (ii) such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities within the meaning of the Securities Act or resale of the Exchange Securities in violation of the Securities Act, (iii) if such Holder is not a broker-dealer, that it is not engaged in and does not intend to engage in, the distribution of the Exchange Securities,
         (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of such Exchange Securities and (v) if such Holder is an affiliate of the Issuer, that it will comply with the registration and prospectus delivery requirements of the Securities Act applicable to it.

                  (h) If (i) prior to the consummation of the Exchange Offer, either the Issuer or the Holders of a majority in aggregate principal amount of Registrable Securities determines in its or their reasonable judgment that (A) the Exchange Securities would not, upon receipt, be tradeable by the Holders thereof without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable Blue Sky or state securities laws, or (B) the interests of the Holders under this Agreement, taken as a whole, would be materially adversely affected by the consummation of the Exchange Offer, (ii) applicable interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer prior to the Effectiveness Date, (iii) the Exchange Offer is not consummated within 210 days of the Demand Date for any reason or (iv) in the case of any Holder not permitted to participate in the Exchange Offer or of any Holder participating in the Exchange Offer that receives Exchange Securities that may not be sold without restriction under state and federal securities laws and, in either case contemplated by this clause
         (iv), such Holder notifies the Issuer within six months of consummation of the Exchange Offer, then the Issuer shall promptly deliver to the Holders (or in the case of any occurrence of the event described in clause (iv) of this Section 2(h), to any such Holder) and the Trustee notice thereof (the "Shelf Notice") and shall as promptly as possible thereafter file an Initial Shelf Registration pursuant to Section 3 hereof.

        Section 3. Shelf Registration. If a Shelf Notice is required to be delivered pursuant to Section 2(h)(i), (ii) or (iii) hereof, then this Section 3 shall apply to all Registrable Securities. Otherwise, upon consummation of the Exchange Offer in accordance with Section 2 hereof, the provisions of this
Section 3 shall apply solely with respect to (i) Notes held by any Holder thereof not permitted to participate in the Exchange Offer and (ii) Exchange Securities that are not freely tradeable as contemplated by Section

2(h)(iv) hereof; provided, in each case, that such Holder has notified the Issuer within six months of the Exchange Offer as required by Section 2(h)(iv) hereof.

                  (a) Initial Shelf Registration. The Issuer shall use its reasonable best efforts to prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration"). If the Issuer has not yet filed an Exchange Offer Registration Statement, the Issuer shall file with the SEC the Initial Shelf Registration on or prior to the Filing Date. Otherwise, the Issuer shall use its reasonable best efforts to file the Initial Shelf Registration within 20 days of the delivery of the Shelf Notice. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuer shall (i) not permit any securities other than the Registrable Securities to be included in any Shelf Registration, and (ii) use its reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act as promptly as practicable after the filing thereof and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date that is 24 months from the Effectiveness Date (subject to extension pursuant to the last paragraph of Section 5 hereof) (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration have been sold or (ii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act.

                  (b) Subsequent Shelf Registrations. If any Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Registrable Securities registered thereunder), the Issuer shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuer shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration, and any Subsequent Shelf Registration, was previously effective.

         Section 4.  Liquidated Damages.

                  (a) The Issuer acknowledges and agrees that the Holders will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if the Issuer fails to fulfill its obligations hereunder. Accordingly, in the event of such failure, the Issuer agrees to pay liquidated damages to each Holder under the circumstances and to the extent set forth below:

                           (i) if neither the Exchange Offer Registration
                  Statement nor the Initial Shelf Registration has been filed with the SEC on or prior to the Filing Date; or

                           (ii) if neither the Exchange Offer Registration
                  Statement nor the Initial Shelf Registration is declared effective by the SEC on or prior to the Effectiveness Date; or

                           (iii) if the Issuer has not exchanged Exchange
                  Securities for all Notes validly tendered and not validly withdrawn in accordance with the terms of the Exchange Offer within 30 days after the date on which an Exchange Offer Registration Statement is declared effective by the SEC; or

                           (iv) if a Shelf Registration is filed and declared
                  effective by the SEC but thereafter ceases to be effective during the Effectiveness Period without subsequently being succeeded by a Subsequent Shelf Registration filed and declared effective within 30 days;

         (each of the foregoing a "Registration Default," and the date on which the Registration Default occurs being referred to herein as a "Registration Default Date").

                  Upon the occurrence of any Registration Default, the Issuer shall pay, or cause to be paid, in addition to amounts otherwise due under the Indenture and the Registrable Securities, as liquidated damages, and not as a penalty, to each Holder for each weekly period beginning on the Registration Default Date an amount equal to the Weekly Liquidated Damages Amount per $1,000 principal amount of Registrable Securities held by such Holder; provided, that such liquidated damages will, in each case, cease to accrue (subject to the occurrence of another Registration Default) on the date on which all Registration Defaults have been cured. A Registration Default under clause (i) above shall be cured on the date that either the Exchange Offer Registration Statement or the Initial Shelf Registration is filed with the SEC; a Registration Default under clause (ii) above shall be cured on the date that either the Exchange Offer Registration Statement or the Initial Shelf Registration is declared effective by the SEC; a Registration Default under clause (iii) above shall be cured on the earlier of the date (A) the Exchange Offer is consummated with respect to all Notes validly tendered and not validly withdrawn or (B) the Issuer delivers a Shelf Notice to the Holders; and a Registration Default under clause (iv) above shall be cured on the date on which the Subsequent Shelf Registration is declared effective.

                  (b) The Issuer shall notify the Trustee within five Business Days after each Registration Default Date. The Issuer shall pay the liquidated damages due on the Registrable Securities by either (i) depositing with the Trustee, in trust, for the benefit of the Holders thereof, by 12:00 noon, New York City time, on or before the applicable semi-annual interest payment date for the Registrable Securities, immediately available funds in sums sufficient to pay the liquidated damages then due or (ii) issuing PIK Notes in the amount of the liquidated damages due on the Registrable Securities. The liquidated damages amount due shall be payable on each interest payment date to the Holder entitled to receive the interest payment to be made on such date as set forth in the Indenture.

         Section 5. Registration Procedures. In connection with the registration of any Securities pursuant to Section 2 or Section 3 hereof, the Issuer shall effect such registrations to permit the sale of such Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Issuer shall:

                  (a) Prepare and file with the SEC, as soon as practicable after the Demand Date but in any event on or prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by
         Section 2 or Section 3 hereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, that, if (i) such filing is pursuant to
         Section 3 hereof or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuer shall, if requested, furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, their Special Counsel, each Participating Broker-Dealer, the managing underwriters, if any, and their counsel, a reasonable opportunity to review and make available for inspection by such Persons copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed, such financial and other information and books and records of the Issuer and its Subsidiaries, and use its reasonable best efforts to cause the officers, directors and employees of the Issuer and its Subsidiaries and counsel and independent certified public accountants of the the Issuer and its Subsidiaries, to respond to such inquiries, as shall be reasonably necessary, in the opinion of respective counsel to such Holders, Participating Broker- Dealer and underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Issuer may require each Holder to agree to keep confidential any non-public information relating to the Issuer received by such Holder and not disclose such information (other than to an Affiliate or prospective purchaser who agrees to respect the confidentiality provisions of this Section 5(a)) until such information has been made generally available to the public unless the release of such information is required by law or necessary to respond to inquiries of regulatory authorities (including the National Association of Insurance Commissioners, or similar organizations or their successors). The Issuer shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, their Special Counsel, any Participating Broker-Dealer or the managing underwriters, if any, or their counsel shall reasonably object.

                  (b) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and use its reasonable best efforts to cause the Indenture (or other indenture relating to the Registrable Securities) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

                  (c) Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the time periods required hereby; cause the related Prospectus to be supplemented by any Prospectus supplement required by Applicable Law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable thereto with respect to the disposition of all securities covered by such Registration Statement, as so amended, or in such Prospectus, as so supplemented, in accordance with the intended methods of distribution set forth in such Registration Statement or Prospectus as so amended.

                  (d) Furnish to such selling Holders and Participating Broker-Dealers who so request (i) upon the Issuer's receipt, a copy of the order of the SEC declaring such Registration Statement and any post-effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such reasonable number of copies of the final Prospectus as filed by the Issuer pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act, and (iv) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section 5), as any such Person may reasonably request. The Issuer hereby consents to the use of the Prospectus by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment thereto.

                  (e) If (A) a Shelf Registration is filed pursuant to Section 3 hereof or (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, notify the selling Holders of Registrable Securities, their Special Counsel, each Participating Broker-Dealer and the managing underwriters, if any, promptly (but in any event within two Business
         Days), and confirm such notice in writing, (i) when a Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if, at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities, the representations and warranties of the Issuer contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) below cease to be true and correct in any material respect, (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the contemplation, initiation or threatening of any proceeding for such purpose, (v) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Issuer's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                  (f) Use its reasonable best efforts to register or qualify, and, if applicable, to cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, Securities to be included in a Registration Statement for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or the managing underwriters reasonably request in writing; and, if Securities are offered other than through an Underwritten Offering, the Issuer shall cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this
         Section 5(f) at the expense of the Issuer; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Securities covered by the applicable Registration Statement, provided, however, that the Issuer shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) to take action that would subject it to general service of process in any jurisdiction where it is not so subject or (iii) subject it to taxation in respect of doing business in any such jurisdiction where it is not then subject.

                  (g) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a

         Prospectus or suspending the qualification (or exemption from qualification) of any of the Securities for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible time.

                  (h) If (A) a Shelf Registration is filed pursuant to Section 3 hereof or (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, and if requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Securities,
         (i) promptly incorporate in a Prospectus or post-effective amendment such information as the managing underwriters, if any, or such Holders reasonably request to be included therein required to comply with any Applicable Law and (ii) make all required filings of such Prospectus or such post-effective amendment as soon as practicable after the Issuer has received notification of such matters required by Applicable Law to be incorporated in such Prospectus or post-effective amendment.

                  (i) If (A) a Shelf Registration is filed pursuant to Section 3 hereof or (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request.

                  (j) If (i) a Shelf Registration is filed pursuant to
         Section 3 hereof or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 6(e)(v) or 6(e)(vi) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (k) Use its reasonable best efforts to cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if appropriate, if so requested by the Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement or the managing underwriters, if any.

                  (l) Prior to the effective date of the first Registration Statement relating to the Securities, (i) provide the applicable trustee with printed certificates for the Securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for each of the Securities.

                  (m) Use its reasonable best efforts to cause all Securities covered by such Registration Statement to be listed on each securities exchange, if any, on which similar debt securities issued by the Issuer are then listed.

                  (n) If a Shelf Registration is filed pursuant to Section 3 hereof, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Notes) and take all such other actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold) in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, regardless of whether an underwriting agreement is entered into and regardless of whether the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Issuer and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same if and when reasonably requested; (ii) obtain opinions of counsel to the Issuer and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in aggregate principal amount of the Registrable Securities being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings of debt securities similar to the Notes; (iii) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters and each selling Holder, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Notes, and such other matters as reasonably requested by underwriters; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Issuer and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Issuer.

                  (o) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing on the first day of the fiscal quarter following each fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuer after the effective date of a Registration Statement, which statements shall cover said 12-month periods.


                  (p) Upon consummation of an Exchange Offer, obtain an opinion of counsel to the Issuer (in form, scope and substance reasonably satisfactory to the Purchasers), addressed to all Holders participating in the Exchange Offer to the effect that (i) the Issuer has duly authorized, executed and delivered the Exchange Securities and the Indenture and (ii) the Exchange Securities and the Indenture constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as such enforcement may be subject to (x) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (y) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                  (q) If an Exchange Offer is to be consummated, upon delivery of the Registrable Securities by such Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Exchange Securities, the Issuer shall mark, or caused to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Securities; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

                  (r) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

                  (s) Use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

                           The Issuer may require each seller of Registrable Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuer such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Securities or Exchange Securities as the Issuer may, from time to time, reasonably request in writing. The Issuer may exclude from such registration the Registrable Securities of any seller or Exchange Securities of any Participating Broker-Dealer who unreasonably fails to furnish such information.

                           Each Holder and each Participating Broker-Dealer agrees by acquisition of such Registrable Securities or Exchange Securities of any Participating Broker-Dealer that, upon receipt of written notice from the Issuer of the happening of any event of the kind described in Section 5(e)(ii), 5(e)(iv), 5(e)(v) or 5(e)(vi) hereof, such Holder will forthwith discontinue disposition (in the jurisdictions specified in a notice of a 5(e)(iv) event, and elsewhere in a notice of a 5(e)(ii), 5(e)(v) or 5(e)(vi) event) of such Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof, or until it is advised in writing (the "Advice") by the Issuer that offers or sales in a particular jurisdiction may be resumed or that the use of the applicable Prospectus may be resumed, as the case may be, and has received copies of any amendments or supplements thereto. If the Issuer shall give such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of such Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof or (y) the Advice.

         Section 6.  Registration Expenses.

                  (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer shall be borne by the Issuer, regardless of whether the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation:

                           (i) all registration and filing fees (including,
                  without limitation, (A) fees with respect to filings required to be made with the NASD and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the

                  Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Securities, or (y) as provided in Section 5(f) hereof, in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period);

                           (ii) printing expenses (including, without
                  limitation, expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with DTC and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or, in respect of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or of such Exchange Securities, as the case may be);

                           (iii) messenger, telephone, duplication, word
                  processing and delivery expenses incurred by the Issuer in the performance of its obligations hereunder;

                           (iv) fees and disbursements of counsel for the
                  Issuer;

                           (v) fees and disbursements of all independent
                  certified public accountants referred to in Section 5(n)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

                           (vi) fees and expenses of any "qualified independent
                  underwriter" or other independent appraiser participating in an offering pursuant to Rule 2720(c) of the NASD Conduct Rules, but only where the need for such a "qualified independent underwriter" arises due to a relationship with the Issuer;

                           (vii) Securities Act liability insurance, if the
                  Issuer so desires such insurance;

                           (viii) fees and expenses of all other Persons
                  retained by the Issuer; internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees of the Issuer performing legal or accounting duties); and the expense of any annual audit; and

                           (ix) rating agency fees and the fees and expenses
                  incurred in connection with the listing of the Securities to be registered on any securities exchange.

                  (b) The Issuer shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Securities to be included in any Registration Statement and other reasonable and necessary out-of-pocket expenses of the Holders incurred in connection with the registration of the Registrable Securities. The Issuer shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Securities in exchange for the Notes.

         Section 7.  Indemnification.

                  (a) Indemnification by the Issuer. The Issuer shall, without limitation as to time, indemnify and hold harmless each Holder and each Participating Broker-Dealer, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors, partners, employees, representatives and agents of each such Holder, Participating Broker-Dealer and controlling person, to the fullest extent lawful, from and against any and all Losses, as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Losses are based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Issuer by such Holder or Participating Broker-Dealer expressly for use therein. The Issuer shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders or the Participating Broker-Dealer.

                  (b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Issuer in writing such information as the Issuer reasonably requests for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall, without limitation as to time, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, each Person, if any, who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact is contained in or omitted from any information so furnished in writing by such Holder to the Issuer expressly for use therein. In no event shall the liability of any selling Holder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) Conduct of Indemnification Proceedings. If any action or proceeding (including a governmental investigation) (a "Proceeding") shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the "Indemnifying Parties") in writing; provided, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the Indemnifying Parties have been prejudiced materially by such failure.

                           The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such Proceeding, to assume, at its expense, the defense of any such Proceeding, provided, that an Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying

          Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

                           No Indemnifying Party shall be liable for any settlement of any such Proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such Proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such Proceeding for which such Indemnified Party would be entitled to indemnification hereunder (regardless of whether any Indemnified Party is a party thereto).

                  (d) Contribution. If the indemnification provided for in this
         Section 7 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 7 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 7), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 7(a) or 7(b) hereof was available to such party.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this
         Section 7(d), an Indemnifying Party that is a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder's Maximum Contribution Amount. A selling Holder's "Maximum Contribution Amount" shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Securities over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this
Section 7 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         Section 8. Rule 144 and Rule 144A. The Issuer covenants that it shall
(a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time any the Issuer is not required to file such reports, it will, upon the request of any Holder, make publicly available other information necessary to permit sales pursuant to Rule 144 and Rule 144A and (b) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A. Upon the request of any Holder, the Issuer shall deliver to such Holder a written statement as to whether it has complied with such information and requirements.

         Section 9. Underwritten Registrations. If any of the Registrable Securities covered by any Shelf Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering, subject to the consent of the Issuer (which shall not be withheld or delayed unreasonably), and Holders participating in such offering shall be responsible for all underwriting commission and discounts in connection therewith. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         Section 10.  Miscellaneous.

                  (a) Remedies. In the event of a breach by the Issuer of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Purchasers, in the Securities Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Issuer agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Issuer has not entered into, as of the date hereof, and shall not enter into, after the date of this Agreement, any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

                  (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities; provided, that Section 5(a) and Section 7 hereof shall not be amended, modified or supplemented, and waivers or consents to departures from this proviso may not be given, unless the Issuer has obtained the written consent of each Holder affected thereby. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, certified first-class mail, return receipt requested, next-day air courier or facsimile:

                           (i) if to a Holder, at the most current address given
                  by such Holder to the Issuer in accordance with the provisions of this Section 10(d), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, telecopy number (213) 687-5600,
                  Attention: Rod A. Guerra, Esq.; and

                           (ii) if to the Issuer, to DIMAC Holdings, 5775
                  Peachtree Dunwoody Road, Suite C-150, Atlanta, Georgia 30342, Telecopy No. (404) 705-9929, Attention: Chief Financial Officer, with a copy to McCown De Leeuw & Co., 65 E. 55th Street, New York, New York 10022, Telecopy No. (212) 355-6283,
                  Attention: David King, with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Telecopy No.
                  (212) 354-8113, Attention: Frank L. Schiff, Esq.

         and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 10(d).

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) Governing Law; Submission to Jurisdiction; etc. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE ISSUER IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUER AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS
         IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER IN ANY OTHER JURISDICTION.

                  (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Issuer in respect of securities sold pursuant to the Securities Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  (k) Attorneys' Fees. In any Proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the courts, shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

                  (l) Securities Held by the Issuer or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than Holders deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

                            (Signature Page Follows)

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                Very truly yours,


                                DIMAC HOLDINGS, INC.


                                By:
                                    --------------------------
                                Name:
                                     -------------------------
                                Title:
                                      ------------------------

Accepted and Agreed to:

TCW/CRESCENT MEZZANINE PARTNERS, L.P.
TCW/CRESCENT MEZZANINE TRUST
TCW/CRESCENT MEZZANINE INVESTMENT PARTNERS, L.P.

By:      TCW/CRESCENT MEZZANINE, L.L.C.,
          its general partner or managing owner


By:
   --------------------------------
Name:
      -----------------------------
Title:
      -----------------------------


By:
   --------------------------------
Name:
      -----------------------------
Title:
      -----------------------------


TCW LEVERAGED INCOME TRUST, L.P.

By:      TCW ADVISORS (BERMUDA), LIMITED,
         as General Partner


By:
   --------------------------------
Name:
      -----------------------------
Title:
      -----------------------------

By:      TCW INVESTMENT MANAGEMENT
         COMPANY, as Investment Advisor

By:
   --------------------------------
Name:
      -----------------------------
Title:
      -----------------------------


TCW SHARED OPPORTUNITY FUND II, L.P.

By:      TCW INVESTMENT MANAGEMENT
         COMPANY, its investment advisor


By:
   --------------------------------
Name:
      -----------------------------
Title:
      -----------------------------


By:
   --------------------------------
Name:
      -----------------------------
Title:
      -----------------------------

                                                                         Annex D

================================================================================


                    AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                            Dated as of October 22, 1998

                                    By and Among

                                 THE MDC ENTITIES,

                               DIMAC HOLDINGS, INC.,

                            THE MANAGEMENT STOCKHOLDERS

                                        and

                          THE NON-MANAGEMENT STOCKHOLDERS


================================================================================

TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I

     CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.1  CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . .   1

ARTICLE II

     TRANSFER OF SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Section 2.1  RESTRICTIONS . . . . . . . . . . . . . . . . . . . . . . .   3
     Section 2.2  PERMITTED TRANSFERS. . . . . . . . . . . . . . . . . . . .   5
     Section 2.3  SALES BY MDC SUBJECT TO TAG-ALONG RIGHTS . . . . . . . . .   6
     Section 2.4  GRANT TO MDC OF BRING-ALONG RIGHTS . . . . . . . . . . . .   8
     Section 2.5  CALL UPON TERMINATION OF MANAGEMENT STOCKHOLDER'S EMPLOYMENT 9
     Section 2.6  REGISTRATION RIGHTS AND RELATED MATTERS. . . . . . . . . .  11

ARTICLE III

     BOARD OF DIRECTORS OF THE COMPANY . . . . . . . . . . . . . . . . . . .  15
     Section 3.1  BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . .  15

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. . . . . . . . . . .  15
     Section 4.1  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS . . . .  15

ARTICLE V

     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 5.1  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . .  17
     Section 5.2  CAPTIONS . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 5.3  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 5.4  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 5.5  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . .  18
     Section 5.6  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . .  18
     Section 5.7  SUBMISSION TO JURISDICTION . . . . . . . . . . . . . . . .  18
     Section 5.8  BENEFITS ONLY TO PARTIES . . . . . . . . . . . . . . . . .  19
     Section 5.9  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . .  19
     Section 5.10  PUBLICITY . . . . . . . . . . . . . . . . . . . . . . . .  19
     Section 5.11  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . .  20


                                         (i)

                     AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

     AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "AGREEMENT"), dated as of October 22, 1998, by and among DIMAC Holdings, Inc., a Delaware corporation (the "COMPANY"), McCown De Leeuw & Co. IV, L.P., a California limited partnership, Delta Fund LLC, a California limited liability company, and McCown De Leeuw & Co. IV Associates, L.P., a California limited partnership (each individually, an "MDC ENTITY", collectively the "MDC ENTITIES" and collectively with their Related Persons (as defined below), "MDC"), the individuals listed on Schedule A attached hereto under the heading "MANAGEMENT STOCKHOLDERS" (each individually, a "MANAGEMENT STOCKHOLDER" and, collectively, the "MANAGEMENT STOCKHOLDERS," it being understood that any other member of the management of the Company or its Subsidiaries who becomes a stockholder of the Company through the receipt of Call Shares (as defined below) shall be a Management Stockholder and each of the Persons listed on Schedule A hereto under the heading "NON-MANAGEMENT STOCKHOLDERS" (each, individually a "NON-MANAGEMENT STOCKHOLDER" and, collectively, the "NON-MANAGEMENT STOCKHOLDERS") (each of the Management Stockholders, MDC and the Non-Management Stockholders is hereinafter referred to as a "STOCKHOLDER," it being understood and agreed that any holder of Common Stock of the Company (including through the exercise of any option or warrant) during the term of this Agreement shall become a party to this Agreement and shall be referred to within the term "STOCKHOLDER").

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

     WHEREAS, MDC, the Management Stockholders and the Non-Management Stockholders own shares of voting and non-voting common stock, $0.001 par value, of the Company (the "COMMON STOCK"); and

     WHEREAS, the Stockholders each desire to grant to the others certain rights in connection with the shares of Common Stock now or hereafter owned by them (collectively, with any shares of Common Stock hereafter issued by the Company during the term of this Agreement, including pursuant to the exercise of warrants, the "SHARES") as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                      ARTICLE I

                                 CERTAIN DEFINITIONS

     Section 1.1 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

     (a) "AFFILIATE" shall mean, with respect to any Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) directly or indirectly through one or more intermediaries beneficially owning or holding 10% or more of the combined voting power of the total Voting Securities of such referenced Person or (iii) of which 10% or more of the combined voting power of the total Voting Securities directly or indirectly through one or more intermediaries is beneficially owned or held by such referenced Person or a Subsidiary of such referenced Person. For all purposes of this Agreement, MDC and its Affiliates shall be considered an Affiliate of the Company. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Securities, by agreement or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, none of the TCW Entities nor the Michigan Fund shall be considered Affiliates of the Company or any of its Subsidiaries.

     (b) "BUSINESS DAY" shall mean any day except a Saturday, a Sunday or other day on which commercial banks are required or authorized to close in New York, New York.

     (c) "CALL SHARES" shall mean shares of the Common Stock received upon the exercise of class A options granted to employees of the Company (or the Company's Subsidiaries) pursuant to the Management Equity Incentive Plan.

     (d) "GRANT DATE" shall mean (i) with respect to any Vested Stock Option, the date upon which such Vested Stock Option was granted to the Management Stockholder and (ii) with respect to any Call Share, the date upon which the Vested Stock Option in respect of such Call Share was granted to the Management Stockholder.

     (e)  "IPO" shall mean an initial public offering of the Common Stock.

     (f) "MANAGEMENT EQUITY INCENTIVE PLAN" shall mean the Company's 1998 Stock Option Plan or like stock incentive plan as amended from time to time.

     (g)  "NON-MDC STOCKHOLDERS" shall mean all Stockholders other than MDC.

     (h) "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or agency or political subdivision thereof.

     (i) "PURCHASERS" has the meaning given to such term in the Securities Purchase Agreement dated as of October 22, 1998 by and among the Company, DIMAC Corporation, a Delaware corporation, and the purchasers listed on the signature pages thereto.

     (j) "RELATED PERSONS" shall mean with respect to any MDC Entity, any partnership with the same controlling general partner as such MDC Entity and any of the partners of such MDC Entity or the general partner of such MDC Entity which receive Shares upon a distribution to any such partners by any such MDC Entity.

     (k) "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect at the time.

     (l) "SUBSIDIARY" shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other managing authority thereof is at the time owned or controlled, directly or indirectly, by such Person and its Subsidiaries.

     (m) "TCW ENTITIES" means Trust Company of the West and its Affiliates and any of the Purchasers and their Affiliates and any Person to whom any shares of Common Stock or Warrants that were held by any of the Purchasers may be transferred in accordance with the terms of the Stockholders Agreement.

     (n) "TRANSACTION VALUE" means the sum of (a) the cash purchase price (including any installment payments), (b) the value of any equity securities issued by the purchaser in connection with such transaction, (c) the face value of any promissory note or other debt instrument issued by the purchaser in connection with such transaction and (d) the amount of any liabilities assumed by the purchaser in connection with such transaction (other than ordinary course of business trade payables).

     (o) "VESTED STOCK OPTIONS" shall mean vested class A stock options for the Common Stock granted to certain key employees of the Company (or the Company's Subsidiaries) pursuant to the Management Equity Incentive Plan.

     (p) "VOTING SECURITIES" means any class of equity interests of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (regardless of whether at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

                                      ARTICLE II

                                  TRANSFER OF SHARES

     Section 2.1 RESTRICTIONS. (a) No Stockholder shall sell, assign, pledge, or in any manner, transfer any of the Shares or any right or interest therein, to any Person (each such action, a "TRANSFER") except as permitted by this Agreement.

     (b) From and after the date hereof, all share certificates representing Shares held by any of the Stockholders shall bear a legend which shall state as follows:

     The shares represented by this certificate are subject to certain restrictions against transfer set forth in an Amended and Restated Stockholders Agreement dated as of October 22, 1998, as may be amended from time to time. A copy of such Stockholders Agreement has been filed in the registered office of the Company in the State of Delaware, where the same may be inspected daily during business hours.

     (c) In addition to the legend required by Section 2.1(b) above, all share certificates representing Shares held by any of the Stockholders shall bear a legend which shall state as follows:

     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and such shares may not be offered, sold, pledged or otherwise transferred except
     (1) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

     (d) In addition to the legends required by Sections 2.1(b) and (c) above, all share certificates representing Call Shares shall bear a legend which shall state as follows:

     The shares represented by this certificate are also subject to the Management Call as described in Section 2.5 of the Stockholders Agreement referred to above.

Any Call Shares transferred by a Management Stockholder in a Permitted Transfer described in Section 2.2(a)(i) or (ii) shall remain Call Shares of the transferee and certificates representing such shares shall bear the legend required by this Section 2.1(d). Any Call Shares transferred by a Management Stockholder in a Permitted Transfer described in any other clause of Section 2.2 shall not remain Call Shares of the transferee and certificates representing such shares shall not bear the legend required by this Section 2.1(d).

     (e) Promptly upon execution and delivery of this Agreement, each Stockholder shall deliver to the Secretary of the Company all certificates then held by such

Stockholder representing Shares which do not have such legends affixed thereto as are required by Section 2.1 above. The Company shall cause such legends to be affixed promptly to each of such certificates and such certificates to be returned promptly to the registered holder thereof. The Company agrees that it will not cause or permit the Transfer of any Shares to be made on its books unless the Transfer is permitted by this Agreement and has been made in accordance with the terms hereof.

     (f) No Transfer of Shares permitted or not otherwise prohibited by the terms and conditions of this Agreement shall be valid unless the transferee thereof enters into a written agreement, in form and substance reasonably satisfactory to the Company, to the effect that said assignee agrees to be bound by all of the terms and conditions set forth in this Agreement, including those regarding Shares and the purchase options with respect thereto; PROVIDED, HOWEVER, that the conditions set forth in this Section 2.1 shall not apply to any sale of Shares pursuant to an effective registration statement under the Securities Act or, provided such sale is not to an Affiliate of the selling Stockholder, pursuant to Rule 144 promulgated under the Securities Act.

     Section 2.2 PERMITTED TRANSFERS. (a) Notwithstanding anything to the contrary contained herein, a Stockholder may at any time effect any of the following Transfers (each a "PERMITTED TRANSFER" and each transferee, a "PERMITTED TRANSFEREE"):

          (i) A Stockholder's Transfer of any or all Shares owned by such Stockholder following such Stockholder's death by will or intestacy to such Stockholder's legal representative, heir or legatee.

          (ii) A Stockholder's Transfer of any or all Shares owned by such Stockholder as a gift or gifts during such Stockholder's lifetime to such Stockholder's spouse, children, step-children, grandchildren, parents or a trust or other legal entity for the benefit of any Stockholder or any of the foregoing.

          (iii) With respect to the MDC Entities, a Transfer of any or all Shares owned by them to any of their Related Persons.

          (iv)   A Transfer by a Stockholder which is made pursuant to Section
     2.3 hereof.

          (v) A Transfer by a Stockholder which is made pursuant to Section 2.4, 2.5 or 2.6 hereof.

          (vi)   A Transfer by a Stockholder to the Company.

          (vii) A Transfer by MDC to any Person on or before October 31, 1998; PROVIDED that after giving effect to such Transfer, MDC owns at least 60% of the issued and outstanding Common Stock.

          (viii) Following an IPO, a Transfer by a Stockholder holding Call Shares as follows: (a) during the period from the date of the IPO until the first anniversary thereof a number of Call Shares equal to one-third (33.33%) of the aggregate number of Call Shares and Vested Stock Options held by such Stockholder at the date of the IPO and (b) during the period from the date of the IPO until the second anniversary of the IPO, a number of Call Shares equal to two-thirds (66.67%) of the aggregate number of Call Shares and Vested Stock Options held by such Stockholder at the date of the IPO.

          (ix) The transfer by the State Treasurer of the State of Michigan, Custodian of the Michigan Public School Employees' Retirement System; State Employees' Retirement System; Michigan State Police Retirement System; and Michigan Judges Retirement System (the "MICHIGAN FUND") to any successor or additional trustee or custodian of the assets of the Michigan Fund as may be appointed, and qualified under the applicable laws of the State of Michigan.

          (x) With respect to any Stockholder which is an entity, a Transfer of any or all Shares owned by it to any of its Affiliates so long as such Affiliate is an entity.

          (xi) A Transfer by the TCW Entities to any Person of any Shares issued to such TCW Entities pursuant to the exercise of warrants.

     (b) In any such Transfer referred to above in Section 2.2(a) (other than events in which this Agreement shall terminate in accordance with the provisions of Section 5.9 hereof), the Permitted Transferee shall receive and hold such Shares subject to the provisions of this Agreement as if such Permitted Transferee were an original signatory hereto and shall be deemed to be a party to this Agreement.

     Section 2.3 SALES BY MDC SUBJECT TO TAG-ALONG RIGHTS. (a) In the event that MDC proposes to effect a Transfer (other than a Permitted Transfer described in Section 2.2(a) (iii), (v) or (vii) above) of any of the Common Stock owned by it (the "MDC STOCK"), then MDC shall promptly give written notice (the "MDC NOTICE") to the Company and the other Stockholders at least twenty days prior to the closing of such Transfer. The MDC Notice shall be accompanied by a copy of any agreement or term sheet relating to the Transfer (if available) and describe in reasonable detail the proposed Transfer including, without limitation, the name of, and the number of shares of MDC Stock to be purchased by, the transferee, the purchase price of each share of MDC Stock to be sold, any additional consideration, the terms and conditions of payment offered by the transferee, any other significant terms of such sale and the date such proposed sale is expected to be consummated (the "TAG-ALONG SALE DATE"), the aggregate number of Shares of Common Stock held of record by MDC as of the close of business on the day immediately preceding the date of the MDC Notice, the Participant's (as defined below) pro-rata portion (as defined below) and confirmation that the transferee has been informed of the "Tag-Along Rights" provided for herein and has agreed to purchase shares from any Participant in accordance with the terms hereof, it being understood that if such proposed Transfer by MDC is in (i) an IPO or (ii) a public offering pursuant to a registration statement filed under Section 2.6, the subsequent provisions of this Section 2.3 shall not apply.

     (b) Each Stockholder shall have the right, exercisable upon irrevocable written notice to MDC (the "TAG-ALONG NOTICE") no less than ten days prior to the proposed Transfer, to participate in such sale of MDC Stock on the same terms and conditions as set forth in the MDC Notice, including, without limitation, the making of all representations, warranties, indemnifications (including participating in any escrow arrangements) and similar agreements on a ratable basis (based upon the number of Shares participating in such Transfer) which obligations will be limited to the net proceeds received by such Stockholder in such sale, and to sell all or any portion of the number of the Shares owned by it as determined in accordance with the calculation set forth below. Each Stockholder other than MDC electing to participate in the sale described in the MDC Notice (each a "PARTICIPANT") shall indicate in its Tag-Along Notice to MDC the maximum number of its Shares it desires to sell in such sale (which number may be in excess of the number of shares set forth in the MDC Notice). Each such Participant shall be entitled to sell a "PRO RATA PORTION" (as such term is hereinafter defined) of such maximum number. To the extent one or more of the Stockholders exercise such right of participation in accordance with the terms and conditions set forth in this Section 2.3, the number of shares of MDC Stock that MDC may sell in the transaction shall be correspondingly reduced. For purposes of this Section 2.3, "PRO RATA PORTION" shall mean for each Participant a fraction the numerator of which is the number of Shares of MDC Stock proposed to be sold in the MDC Notice and the denominator of which is the sum of (A) the total number of Shares owned by MDC immediately prior to the sale proposed in the MDC Notice and (B) the total number of Shares desired to be sold by all of the Participants electing to participate in the sale (including any Shares that may be issued pursuant to any warrant or other right). Not later than five days prior to the date scheduled for such sale, MDC shall provide notice to each Participant of the "PRO RATA PORTION" of Shares to be sold by such Participant in such sale.

     (c) The Tag-Along Notice given by any Participant shall constitute such Participant's irrevocable agreement to sell the Shares specified in the Tag-Along Notice on the terms and conditions applicable to the proposed Transfer; PROVIDED, HOWEVER, that in the event that there is any material change in the material terms and conditions of such proposed Transfer applicable to the Participant (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the proposed Transfer) after such Participant gives its Tag-Along Notice, then, notwithstanding anything herein to the contrary, the Participant shall have the right to withdraw from participation in the proposed Transfer with respect to all of its Shares affected thereby. If the transferee does not consummate the purchase of all of the Shares requested to be included in the proposed Transfer by any Participant on the same terms and conditions applicable to MDC (except as otherwise provided herein), then MDC shall not consummate the proposed Transfer of any of its shares of Common Stock to such transferee, unless the shares of MDC and the Participants are reduced or limited PRO RATA in proportion to the respective number of shares of Common Stock actually sold in any such proposed Transfer and all other terms and conditions of the proposed Transfer are the same for MDC and the Participant, subject to the provisos set forth in Section 2.4(b).

     (d) If a Tag-Along Notice from any Participant is not received by MDC prior to the ten day period specified above, MDC shall have the right to consummate the proposed

Transfer without the participation of such Participant, but only on terms and conditions which are no more favorable in any material respect to MDC (and in any event, at no greater a purchase price, except as the purchase price may be adjusted pursuant to the agreement regarding the relevant sale or other disposition) than as stated in the MDC Notice and only if such proposed Transfer occurs on a date within ninety (90) days of the Tag-Along Sale Date. If such proposed Transfer does not occur within such ninety (90) day period, the shares of Common Stock that were to be subject to such proposed Transfer thereafter shall continue to be subject to all of the restrictions contained in this Agreement.

     (e) Any Participant shall effect its participation in the sale by delivering on the date scheduled for such sale to MDC for delivery to the prospective transferee one or more certificates, in proper form for transfer, which represent the number of Shares which such Participant is entitled to sell in accordance with this Section 2.3. Such certificate or certificates that any Participant delivers to MDC shall be delivered on such date to such transferee in consummation of the sale of the Shares pursuant to the terms and conditions specified in the MDC Notice, and MDC shall concurrently therewith remit to each such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. MDC's sale of Shares in any sale proposed in an MDC Notice shall be effected on substantially the terms and conditions set forth in such MDC Notice.

     (f) The exercise or non-exercise of the rights of the Stockholders hereunder to participate in one or more sales of Shares made by MDC shall not adversely affect their rights to participate in subsequent sales of Shares subject to this Section 2.3.

     (g) In no event shall MDC receive special consideration or a control premium in connection with any sale contemplated by this Section 2.3; PROVIDED, HOWEVER, that it is understood that MDC shall be entitled to receive a reasonable transaction fee, not to exceed 2% of Transaction Value, payable upon the closing of any sale contemplated by this Section 2.3 if MDC provides services in connection with such sale that would customarily be provided by a third party financial advisor.

     Section 2.4 GRANT TO MDC OF BRING-ALONG RIGHTS. (a) Each time the stockholders of the Company meet, or act by written consent in lieu of meeting, for the purpose of approving a "Sale of the Business" (as such term is hereinafter defined), each Stockholder agrees to vote all of its Shares, and to sell all of its Shares, as directed by MDC. In order to effect the foregoing covenant, each Stockholder (other than the Michigan Fund and the TCW Entities) hereby grants to MDC with respect to all of such Stockholder's Shares an irrevocable proxy (which is deemed to be coupled with an interest) for the term of this Agreement with respect to any stockholder vote or action by written consent to effect the Sale of the Business. As used herein, "SALE OF THE BUSINESS" shall mean any transaction or series of transactions (whether structured as a stock sale, merger, consolidation, reorganization, asset sale or otherwise) negotiated on an arm's-length basis, which results in the sale or transfer of all or substantially all of the assets or all of the shares of capital stock of the Company to an unaffiliated bona fide third party in which all consideration payable to holders of the Common Stock is distributed pro rata pursuant to share ownership.

     (b) In furtherance of its covenants in Section 2.4(a), each Stockholder hereby agrees to cooperate fully with MDC and the purchaser in any such Sale of the Business and, to execute and deliver all documents (including purchase agreements) and instruments as MDC and the purchaser request to effect such Sale of the Business, including, without limitation, the making of all representations, warranties and indemnifications (including participating in any escrow arrangements) and similar arrangements on a ratable basis (based upon the number of Shares owned by the Stockholders as if all such Shares and options or warrants to purchase Shares were converted into Common Stock) which obligations will be limited to the net proceeds received by such Stockholder in such Sale of the Business, but excluding employment agreements and covenants not to compete (the determination of whether or not to enter into any such agreements being in the sole and absolute discretion of each Stockholder). MDC agrees that upon such Sale of the Business each Stockholder will receive its PRO RATA share of the consideration (including consideration for non-competes, consulting agreements or similar arrangements) paid by the purchaser determined on the basis of such Stockholder's Share ownership.

     (c) Prior to any Sale of the Business, if MDC elects to exercise the rights afforded under this Section 2.4, MDC shall provide the Stockholders with written notice (the "DRAG-ALONG NOTICE") not less than ten days prior to the proposed date of the Sale of the Business. The Drag-Along Notice shall set forth: (i) the name and address of the third party; (ii) the proposed amount and form of consideration to be paid per share and the terms and conditions of payment offered by the third party; (iii) the aggregate number of Shares held of record by MDC as of the date of the Drag-Along Notice; (iv) the proposed date of the Sale of the Business; and (v) confirmation that the proposed third party has agreed to purchase each Stockholder's Shares in accordance with the terms hereof.

     (d) Each Stockholder shall effect its participation in the Sale of the Business by delivering to MDC on the date of the Sale of the Business for delivery to the third party one or more certificates, in proper form for transfer, which represent the number of Shares which such Stockholder is required to sell in accordance with this Section 2.4. Such certificate or certificates that any Stockholder delivers to MDC shall be delivered on such date to such third party in consummation of the Sale of the Business pursuant to the terms and conditions specified in the Drag Along Notice, and MDC shall concurrently therewith remit to each Stockholder that portion of the sale proceeds to which such Stockholder is entitled by reason of its participation in such Sale of the Business.

     (e) In no event shall MDC receive special consideration or a control premium in connection with a sale contemplated by this Section 2.4; PROVIDED, HOWEVER, that it is understood that MDC shall be entitled to receive a reasonable transaction fee, not to exceed 2% of Transaction Value, payable upon the closing of any such sale contemplated by this Section 2.4 if MDC provides services in connection with such sale that would customarily be provided by a third party financial advisor.

     Section 2.5  CALL UPON TERMINATION OF MANAGEMENT STOCKHOLDER'S EMPLOYMENT.
(a) If a Management Stockholder's active employment with the Company (and/or, if applicable, its

Subsidiaries) is voluntarily or involuntarily terminated for any reason whatsoever (including, without limitation, termination by the Company and/or its Subsidiaries with or without cause) at any time on or before the date which is five years from the Grant Date of any Vested Stock Options or Call Shares, the Company shall, on the terms and conditions of this Section 2.5, have the right (the "MANAGEMENT CALL"), at the option of the Company, to purchase, at the Call Share Repurchase Price or Vested Option Repurchase Price (each as defined below), as the case may be, determined in accordance with Section 2.5(b) hereof, all, or any portion, of such Call Shares and/or such Vested Stock Options then held by such Management Stockholder (including, if applicable, such Shares held by any Permitted Transferee of such Management Stockholder). Notwithstanding the foregoing, the Company shall not have such option if (i) the termination of employment results from the death or permanent disability of the Management Stockholder or (ii) the termination of employment results from the retirement of the Management Stockholder from the Company or any of its Subsidiaries at age 65 or over; PROVIDED that, in the case of any such termination resulting from permanent disability or retirement, the Management Stockholder enters into an agreement, in form and substance satisfactory to the Company, within 15 days of the date of such termination, not to compete, directly or indirectly, with the Company and/or any of its Subsidiaries for a period of five (5) years from the date of such termination in any geographic area where the Company and/or its Subsidiaries then or during such five-year period conducts business.

     The Company shall have a period of 60 days from the date of such termination in which to give notice in writing to the Management Stockholder of the exercise of such option. The closing of the purchase shall take place at the principal office of the Company on the tenth business day after the giving of notice of the exercise of the option to purchase. The Call Share Repurchase Price or the Vested Option Repurchase Price, as the case may be, shall be paid by delivery to the Management Stockholder holding the Call Shares or Vested Stock Options (including, if applicable, such Shares held by any Permitted Transferee of such Management Stockholder) of a check or checks in the appropriate amount payable to the order of such Management Stockholder or Permitted Transferee, as the case may be, against delivery of certificates or other instruments representing the Call Shares or Vested Stock Options, as the case may be, so purchased, appropriately endorsed by such Management Stockholder or Permitted Transferee, as the case may be, or his duly authorized representative. For purposes of this Agreement, a Management Stockholder shall be deemed to have a "permanent disability" when the Board of Directors of the Company shall, in good faith, so determine. In connection with such closing, such Management Stockholder (including, if applicable, such Shares held by any Permitted Transferee of such Management Stockholder) shall warrant to the Company good and marketable title to the purchased Call Shares or Vested Stock Options, as the case may be, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever except those under this Agreement.

     (b) The offering price for each Call Share (the "CALL SHARE REPURCHASE PRICE") shall be as follows:

      DATE OF NOTICE OF EXERCISE                           REPURCHASE PRICE

Grant Date through and including the first              105% multiplied by the
anniversary of the Grant Date                           exercise price of such
                                                             Call Share

From the first anniversary of the Grant                (105%)2 multiplied by the
Date through and including the second                    exercise price of such
anniversary of the Grant Date                                Call Share

From the second anniversary of the Grant               (105%)3 multiplied by the
Date through and including the third                     exercise price of such
anniversary of the Grant Date                                Call Share

From the third anniversary of the Grant                (105%)4 multiplied by the
Date through and including the fourth                    exercise price of such
anniversary of the Grant Date                                Call Share

From the fourth anniversary of the Grant               (105%)5 multiplied by the
Date through and including the fifth                     exercise price of such
anniversary of the Grant Date                                Call Share

     The offering price for each Vested Stock Option (the "VESTED OPTION REPURCHASE PRICE") shall be an amount equal to the Call Share Repurchase Price determined pursuant to this Section 2.5(b) as if such Vested Stock Option was exercised immediately prior to the giving of notice by the Company of the exercise of the option to purchase LESS the exercise price of such Vested Stock Option.

     Section 2.6 REGISTRATION RIGHTS AND RELATED MATTERS. (a) If the Company intends (other than in connection with an IPO) to register Shares on Form S-1, Form S-2 or Form S-3 or any corresponding form applicable at the time under the Securities Act as then in effect (or any similar statute then in effect), the Company will give written notice to each Stockholder of its intention to do so, at least 15 days prior to the time of the filing of any registration statement or qualification papers, and at the written request of any Stockholder given within 10 days after receipt of any such notice (which request shall specify the number of Shares intended to be sold or disposed of by such Stockholder and shall describe the nature of any proposed sale or other disposition thereof which may include a distribution over a reasonable period of time), the Company will use its reasonable best efforts to cause such Shares to be registered or qualified to the extent required (in the opinion of the Company's counsel) to permit the sale or other disposition thereof (in accordance with the methods described by such Stockholder) (such right of each Stockholder to participate in the proposed offering, a "PIGGY-BACK RIGHT"). The number of Shares that any Stockholder intends to sell shall be subject to underwriters' cutbacks resulting from the underwriters' conclusion that the inclusion of all of the Shares requested to be included in the proposed offering would materially adversely affect the distribution of Shares in such offering or the market price of Common Stock if such Common Stock is publicly traded. Such underwriters' cutbacks shall be made on a pro rata basis by multiplying the number of Shares that each Stockholder desires to sell in the proposed offering by a fraction the numerator of which shall be the number of Stockholders' Shares that the underwriters deem appropriate to sell in the proposed offering and the denominator of which shall be the total number of Shares that all of the Stockholders initially desire to sell in the proposed offering.

     (b) Notwithstanding any other provisions hereof, the Company shall ensure that (i) any registration statement relating to a Stockholder's exercise of its piggy-back rights complies in all material respects with the Securities Act and
(ii) any such registration statement does not, when it becomes effective, contain an untrue statement or omission.

     (c) All out-of-pocket expenses, disbursements and fees in connection with any action to be taken under this Section 2.6 shall be borne by the Company, including the reasonable fees and expenses of one counsel for all participating Stockholders, provided that the foregoing expenses shall in no event include the underwriters' discount in connection with an offering.

     (d) In the event of any registration under the provisions of this Section 2.6, the Company, to the extent permitted by law, will indemnify any Stockholder participating in such registration, its respective officers and directors, if any, and each Person, if any, who controls such Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse such Stockholder, its officers and directors and any Person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any legal or other expenses reasonably incurred by such Stockholder, officer, director or Person in connection with investigating or defending any such losses, claims, damages and liabilities, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Stockholder participating in such registration or by underwriters expressly for use therein. The obligation of the Company under this Section 2.6 to register securities for any of the Stockholders shall be subject to the condition that each such Stockholder and the underwriters involved in the offering shall furnish to the Company in writing such information as shall be reasonably requested by the Company for use in connection with the preparation of any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers, any other underwriter, the other Stockholders participating in such registration and each Person, if any, who controls the Company, any other underwriter or such other Stockholders, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, damages and liabilities caused by any untrue statement or omission contained in information so furnished in writing to the Company by such Stockholder or such underwriter expressly for use therein; provided that the liability of any such Stockholder for such losses, claims, damages and liabilities shall not exceed the net proceeds received by such Stockholder in any such offering.

     (e) In case any action, claim or proceeding shall be brought against any Person entitled to indemnification hereunder, such indemnified party shall promptly notify each indemnifying party in writing, and such indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses incurred in connection with the defense thereof. The failure to so notify such indemnifying party shall not affect any obligation it may have to any indemnified party under this Agreement or otherwise except to the extent that (as finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal)) such failure materially and adversely prejudiced such indemnifying party. Each indemnified party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each indemnified party unless (i) such indemnifying party has agreed to pay such expenses; (ii) such indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to such indemnified party, or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party or an affiliate or controlling person of such indemnifying party, and such indemnified party shall have been advised in writing by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to such indemnifying party or such affiliate or controlling person or (y) a conflict of interest may exist if such counsel represents such indemnified party and such indemnifying party or its affiliate or controlling person; PROVIDED, HOWEVER, that such indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), which counsel shall be designated by such indemnified party.

     No indemnified party shall be liable for any settlement effected without its written consent. Each indemnifying party agrees, jointly and severally, that it will not, without the indemnified party's prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom.

     (f) The indemnifying party's liability to any such indemnified party hereunder shall not be extinguished solely because any other indemnified party is not entitled to indemnify hereunder.

     (g) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party, and will survive the transfer of securities.

     (h) If the indemnification provided for in this Section 2.6 from the indemnifying party is unavailable, or insufficient to hold harmless, to any indemnified party hereunder in respect of any losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 2.6 as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or legal or administrative action or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. Notwithstanding the provisions of this subsection (h), a Stockholder shall not be required to contribute any amount in excess of the amount by which (i) the amount (net of payment of all expenses) at which the securities that were sold by such Stockholder and distributed to the public were offered to the public exceeds
(ii) the amount of any damages which such Stockholder has otherwise been required to pay by reason of such untrue statement or omission.

     No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     The indemnity and contribution agreements contained in this Section 2.6 are in addition to any liability that the indemnifying parties may have to the indemnified parties.

     (i) As expeditiously as possible after the effectiveness of any registration statement pursuant to this Section 2.6 and prior to such date as shall be certified to the Company as the date upon which the Transfer contemplated by such registration statement will be effected by any participating Stockholder, the Company will deliver in exchange for certificates representing Shares so registered bearing the legends set forth in Section 2.1, certificates therefor not bearing such legends as shall be required to effect such Transfer. In the event that the proposed Transfer is not made as contemplated by any such participating Stockholder, by acceptance thereof such Stockholder shall be deemed to have agreed that it will deliver such certificates not bearing such legends to the Company in exchange for new certificates bearing the legends set forth in Section 2.1 if the Company shall request and the Company agrees that it will make such exchange.

     (j) The registration rights provided in this Section 2.6 shall terminate after an IPO as to any Stockholder which can immediately sell all of its Shares in a single sale pursuant to Rule 144 under the Securities Act.

     (k) Each of the Stockholders agrees that in connection with any public offering, such Stockholder will not, without the prior written consent of the Company, directly or indirectly, offer to sell, sell, contract to sell (including, without limitation, any short sale), grant any option for the sale of, acquire any option to dispose of, or otherwise dispose of any Shares for a period of 180 days following the date of the consummation of such public offering.

     (l) So long as the Company shall not have registered any of its securities pursuant to Section 12 of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") or filed a registration statement pursuant to the requirements of the Securities Act, the Company shall, at any time and from time to time, upon the request of any holder of Shares and upon the request of any Person designated by such holder as a prospective purchaser of any Shares, furnish in writing to such holder or such prospective purchaser, as the case may be, a statement as of a date not earlier than 12 months prior to the date of such request of the nature of the business of the Company and the products and services it offers and copies of the most recent balance sheet and profit and loss and retained earnings statements of the Company, together with similar financial statements for such part of the two preceding fiscal years as the Company shall have been in operation, all such financial statements to be audited to the extent audited statements are reasonably available, and all other information required by Rule 144A under the Securities Act; PROVIDED THAT, in any event the most recent financial statements so furnished shall include a balance sheet as of a date less than 16 months prior to the date of such request, statements of profit and loss and retained earnings for the 12 months preceding the date of such balance sheet, and, if such balance sheet is not as of a date less than 6 months prior to the date of such request, additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than 6 months prior to the date of such request. If the Company shall have registered any of its securities pursuant to the requirements of Section 12 of the Exchange Act or filed a registration statement pursuant to the requirements of the Securities Act, the Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Shares, make publicly available other information) and will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such holder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Shares, the Company will deliver to such holder a written statement as to whether it has complied with the requirements of this
Section 2.6(h).

                                     ARTICLE III

                          BOARD OF DIRECTORS OF THE COMPANY

     Section 3.1 BOARD OF DIRECTORS. (a) As long as MDC controls the voting power (through proxy or otherwise) of at least 50% of the Voting Stock, each Stockholder agrees to vote all of the Shares held by such Stockholder so as to elect and maintain a Board, a majority of which members consist of persons designated by MDC and initially the board should be composed of the following:
David D. De Leeuw, Martin R. Lewis and James L. Wu.

     (b) As long as MDC controls the voting power (through proxy or otherwise) of at least 50% of the Voting Stock, in the event that any director designated by MDC for any reason ceases to serve as a director during his term of office, the resulting vacancy on the Board shall be filled by a director designated by MDC.

                                      ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Section 4.1 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. (a) Each Stockholder represents and warrants, severally and not jointly, that: (i) such Stockholder is acquiring, or has acquired, the shares of Common Stock for investment for such Stockholder's own account and not with a view to, or for the resale in connection with, the distribution or other disposition thereof; (ii) such Stockholder will not, during the term of this Agreement, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of Common Stock except in accordance with this Agreement;
(iii) such Stockholder (A) has either (1) preexisting personal or business relationships with the Company, or any of its respective officers, directors or any of its respective Affiliates or (2) such knowledge and experience in financial and business matters such that such Stockholder is capable of evaluating the merits and risks relating to the purchase of shares of Common Stock under this Agreement, or such Stockholder has been advised by a representative possessing such knowledge and experience who is unaffiliated with or who is not compensated, directly or indirectly, by the Company or any of its Affiliates, or (B) is a Trust, the beneficiary of which is a Person meeting the requirements of (1) and/or (2) of clause (iii)(A) above; (iv) such Stockholder has been given an opportunity which such Stockholder deems adequate to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning such Stockholder's investment in the Common Stock of the Company; (v) such Stockholder's financial condition is such that such Stockholder can afford to bear the economic risk of holding the Common Stock for an indefinite period of time; such Stockholder has adequate means of providing for such Stockholder's current needs and contingencies and has no need for such Stockholder's investment in the Common Stock to be liquid; and (vi) such Stockholder can afford to suffer a complete loss of such Stockholder's investment in the Common Stock.

     (b) Each Stockholder further acknowledges that such Stockholder has been advised by the Company that: (i) the offer and sale of the Common Stock has not been registered under the Securities Act, but is intended to be exempt from registration pursuant to Section 4(2) of the Securities Act and the rules promulgated thereunder by the Securities and Exchange Commission, and that the Shares cannot be sold, pledged, assigned or otherwise disposed of unless the same is subsequently registered under the Securities Act or an exemption from such registration is available; (ii) it is anticipated that there will not be any public market for the Shares in the foreseeable future; (iii) a restrictive legend in the form set forth in Section 2.1 shall be placed on the certificates representing the Shares; and (iv) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and if the Company should at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such transfer agent with respect to the Shares.

     (c) Each Stockholder further represents and warrants that (i) such Stockholder has full right, power and authority to execute, deliver and perform this Agreement; (ii) all actions necessary or required to be taken by or on the part of such Stockholder to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement have been duly authorized and approved by all necessary or required action of such Stockholder and have been validly taken; and (iii) this Agreement has been duly executed and delivered by such Stockholder and is a valid and binding agreement of such Stockholder enforceable in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                                      ARTICLE V

                                    MISCELLANEOUS

     Section 5.1 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto.

     Section 5.2 CAPTIONS. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 5.3 COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be deemed to be an original instrument.

     Section 5.4 NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered by personal delivery, overnight courier, telecopier or registered or certified mail, return-receipt requested and postage prepaid addressed as follows:

     If to the Company, to:

          DIMAC Holdings, Inc.
          c/o McCown De Leeuw & Co., Inc.
          65 East 55th Street
          36th Floor
          New York, New York  10022
          Attention:  David De Leeuw
          Tel.:    (212) 355-5500
          Fax:     (212) 355-6283

     with copies to:

          White & Case LLP
          1155 Avenue of the Americas
          New York, New York  10036
          Attention:  Frank L. Schiff, Esq.
          Tel.:  (212) 819-8752
          Fax:   (212) 354-8113

     If to the MDC Entities, to:

          McCown De Leeuw & Co., Inc.
          65 East 55th Street
          36th Floor
          New York, New York  10022
          Attention:  David De Leeuw
          Tel.:  (212) 355-5500
          Fax:  (212) 355-6283

     if to any of the Non-Management or Management Stockholders, to the addresses set forth opposite each of their names on Schedule A attached hereto,

or to such other address as any such party hereto may, from time to time, designate in writing to all other parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

     Section 5.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, the Stockholders and their respective heirs, devisees, legal representatives, successors, permitted assigns and other permitted transferees. The rights of a Stockholder under this Agreement may not be assigned or otherwise conveyed by any Stockholder except in connection with a Transfer of Shares which is in compliance with this Agreement; PROVIDED, HOWEVER, the rights of MDC under Sections 2.3, 2.4 and 3.1 are not assignable other than as a result of a Permitted Transfer described in Section 2.2(a)(iii).

     Section 5.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE'S CHOICE OF LAW PROVISIONS.

     Section 5.7 SUBMISSION TO JURISDICTION. (a) Each of the parties hereto (other than the Michigan Fund) hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, as the party bringing such action or proceeding may elect, and each of the parties hereto (other than the Michigan Fund) hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Subject to Section 5.7(b), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

     (b) Each of the parties hereto (other than the Michigan Fund) hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto (other than the Michigan Fund) hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in Section 5.7(a) and hereby further irrevocably waives any claim that any such court is not a convenient forum for any such suit, action or proceeding.

     (c) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

     (d) The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning the sale or disposition of any Shares or the voting thereof or any other similar matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

     Section 5.8 BENEFITS ONLY TO PARTIES. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person, other than the parties hereto and their respective successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and for the benefit of no other Person.

     Section 5.9 TERMINATION. This Agreement shall terminate upon the happening of any one of the following events:

     (a)  the voluntary or involuntary dissolution of the Company;

     (b)  the Sale of the Business as provided in Section 2.4; and

     (c) the consummation of an IPO, except that (i) the rights of the Stockholders under Section 2.6 shall survive such termination (ii) the rights of the Management Stockholders and obligations of MDC under Section 2.3 shall survive such termination, and (iii) the restrictions under Section 2.1 and 2.2(a)(viii) of this Agreement in respect of Stockholders transferring Call Shares following an IPO and any rights of the Company to repurchase Call Shares and/or Vested Stock Options pursuant to Section 2.5 shall survive such termination for a period of two years following the IPO;

PROVIDED, HOWEVER, the provisions of Section 5.11 shall survive any termination of this Agreement.

     Section 5.10 PUBLICITY. Except as otherwise required by applicable laws or regulations, none of the parties hereto shall issue or cause to be issued any press release or make or cause to be made any other public statement in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the Company to the contents and the manner of presentation and publication thereof.

     Section 5.11 CONFIDENTIALITY. Each of the parties hereto hereby agrees that it shall keep (and shall cause its directors, officers, employees, representatives and outside advisors and its affiliates to keep) all non-public information relating to the Company (including any such information received prior to the date hereof) confidential except information which (i) becomes known to such Stockholder from a source, other than the Company, its respective directors, officers, employees, representatives or outside advisors, which source is not obligated to the Company to keep such information confidential or
(ii) becomes generally available to the public through no breach of this Agreement by any party hereto. Each of the parties hereto agrees that such non-public information (a) shall be communicated only to those of its directors, officers, employees, representatives, outside advisors and affiliates who need to know such non-public information and (b) will not be used by such party or its directors, officers, employees, representatives, outside advisors or affiliates either to compete with the Company or to conduct itself in a manner inconsistent with the antitrust laws of the United States or any state. Notwithstanding the foregoing, a party hereto may disclose non-public information if required to do so by law or a court of competent jurisdiction or by any governmental agency; PROVIDED, HOWEVER, that prompt notice of such required disclosure be given to the Company prior to the making of such disclosure so that the Company may seek a protective order or other appropriate remedy; PROVIDED FURTHER, that such party shall not be required to give such disclosure to the Company if such disclosure is required by any regulatory agency in the ordinary course of business. In the event that such protective order or other remedy is not obtained, the party hereto required to disclose the non-public information will disclose only that portion which such party is advised by counsel is legally required to be disclosed and will request that confidential treatment be accorded such portion of the non-public information. In addition, notwithstanding the foregoing, the TCW Entities may disclose any information regarding the Company to any prospective purchasers of securities of the Company so long as such prospective purchasers agree to maintain the confidentiality of such information at least to the extent provided for in this paragraph.

     Section 5.12 FEE; EXPENSES. The parties hereto acknowledge that MDC Management Company IV, LLC, an Affiliate of MDC, or its respective successors or assigns, (i) have received from the Company or its Subsidiaries an aggregate transaction fee equal to $9,900,000 and (ii) shall receive an ongoing management fee, adjusted annually, equal to the greater of $550,000 per annum and 1.06% of pro forma EBITDA of the Company, for the preceding fiscal year, PROVIDED that in no event shall such ongoing management fee exceed $1,000,000 in any year, in each case plus reimbursement for its out-of-pocket expenses.

     Section 5.13 AMENDMENTS; WAIVERS. No provision of this Agreement may be amended, modified or waived without approval of the holders of 66-2/3% of the then outstanding shares of Common Stock held by Persons party hereto; provided that no amendment or waiver of a provision of this Agreement which adversely affects the rights of any of the Non-MDC Stockholders may be made without such Non-MDC Stockholders' consent with the Non-MDC Stockholders being considered as a group with the determination by the holders of a majority of the outstanding Shares and Vested Stock Options held by the Non-MDC Stockholders being binding on all Non-MDC Stockholders; provided further that no amendment or waiver of a provision of this Agreement which adversely and disproportionately affects the rights of any of the Management Stockholders may be made without such Management Stockholders' consent with the Management Stockholders being considered as a group with the determination by the holders of a majority of the outstanding Shares and Vested Stock Options held by the Management Stockholders being binding on all Management Stockholders; provided further that no amendment of Sections 2.2(a)(viii) and 2.5 which adversely affects the rights, or obligations, of any of the Management Stockholders may be made without such Management Stockholder's consent; provided further that (x) no amendment which adversely and disproportionately affects the rights of the TCW Entities may be made without the TCW Entities' consent with the TCW Entities being considered as a group with the determination by the holders of a majority of the outstanding Shares held by the TCW Entities being binding on all TCW Entities, and (y) no amendment of Section 2.3 or 2.6 which adversely affects the rights of the TCW Entities may be made without the TCW Entities' consent with the TCW Entities being considered as a group with the determination by the holders of a majority of the outstanding Shares held by the TCW Entities being binding on all TCW Entities.

     Section 5.14 SEVERABILITY. In case any of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions are not contained herein.

                               [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                   DIMAC HOLDINGS, INC.

                                   By
                                     --------------------------------------
                                     Name:
                                     Title:


                                   MCCOWN DE LEEUW & CO. IV, L.P.,

                                   By:  MDC Management Co. IV, LLC,
                                        its General Partner

                                   By
                                     --------------------------------------
                                     Name:
                                     Title:


                                   DELTA FUND LLC

                                   By
                                     --------------------------------------
                                     Name:
                                     Title:


                                   MCCOWN DE LEEUW & CO. IV ASSOCIATES, L.P.

                                   By:  MDC Management Co. IV, LLC,
                                        its General Partner

                                   By
                                     --------------------------------------
                                     Name:
                                     Title:

                                   TCW/CRESCENT MEZZANINE PARTNERS, L.P.
                                   TCW/CRESCENT MEZZANINE TRUST
                                   TCW/CRESCENT MEZZANINE INVESTMENT
                                   PARTNERS, L.P.


                                   By:  TCW/Crescent Mezzanine, L.L.C.,
                                         its general partner or managing owner

                                   By
                                     --------------------------------------
                                     Name:
                                     Title:

                                   By
                                     --------------------------------------
                                     Name:
                                     Title:

                                   TCW SHARED OPPORTUNITY FUND II, L.P.

                                   By: TCW Investment Management
                                        Company, its investment advisor

                                   By
                                     --------------------------------------
                                     Name:
                                     Title:


                                   By
                                     --------------------------------------
                                     Name:
                                     Title:

                                   TCW LEVERAGED INCOME TRUST, L.P.

                                   By: TCW Advisors (Bermuda), Limited,
                                           as general partner

                                   By
                                     --------------------------------------
                                     Name:
                                     Title:

                                   By: TCW Investment Management
                                        Company, as investment advisor

                                   By
                                     --------------------------------------
                                     Name:
                                     Title:

                                   FIRST UNION INVESTORS, INC.

                                   By
                                     --------------------------------------
                                     Name:
                                     Title:

                                   DIMAC EQUITY INVESTORS, L.L.C.

                                   By: Merchant GP, Inc., as managing member

                                   By
                                     --------------------------------------
                                     Name:
                                     Title:

     Form of Supplmental Letter to the
Amended and Restated Stockholders' Agreement


October 22, 1998


The Purchasers referenced in the
Securities Purchase Agreement
dated as of October 22, 1998
among DIMAC Holdings, Inc., DIMAC Corporation and the purchasers named on the signature pages thereof

        Reference is made to that certain Amended and Restated Stockholders Agreement dated as October 22, 1998 (the "Stockholders Agreement"), by and among DIMAC Holdings, Inc. (the "Company"), the MDC Entities (as defined therein) and the other persons parties thereto. Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned therefor in the Stockholders Agreement.

        Each of the undersigned hereby agree as follows:

        (i) to the extent that in connection with, and by virtue of, any sale contemplated by Section 2.3 or 2.4 of the Stockholders Agreement, any of the TCW Entities would have become liable, but for this letter agreement, for representations, warranties or covenants (other than representations, warranties and covenants (the "Individual Representations, Warranties and Covenants") with respect to its own ownership of the Shares to be sold by it and its ability to convey title thereto free and clear of any liens, encumbrances or adverse claims, its due organization, its due authorization, execution and delivery of the definitive purchase agreement (if applicable), enforceability of such purchase agreement against it and no conflicts of it with such purchase agreement) which would survive the consummation of any such sale transaction (other than to the extent such liability is covered by an escrow arrangement as contemplated by Sections 2.3 and 2.4 of the Stockholders Agreement), then to the extent of such liability, but only to such extent, the MDC Entities will accept such liability on behalf of the TCW Entities in the definitive purchase agreement so that such TCW Entity will be liable post consummation of the sale transaction only for the Individual Representations, Warranties and Covenants made by it and for its pro rata portion of any escrow arrangement as contemplated by Section 2.3 and 2.4 of the Stockholders Agreement;

        (ii) the Company and the MDC Entities shall cause the TCW Entities to be paid in immediately available funds in connection with any sale contemplated by Section 2.3 or 2.4 of the Stockholders Agreement; and

        (iii) notwithstanding Section 2.6 of the Stockholders Agreement, the TCW Entities shall be entitled to the piggyback registration rights referred to in Section 2.6 of the Stockholders Agreement in connection with an IPO in which any other holder of Shares (including the MDC Entities) is offering to sell Shares in the IPO.

                                   DIMAC HOLDINGS, INC.

                                   By
                                     --------------------------------------
                                     Name:
                                     Title:

                                   McCOWN DE LEEUW & CO. IV, L.P.

                                   By MDC Management Company IV, LLC,
                                       its general partner

                                   By
                                     --------------------------------------
                                     Name:
                                     Title:

                                   McCOWN DE LEEUW & CO. IV ASSOCIATES, L.P.

                                   By MDC Management Company IV, LLC,
                                       its general partner

                                   By
                                     --------------------------------------
                                     Name:
                                     Title:

                                   DELTA FUND LLC

                                   By
                                     --------------------------------------
                                     Name:
                                     Title:

                                                                         Annex E

            Opinion of Counsel to DIMAC Holdings and DIMAC Operating


                                           October 22, 1998


To: The Purchasers named on the signature pages of the Securities Purchase Agreement (as defined below) relating to the Notes (as defined below) and the Warrants (as defined below) of DIMAC Holdings, Inc.

Ladies and Gentlemen:

     We have acted as special counsel for DIMAC Holdings, Inc., a Delaware corporation ("DIMAC Holdings"), and DIMAC Corporation, a Delaware corporation ("DIMAC Operating"), in connection with the sale to you by DIMAC Holdings of (i) its 15% Senior Notes due 2009 (the "Notes"), (ii) 20,000 shares (the "Shares") of its Common Stock, par value $.001 per share (the "Common Stock"), and (iii) warrants (the "Warrants" and, together with the Notes and the Shares, the "Securities") to purchase 28,205 shares of Common Stock, pursuant to the Securities Purchase Agreement dated as of October 22, 1998 (the "Securities Purchase Agreement") among DIMAC Holdings, DIMAC Operating and the purchasers named on the signature pages thereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Securities Purchase Agreement.

     In so acting, we have examined such certificates of public officials and certificates of officers of the Companies, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the Companies, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth. In this connection, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates of public officials and of officers of the Companies and on the representations and warranties of the Companies contained in the Securities Purchase Agreement, with respect to the accuracy of material factual matters contained therein which were not independently established.

     Based upon the foregoing, it is our opinion that:

     1. Each of DIMAC Holdings and DIMAC Operating (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own or operate its properties and to transact the business in which it is engaged and
(c) is qualified or licensed to do business in the states listed on Schedule 1 attached hereto.

     2. DIMAC Operating has the corporate power and authority and has taken all actions necessary to authorize it (a) to execute, deliver and perform all of its obligations under the Securities Purchase Agreement, the Indenture, the Senior Credit Agreement, the DIMAC Operating Indenture, the DIMAC Operating Notes, the DIMAC Operating Notes Purchase Agreement and the other Documents delivered at the Closing to which it is a party and (b) to consummate the transactions contemplated thereby. Each of the Securities Purchase Agreement, the Indenture, the Senior Credit Agreement, the DIMAC Operating Indenture, the DIMAC Operating Notes, the DIMAC Operating Notes Purchase Agreement and the other Documents to which DIMAC Operating is a party is a valid and binding obligation of DIMAC Operating, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

     3. DIMAC Holdings has the corporate power and authority and has taken all actions necessary to authorize it (a) to execute, deliver and perform all of its obligations under the Securities Purchase Agreement, the Indenture, the Securities, the Notes Registration Rights Agreement, the Warrant Agreement, the Stockholders' Agreement, the Senior Credit Agreement and the other Documents delivered at the Closing to which it is a party, (b) to issue, sell, deliver and perform all of its obligations under the Notes and the Warrants, (c) to issue, sell and deliver the Shares and (d) to consummate the transactions contemplated by the Securities Purchase Agreement, the Indenture, the Securities, the Notes Registration Rights Agreement, the Warrant Agreement, the Stockholders' Agreement, the Senior Credit Agreement and the other Documents delivered at the Closing to which it is a party. Each of the Securities Purchase Agreement, the Indenture, the Notes, the Notes Registration Rights Agreement, the Warrant Agreement, the Warrants, the Stockholders' Agreement, the Senior Credit Agreement and the other Documents delivered at the Closing to which DIMAC Holdings is a party is a valid and binding obligation of DIMAC Holdings, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

     4. The Series A Notes are in the form contemplated by the Indenture, have been duly authorized by DIMAC Holdings and, when executed by DIMAC Holdings and authenticated by the Trustee in the manner provided in the Indenture and delivered against payment of the purchase price therefor will constitute valid and binding obligations of DIMAC Holdings, enforceable against DIMAC Holdings in accordance with their terms and will be entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law). The Series B Notes have been duly authorized by DIMAC Holdings and, when issued and executed by DIMAC Holdings and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered in the registered exchange offer contemplated by the Notes Registration Rights Agreement, will constitute valid and binding obligations of DIMAC Holdings, enforceable against DIMAC Holdings in accordance with their terms, and will be entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law). DIMAC Holdings has authorized the issuance and delivery of PIK Notes in an aggregate principal amount sufficient to pay up to all installments of interest on the Notes that, pursuant to the terms of the Notes, may be paid by issuing PIK Notes.

     5. As of the date hereof, DIMAC Operating and the entities identified on
Schedule 3.1(a) to the Securities Purchase Agreement are the only direct or indirect Subsidiaries of DIMAC Holdings. The total authorized Capital Stock of DIMAC Holdings consists of 2,000,000 shares of Common Stock, of which [____________] shares will be issued and outstanding upon consummation of the transactions contemplated by the Securities Purchase Agreement. To our knowledge, all outstanding options and other rights to acquire shares of Capital Stock of DIMAC Holdings are as set forth on Schedule 3.1(b) to the Securities Purchase Agreement. The total authorized Capital Stock of DIMAC Operating consists of 100 shares of common stock, all of which were issued and outstanding on the date hereof. DIMAC Holdings owns 100% of the outstanding Equity Interests or other securities evidencing equity ownership of DIMAC Operating, to our knowledge, free and clear of any Lien. To our knowledge, all of the outstanding Equity Interests of each of the Companies and their Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights, other than as set forth in the Securities Purchase Agreement. To our knowledge, except for the shares of capital stock of DIMAC Operating, DIMAC Holdings does not directly own any capital stock or any other securities of any corporation, nor, to our knowledge, does it own any Equity Interest in any firm, partnership, association or other entity. The 28,205 shares of Common Stock of DIMAC Holdings issuable upon the exercise of the Warrants have been reserved for such purpose and, if and when the Warrants are exercised in accordance with their terms such shares of Common Stock of DIMAC Holdings, upon issuance in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and nonassessable.

     6. The Shares have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of, and are not subject to, any preemptive or similar rights. The certificates representing the Shares comply in all material respect as to form with the sections of the Delaware General Corporation law applicable to the form of securities.

     7. To our knowledge, except as set forth in the Stockholders' Agreement, in the Warrant Agreement and on Schedule 3.1(b) to the Securities Purchase Agreement, there are no outstanding (i) securities convertible into or exchangeable for any Equity Interests of any of the Companies, (ii) options warrants or other rights to purchase or subscribe to Equity Interests of any of the Companies or securities convertible into or exchangeable for Equity Interests of any of the Companies, (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any Equity Interests of any of the Companies, any such convertible or exchangeable securities or any such options, warrants or rights or (iv) voting trusts, agreements, contracts, commitments, understandings or arrangements with respect to the voting of any of the Equity Interests of any of the Companies.

     8. To our knowledge, except for the Stockholders' Agreement, DIMAC Holdings has not entered into an agreement to register any of its capital stock under the Securities Act. To our knowledge, except for the Notes Registration Rights Agreement, DIMAC Holdings has not entered into an agreement to register any of its other securities under the Securities Act. To our knowledge, (i) except for the Securities Purchase Agreement, DIMAC Holdings has not entered into any agreement to issue, purchase or sell any of its securities, and (ii) except for the DIMAC Operating Notes Purchase Agreement, DIMAC Operating has not entered into any agreement to issue, purchase or sell any of its securities.

     9. There are no securities of DIMAC Holdings or DIMAC Operating registered under the Exchange Act or listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system.

     10. Neither the execution, delivery or performance by any of the Companies of the Securities Purchase Agreement, the Indenture, the Notes, the Warrant Agreement, the Warrants, the Stockholders' Agreement, the Notes Registration Rights Agreement, the Senior Credit Agreement, the DIMAC Operating Notes Indenture, the DIMAC Operating Notes, the DIMAC Operating Notes Purchase Agreement or any of the other Documents delivered at the Closing by any of the Companies, nor the compliance with their respective obligations thereunder, nor the consummation of the transactions contemplated thereby, nor the issuance, sale or delivery of the Securities or the DIMAC Operating Notes will:

          (i) violate any provision of the Charter Documents of any of the Companies;

          (ii) violate any statute, law, rule or regulation or any judgement, decree, order, regulation or rule of any court or governmental authority or body, in each case, known to us to be applicable to the Companies or any of their respective properties;

          (iii) permit or cause the acceleration of the maturity of any debt or obligation of any of the Companies of which we are aware; or

          (iv) violate, or be in conflict with, or constitute a default under, or permit the termination of, or require the consent of, notice to, or filing, registration or qualification with, any Person under, or result in the creation or imposition of any Lien (other than Permitted Liens (as defined in the Indenture)) upon any property of any of the Companies under, any mortgage, indenture, loan agreement, note, debenture, agreement for borrowed money or any other agreement of which we are aware to which any of the Companies is a party or by which any of the Companies (or their respective properties) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failure to obtain consents, which would not result in a Material Adverse Effect.

     11. None of the transactions contemplated by the Securities Purchase Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

     12. Assuming the representations and warranties of the Purchasers contained in Section 4 of the Securities Purchase Agreement are true and correct, the initial sale of the Securities under the Securities Purchase Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act.

     13. Neither DIMAC Holdings nor DIMAC Operating is an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     14. To our knowledge, there is no Proceeding seeking to restrain, enjoin, prevent the consummation of or otherwise challenge the Securities Purchase Agreement or any of the other Documents to be delivered at the Closing or the transactions contemplated thereby.

     15. The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

     In the course of preparation by DIMAC Operating of the Offering Circular, we have participated in conferences with officers of the Companies, representatives of the auditors of the Companies, at which conferences the contents of the Offering Circular and related matters were discussed. We are not passing upon and do not assume any responsibility for the accuracy, completeness and fairness of the statements contained the Offering Circular and our judgments as to materiality are, to the extent we deem appropriate, based in part upon the view of appropriate officers and other representatives of the Companies. Based on such participation in the preparation of the Offering Circular, we do not believe that (a) the Offering Circular (other than the financial statements and all other financial data included therein or omitted therefrom as to which we express no opinion or belief), at the date thereof and at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     The opinions expressed herein are limited to questions arising under the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

     We express no opinion as to the enforceability of any indemnification or contribution provision contemplated by the Securities Purchase Agreement or by any document referred to therein to the extent the rights to indemnification or contribution provided for therein are violative of any law, rule or regulation (including any securities law, rule or regulation) or public policy relating thereto.

     This opinion is given pursuant to Section 2.1(b)(i) of the Securities Purchase Agreement. This opinion may not be used or relied upon by or published or communicated to any person or entity other than the addressees hereof for any purpose whatsoever without our prior written consent in each instance.


                                      Very truly yours,